UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.                 )

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DOMTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

of Stockholders

and Proxy

Statement

May 6, 2008

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, Quebec H3A 1L6

Canada

April [4], 2008

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 1:00 p.m. (EST) on Tuesday, May 6, 2008, at Centre Mont-Royal, 2200 Mansfield Street, Montreal, Quebec. Your vote is important. We hope that you will participate in the annual meeting either (i) if you are a holder of our common stock, by attending and voting in person or by voting as promptly as possible, by proxy, by telephone or through the internet or (ii) if you are a holder of exchangeable shares of Domtar (Canada) Paper Inc., by providing voting instructions to the trustee as promptly as possible or by attending the meeting, obtaining a proxy from the trustee and voting in person.

This is our first annual meeting of stockholders following the combination of Domtar Inc. and the fine paper business of Weyerhaeuser Company on March 7, 2007. Our current certificate of incorporation and by-laws were adopted in connection with this transaction and contain a number of provisions intended to ensure the continuity of our Board of Directors during the initial period of integration and transition of our business. In anticipation of this first annual meeting, the Nominating and Corporate Governance Committee and our Board undertook an in-depth review of our corporate governance profile and have considered and proposed changes to our certificate of incorporation and by-laws that we believe are in the best interest of our stockholders and are consistent with emerging and established best practices for corporate governance. As a result of this review, our Board is asking you to act on items that, among other things, would replace the current classified board structure with the annual election of directors and permit the adoption of a majority vote standard for the election of directors. We urge you to vote in favor of these proposals.

The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by stockholders. Financial and other information concerning Domtar Corporation is contained in the enclosed Annual Report to Stockholders and the enclosed Form 10-K for the fiscal year ended December 30, 2007.

Sincerely,

/s/ Harold H. MacKay	/s/ Raymond Royer

Harold H. MacKay	Raymond Royer
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

DOMTAR CORPORATION

Time:	1:00 p.m. (EST), Tuesday, May 6, 2008

Place:	Centre Mont-Royal, 2200 Mansfield Street, Montreal, Quebec

Proposals:	Stockholders will be asked to vote on the following matters:

1.	The approval of proposed amendments to our certificate of incorporation to provide for the annual election of our Board of Directors;

2.	The approval of proposed amendments to our certificate of incorporation to provide for the removal of directors by majority vote;

3.	The approval of proposed amendments to our certificate of incorporation to eliminate the supermajority vote required for amendments to the provisions regarding the board of directors;

4.	The approval of proposed amendments to our certificate of incorporation to delete the requirement that directors be elected by plurality vote in order to permit amendments to the Corporation’s by-laws to provide for the election of directors by majority vote in uncontested elections;

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the 2008 fiscal year;

6.	The approval of certain performance goals under our Annual Incentive Plan;

7.	The approval of certain performance goals under our 2007 Omnibus Incentive Plan;

8.	The election of four members of our Board of Directors; and

9.	The transaction of any other business that may properly be brought before the annual meeting.

Who Can Vote:	The record date for the annual meeting is March 18, 2008. The only securities eligible to vote at the annual meeting are the Company’s common stock and a special share of voting stock held for the benefit of holders of exchangeable shares of Domtar (Canada) Paper Inc. issued in connection with the combination of Domtar Inc. and the fine paper business of the Weyerhaeuser Company in March 2007.

Date of Mailing:	This proxy statement and accompanying materials are first being mailed to stockholders on or about April [4], 2008.

NOTE: If you plan to attend the annual meeting please note that registration and seating will begin at 12:00 p.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 18, 2008 record date. Cameras and recording devices will not be permitted at the meeting.

/s/ Razvan L. Theodoru

Razvan L. Theodoru

Vice-President and Secretary

Montreal, Quebec

April [4], 2008

DOMTAR CORPORATION

395 de Maisonneuve Boulevard West

Montreal, Quebec Canada, H3A 1L6

Proxy Statement

Annual Meeting of Stockholders

May 6, 2008

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND

PROXY PROCEDURES

The Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on Tuesday, May 6, 2008, beginning at 1:00 p.m. (EST) at Centre Mont-Royal, 2200 Mansfield Street, Montreal, Quebec. This proxy statement and the accompanying materials are being mailed to stockholders beginning on or about April [4], 2008.

Unless the context otherwise requires, in this proxy statement (i) “Corporation” or “Domtar” means Domtar Corporation, a Delaware corporation, and, unless otherwise indicated, its subsidiaries; (ii) “we,” “us” and “our” mean the Corporation and, unless otherwise indicated, its subsidiaries, (iii) “our Board” means the Board of Directors of the Corporation, (iv) “our common stock” means the common stock of the Corporation, (v) “exchangeable shares” means the exchangeable shares of Domtar (Canada) Paper Inc.; (vi) “stockholders” means holders of our common stock and holders of Domtar (Canada) Paper Inc. exchangeable shares; (vii) “our certificate of incorporation” means our Restated Certificate of Incorporation, as currently in effect and (viii) all references herein are to US dollars.

Q:	Who may vote at the annual meeting?

A:	Our Board has established the record date for the annual meeting as March 18, 2008. The only securities eligible to vote at the annual meeting are the Company’s common stock and a special share of voting stock held for the benefit of holders of exchangeable shares of Domtar (Canada) Paper Inc. issued in connection with the combination of Domtar Inc. and the fine paper business of the Weyerhaeuser Company in March 2007.

Holders of our common stock and the trustee acting for the holders of exchangeable shares will vote together as a single class on all matters.

This proxy statement is being sent to holders of our common stock and holders of exchangeable shares at the direction of the Board of Directors. You may vote all of the shares of our common stock or provide voting instructions for all of the exchangeable shares that you owned at the close of business on the record date. Each share of our common stock and each exchangeable share not held by the Corporation or our affiliates entitles the holder to one vote on all matters presented at the meeting. On the record date, we had [            ] shares of common stock outstanding and entitled to vote at the meeting and there were [            ] exchangeable shares outstanding and entitled to give voting instructions for the meeting.

Q:	How do I provide voting instructions for my exchangeable shares?

A trustee, Computershare Trust Company of Canada, holds the special share of voting stock under a trust agreement. The trust agreement provides that each holder of exchangeable shares issued by Domtar (Canada) Paper Inc., a Canadian subsidiary of the Corporation, is entitled to instruct the trustee how to vote at the Corporation’s stockholder meeting. Voting instruction cards are enclosed for holders of exchangeable shares. As of the record date, each exchangeable share is exchangeable into one share of our common stock and therefore entitles the holder thereof to provide instructions for one vote on all matters presented at the meeting. The trustee will cast votes equal to the number of outstanding exchangeable shares as to which the trustee has timely received voting instructions from the holders. If the trustee does not receive voting instructions from a holder of exchangeable shares, such holder’s votes will not be cast at the annual meeting unless the stockholder attends the meeting in person, obtains a proxy from the trustee and votes the stock at the meeting as proxy for the trustee.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, stockholders will act upon the following matters:

1.	The approval of proposed amendments to the Corporation’s certificate of incorporation to provide for the annual election of directors;

2.	The approval of proposed amendments to the Corporation’s certificate of incorporation to provide for the removal of directors by majority vote;

3.	The approval of proposed amendments to the Corporation’s certificate of incorporation to eliminate the supermajority vote required for amendments to the provisions regarding the board of directors;

4.	The approval of proposed amendments to the Corporation’s certificate of incorporation to delete the requirement that directors be elected by plurality vote in order to permit amendments to the Corporation’s by-laws to provide for the election of directors by majority vote in uncontested elections;

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Corporation for the 2008 fiscal year;

6.	The approval of certain performance goals under the Corporation’s Annual Incentive Plan;

7.	The approval of certain performance goals under the Corporation’s 2007 Omnibus Incentive Plan;

8.	The election of four members of the Board of Directors of the Corporation; and

9.	The transaction of any other business that may properly come before the annual meeting or any adjournment thereof.

The Corporation’s senior management will also present information about the Corporation’s performance during 2007 and will answer questions from stockholders.

Q:	How does the Board of Directors recommend I vote?

A:	Our Board unanimously recommends that you vote “FOR” each proposal. Please see the information included in this proxy statement relating to each item being submitted to stockholder vote at the meeting.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy with respect to shares of our common stock or provide voting instructions with respect to exchangeable shares, the persons named as proxyholders or the trustee, as the case may be, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our by-laws.

Q:	What vote is required to approve each proposal?

A:	With respect to Items 1, 2, 3 and 4, the affirmative vote of at least 75% of the voting power of all outstanding shares of our common stock and all outstanding exchangeable shares, voting together as a single class, is required to approve the proposed amendments to the Corporation’s certificate of incorporation.

With respect to Items 5, 6 and 7, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting is required to ratify the appointment of our independent auditor and approve the Corporation’s Annual Incentive Plan and Omnibus Stock Incentive Plan.

With respect to Item 8, the four nominees for election as directors to the Board of Directors shall be elected by plurality vote and those directors receiving the greatest number of votes shall be elected. If Item 4 is approved by stockholders, the Board of Directors intends to amend the Corporation’s by-laws, prior to the next annual meeting, to require directors, in non-contested elections, to be elected by the affirmative vote of a majority of the votes cast. The election of directors by majority vote would first be effective for the annual meeting of stockholders in 2009.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Computershare Trust Company, N.A., our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage firm, bank, trust or other nominee as custodian on your behalf, you are a “street name” holder.

Q:	How do I vote my shares?

A:	Subject to the limitations described below, you may vote by proxy or provide your voting instructions:

1.	by completing and signing each proxy card or voting instruction card provided to you and returning it to the address provided on the proxy card or voting instruction card;

2.	over the telephone by calling a toll-free number provided on the enclosed proxy card; or

3.	electronically through the internet as described on the enclosed proxy card.

When voting for the election of director nominees, you may (a) vote for all of the director nominees as a group, (b) vote for all of the director nominees as a group, except for those nominees whose names you specify, or (c) withhold your vote from all director nominees as a group. When voting for any other item to be voted on at the annual meeting, you may vote “for” or “against” the item or you may “abstain” from voting.

Voting by proxy card or voting instruction card. Each stockholder may vote by using the proxy card(s) or voting instruction card(s) provided to him or her. When you return a proxy card or voting instruction card that is properly signed and completed, the shares of common stock or exchangeable shares represented by that card will be voted as specified by you.

Voting by telephone or through the internet. If you are a stockholder of record, you may also vote by proxy or provide voting instructions using either telephone or internet voting. Please see the proxy card(s) provided to you for instruction on how to access the telephone and internet voting systems. If your shares are held in street name for your account, your broker or other nominee will advise you whether you may vote by telephone or through the internet. A number of banks and brokerage firms participate in programs that permit stockholders to direct their votes by telephone or through the internet. If your shares are held by such a bank or brokerage firm, you may direct the vote of these shares by telephone or internet by following the instructions on the voting instruction form accompanying this proxy statement.

Q:	Can I vote my shares in person at the annual meeting?

A:	If you are a holder of record of common stock, you may vote your shares in person at the annual meeting. If you hold your shares of common stock in street name, you must obtain a proxy or voting instruction card from your broker, banker, trustee or nominee, giving you the right to vote the shares at the annual meeting. If you are a holder of record of exchangeable shares, you must obtain a proxy from the trustee and vote your shares as proxy for the trustee to have the right to vote your shares at the annual meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	A quorum is required for the Corporation’s stockholders to conduct business at a meeting of stockholders. The presence of the holders of one-third of the voting power of all outstanding shares of our common stock and exchangeable shares entitled to vote generally in the election of directors, represented in person, by proxy or by voting instructions, will constitute a quorum at the annual meeting.

Q:	What if I don’t vote or abstain from voting my shares of common stock? How are broker non-votes counted?

A:	Abstentions and broker non-votes are included in the determination of shares present for quorum purposes. If you abstain from voting for a proposal, your abstention will have the same effect as a vote against that proposal because abstentions are treated as present and entitled to vote for purposes of determining the number of shares entitled to vote on the proposal in question, but do not contribute to the affirmative votes required to approve the proposal. A broker non-vote occurs when a nominee, such as a broker, holding shares in street name for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. A broker non-vote will have the same effect as an abstention.

Q:	If my shares of common stock are held in street name by my broker, will my broker vote my shares for me?

A:	Your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon and if you do not give them specific instructions, your shares may not be voted on those matters but your shares will be considered as present and entitled to vote with respect to those matters and counted for purposes of a quorum. If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because the New York Stock Exchange (“NYSE”) rules currently view uncontested director elections and the ratification of independent public accounting firms as routine matters, your broker is permitted to vote on such proposals as presented in this proxy statement if it does not receive instructions from you.

Q:	What if I don’t provide voting instructions with respect to my exchangeable shares?

A:	Exchangeable shares for which no voting instructions have been provided are not included in the determination of shares present for quorum purposes.

Q:	Can I change my vote after I have delivered my proxy or voting instruction card?

A:

Yes. If you are a stockholder of record, you may revoke your proxy or voting instructions at any time before your voting rights are exercised at the annual meeting by delivering a signed revocation letter to the Secretary of the Corporation or the Trustee, as the case may be, or by submitting a new proxy or voting instruction card, dated later than your first proxy or voting instruction card, in one of the ways described in this proxy statement. If you are attending in person and have previously mailed your proxy card or voting instruction card, you may revoke your proxy or voting instruction card and vote in person at the meeting.

Your attendance at the annual meeting will not by itself revoke your proxy or voting instruction card. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Will proxies be solicited in connection with the annual meeting?

A:	Yes. Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person and the Corporation will pay the solicitation costs. In particular, the Board is soliciting proxies for stockholder votes in favor of Items 1, 2, 3 and 4, each of which require a supermajority vote of 75% of the voting power of the outstanding shares of our common stock and the outstanding exchangeable shares, voting together as a single class. Copies of proxy materials and of our annual report to stockholders for 2007 will be supplied to brokers, dealers, banks and voting trustees, or their nominees for purposes of soliciting proxies from beneficial owners and the Corporation will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson has been retained by the Corporation to facilitate the distribution of proxy materials at a fee of CDN$50,000 (approximately US$51,000) plus an additional fee of CDN$25,000 (approximately US$25,500) in the event that at least 75% of the voting power of all outstanding shares of our common stock and all outstanding exchangeable shares are represented at the annual meeting and an additional fee of CDN$25,000 in the event that the proposals receive the affirmative vote of at least 75% of the voting power of all outstanding shares of our common stock and all outstanding exchangeable shares.

Q:	Where can I find voting results of the annual meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in the Corporation’s first Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) following the meeting.

Q:	How can I submit a proposal to the Corporation for inclusion in the 2009 proxy statement?

A:	The Corporation will review for inclusion in next year’s proxy statement stockholder proposals received by December 5, 2008. Proposals should be sent to Razvan L. Theodoru, the Secretary of the Corporation, at 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2009 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, who has given a written notice to the Secretary of the Corporation containing certain information specified in the by-laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 6, 2009 and no later than February 5, 2009, except that if the 2009 annual meeting of the stockholders is held before April 6, 2009 or after July 5, 2009, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and not later than the 90th day prior to the new date of such annual meeting. In the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever occurs first.

Q:	How can I obtain additional information about the Corporation?

A:

General information about the Corporation is available on our website at www.domtar.com. You may view the investor relations section of our website at http://www.domtar.com/en/investors/index.asp for additional copies of this proxy statement and filings we have made with the SEC, which is also available in print, without charge, to any stockholder who requests it. In addition, the corporate governance section of our website at http://www.domtar.com/en/governance/index.asp contains the Corporation’s corporate governance documents, as adopted by our Board, including committee charters, the Corporate Governance Guidelines, the Code of Business Conduct for Members of the Board of Directors and Director Independence Standards.

Request for print copies of any of the above-listed documents should be addressed to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6, Attention: Vice President and Secretary

For further information, you may also contact the Corporation’s Investor Relations Department at the following address: Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada, H3A 1L6.

ITEMS TO BE ACTED UPON BY STOCKHOLDERS

ITEM 1

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

TO PROVIDE FOR ANNUAL ELECTION OF OUR BOARD OF DIRECTORS

We are seeking the approval of our stockholders for proposed amendments to Article IV of our restated certificate of incorporation to phase out the present classified terms of our directors and provide instead for the annual election of all directors. Under the present, staggered board structure, our directors are divided into three classes, with each class to serve for its originally appointed one, two or three year term and each class elected thereafter to serve three-year terms.

If the proposed amendments are approved by the necessary vote of stockholders, directors elected prior to the annual meeting will serve out the balance of their terms and directors elected at the annual meeting or at any future annual meeting or to fill a vacancy on the Board will be elected for a one-year term that will expire at the following annual meeting or until their successor is elected and qualified, and the classification of our board will be completely eliminated beginning with our 2010 annual meeting. If the proposed amendments are not approved by the necessary vote of stockholders, our Board of Directors will remain classified and the Class I directors elected at this annual meeting will serve for a three year term that will expire at our 2011 annual meeting or until their successors are elected and qualify.

The text of the proposed amendments to Sections 4.02, 4.03 and 4.04 of our certificate of incorporation is included in Annex A to this proxy statement, and we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining. If the proposed amendments in this Item 1 are approved by the necessary vote of stockholders, we will file an amended and restated certificate of incorporation with the State of Delaware immediately following the vote on Items 1, 2, 3 and 4 and prior to the election of the directors by the stockholders pursuant to Item 8 of the agenda for the annual meeting.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the proposed amendments.

Background

Our certificate of incorporation was adopted in 2007 in connection with the consummation of the combination of Domtar Inc. and the Weyerhaeuser Fine Paper Business and Domtar Corporation becoming a publicly-traded company. The classified board was instituted in connection with these transactions to ensure the continuity of the Board during the period of integration and transition of our business. Classified, or staggered, boards have a long history of use as a defensive measure under Delaware corporate law. Proponents cite, among other things, that classified boards provide stability of board membership, promote a longer-term perspective for board members and enhance a company’s bargaining leverage with unsolicited bidders because of an inability to replace the entire board in a single election.

On the other hand, critics view classified boards as reducing board accountability to stockholders because they limit the ability of stockholders to change directors on an annual basis when they are dissatisfied with the performance of incumbent directors. In addition, critics argue that classified boards have the potential effect of eroding stockholder value by deterring acquisition proposals and/or preventing stockholders who want to negotiate with a potential acquiror from having the opportunity to do so and generally permit the entrenchment of the board and management. Similar arguments have been expressed in recent years in stockholder proposals asking publicly traded companies to eliminate classified board structures.

Reasons for the Amendment

As discussed in the accompanying letter to stockholders, our Nominating and Corporate Governance Committee and our Board have considered several proposed changes to the Corporation’s certificate of incorporation to implement corporate governance changes that the Board believes to be in the best interests of stockholders and consistent with emerging and established best practices for corporate governance. After weighing the various arguments for and against maintaining a classified board structure, our Nominating and Corporate Governance Committee proposed, and our Board approved, the proposed amendments to our certificate of incorporation. Among other things, the Nominating and Corporate Governance Committee and our Board considered a growing trend among larger companies to elect directors on an annual basis and thus to allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual director may serve, we do not expect eliminating our classified board structure will negatively impact the continuity and stability of our Board’s membership and our policies and long-term strategic planning.

By amending the certificate of incorporation to provide for the annual election of directors, a corresponding change is required with respect to the terms of directors chosen to fill vacancies. In addition, our certificate of incorporation provides that directors may be removed only for cause and by the affirmative vote of 75% of the voting power of the Corporation’s voting stock then outstanding. Under Delaware law, however, a restriction in a certificate of incorporation limiting removal only for cause is available only when a board of directors is classified. Accordingly, we propose to amend the removal provision of our certificate of incorporation to allow for removal of directors with or without cause. In Items 2 and 3, we are proposing related amendments to our certificate of incorporation to eliminate the supermajority voting provision that requires the affirmative vote of the holders of at least 75% of the voting power of our voting stock then outstanding, voting together as a single class, to remove directors and to otherwise alter, amend, adopt any provision inconsistent with or repeal Article IV of our certificate of incorporation.

Deferral or Abandonment of Proposed Corporate Governance Changes

While not anticipated, our Board of Directors reserves the right to defer or abandon the amendments proposed in this Item 1 and in Items 2, 3 and 4 without further action by the stockholders at any time before the filing of a certificate of amendment with the Delaware Secretary of State, even if the proposed amendment has been approved by the stockholders at the annual meeting.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the proposed amendments.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendment of our certificate of incorporation to provide for the annual election of directors.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 75% OF THE TOTAL VOTING POWER OF ALL SHARES OF OUR OUTSTANDING COMMON STOCK AND THE OUTSTANDING EXCHANGEABLE SHARES IS REQUIRED TO APPROVE THIS ITEM 1.

ITEM 2

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

TO PROVIDE FOR REMOVAL OF DIRECTORS BY MAJORITY VOTE

Currently, our certificate of incorporation provides that a director may only be removed by stockholders prior to the expiration of his or her term for cause and by the affirmative vote of 75% of the voting power of the Corporation’s outstanding voting stock. In connection with the Board’s decision to recommend that stockholders approve the proposed amendments to our certificate of incorporation to provide for the annual election of directors (see Item 1 in this proxy statement), the Board has determined that it is in the best interests of the Corporation and its stockholders to amend the certificate of incorporation to remove the 75% supermajority vote requirement for the removal of directors. As a consequence, if this Item is approved, a director elected at an annual meeting could be removed by the affirmative vote of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors present in person or represented by proxy at a meeting of stockholders at which a quorum is present, voting together as a single class. This amendment would make it easier for stockholders to act to remove a director in the event stockholders do not approve of his or her performance or otherwise desire to change the composition of the Board.

Adoption of these amendments is conditioned on stockholders’ approval of the amendments to the certificate of incorporation to provide for the annual election of directors set forth in Item 1.

The text of the proposed amendments to Section 4.05 of our certificate of incorporation are included in Annex A to this proxy statement, and we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining. If Item 1 is approved by the necessary vote of stockholders, we will file an amended and restated certificate of incorporation with the State of Delaware immediately following the vote on Items 1, 2, 3 and 4 and prior to the election of the directors by the stockholders pursuant to Item 8 of the agenda for the annual meeting to reflect the amendments proposed in Item 1, and, if approved by the necessary vote of stockholders, the amendments proposed in this Item 2 and Item 3.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the proposed amendments.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendments to provide for the removal of directors by majority vote.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 75% OF THE TOTAL VOTING POWER OF ALL SHARES OF OUR OUTSTANDING COMMON STOCK AND THE OUTSTANDING EXCHANGEABLE SHARES IS REQUIRED TO APPROVE THIS ITEM 2.

ITEM 3

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

TO ELIMINATE THE SUPERMAJORITY VOTE REQUIRED FOR

AMENDMENTS TO ARTICLE IV

Article VI of our certificate of incorporation currently provides that the affirmative vote of the holders of at least 75% of the voting power of the Corporation’s voting stock then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article IV thereof which relates to the Board of Directors. The Board has determined that it is in the best interests of the Corporation and its stockholders to amend the certificate of incorporation to remove this 75% supermajority vote requirement for amendments to Article IV of the certificate.

Adoption of these amendments is conditioned on stockholders’ approval of the amendments to the certificate of incorporation to provide for the annual election of directors set forth in Item 1 and to provide for the removal of directors by majority vote set forth in Item 2.

The text of the proposed amendments to Section 4.05 of our certificate of incorporation are included in Annex A to this proxy statement, and we have shown the changes with deletions indicated by strikeouts and additions indicated by underlining. If Item 1 is approved by the necessary vote of stockholders, we will file an amended and restated certificate of incorporation with the State of Delaware immediately following the vote on Items 1, 2, 3 and 4 and prior to the election of the directors by the stockholders pursuant to Item 8 of the agenda for the annual meeting to reflect the amendments proposed in Item 1 and, if approved by the necessary vote of stockholders, the amendments proposed in Items 2 and 3.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the proposed amendments.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendments to remove the supermajority vote requirements of Article IV of our certificate of incorporation.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 75% OF THE TOTAL VOTING POWER OF ALL SHARES OF OUR OUTSTANDING COMMON STOCK AND THE OUTSTANDING EXCHANGEABLE SHARES IS REQUIRED TO APPROVE THIS ITEM 3.

ITEM 4

AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO

DELETE THE REQUIREMENT FOR PLURALITY VOTING FOR DIRECTORS

Currently, our certificate of incorporation provides that directors are elected by a plurality of the votes cast at a duly called annual or special meeting of stockholders.

We are seeking the approval of our stockholders for proposed amendments to Article IV of our certificate of incorporation to eliminate the requirement that directors be elected by plurality vote in order to permit the Board of Directors to adopt amendments to the Corporation’s by-laws to provide for the election of directors by majority vote in uncontested elections.

If the proposed amendments are approved by the necessary vote of stockholders, our Board intends to amend the Corporation’s by-laws to provide that election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and shall be by the vote of a majority of the votes cast thereat, excluding abstentions, meaning that the number of votes cast in favor of the election of a director must exceed the number of votes cast against the election of that director. The Board of Directors would also adopt a policy, to be set forth in an amendment to the Corporation’s Corporate Governance Guidelines, to provide for the contingent, irrevocable resignation of Directors in the event that a director fails to receive a majority vote in subsequent uncontested elections.

The text of the proposed amendments to our by-laws and our Corporate Governance Guidelines to provide for majority voting are included in Annex B-1 and B-2 to this proxy statement, respectively. While the Board currently intends to adopt the amendments as proposed if this Item 4 is approved, the Board is under no obligation to do so and may make changes to the majority vote provisions or abandon the proposed amendments. The approval of stockholders is not required for the Board to amend either the by-laws or the Corporate Governance Guidelines.

In addition, we would file an amended and restated certificate of incorporation with the State of Delaware to effect these amendments. If Item 1 and this Item 4 are approved by the necessary vote of stockholders, we will file an amended and restated certificate of incorporation with the State of Delaware immediately following the vote on Items 1, 2, 3 and 4 and prior to the election of the directors by the stockholders pursuant to Item 8 of the agenda for the annual meeting to reflect the amendments proposed in Items 1 and 4 and, if approved by the necessary vote of stockholders, the amendments proposed in Items 2 and 3. If this Item 4 is approved, but Item 1 is not approved by the necessary vote of stockholders, we will file an amended and restated certificate of incorporation with the State of Delaware prior to the next annual meeting.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of the proposed amendments.

Background and Reasons for the Amendment

Until recently, almost all directors of U.S. public companies were elected under the plurality voting standard. However, the plurality voting standard has recently come under intense scrutiny. Proponents of majority voting contend that plurality voting doesn’t permit stockholders to express disapproval of director performance because votes withheld have no real effect. Proponents generally support director resignation polices to address the potential for the “holdover” of incumbent directors who do not obtain majority voting status but by operation of state law will hold office until their successor is duly appointed. Critics of majority voting cite too much risk of creating vacancies on boards and on committees that would jeopardize the functioning and independence of the board and potential impairment of SEC and NYSE director independence and qualification requirements.

After weighing the considerations for and against adopting a majority voting standard, and considering different methods providing therefor adopted by other large public companies, our Nominating and Corporate Governance Committee proposed, and our Board approved, the adoption of a majority voting by-law amendment and related director resignation policy together with the required amendment to the certificate of incorporation to delete the requirement for plurality voting in director elections. Among other things, the Nominating and Corporate Governance Committee and our Board considered a growing trend among larger companies to provide for majority voting in uncontested director elections. We do not expect that majority voting in uncontested director elections will negatively impact the continuity and stability of our Board’s membership and believe that it will enhance stockholders ability to express disapproval of a director’s performance.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the amendment of our certificate of incorporation to eliminate the requirement that directors be elected by plurality vote.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 75% OF THE TOTAL VOTING POWER OF ALL SHARES OF OUR OUTSTANDING COMMON STOCK AND THE OUTSTANDING EXCHANGEABLE SHARES IS REQUIRED TO APPROVE THIS ITEM 4.

ITEM 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the Corporation for the year 2008.

KPMG LLP (“KPMG”) served as the Corporation’s independent auditor from its incorporation in August, 2006 as a wholly-owned subsidiary of Weyerhaeuser Company (for which KPMG also serves as the independent auditor) until March 7, 2007, when the decision to change auditors was approved by the Audit Committee of the Board in connection with our becoming an independent publicly-traded company. On March 7, 2007, KPMG LLP was dismissed as independent auditor for the Corporation effective upon the completion of the audit of the financial statements of the Weyerhaeuser Fine Paper Business (a business unit of Weyerhaeuser Company) as of and for the year ended December 31, 2006, and the issuance of KPMG’s report thereon. KPMG was subsequently engaged by the Corporation in 2007 to complete a review of the Corporation’s financial statements for the interim periods ended March 26, 2006, June 25, 2006 and September 24, 2006 and for the year ended December 31, 2006, in connection with the filing of the Corporation’s quarterly reports on Form 10-Q and annual report on Form 10-K as KMPG acted as the independent auditors for the Corporation with respect to these historical periods.

The audit reports of KPMG on the balance sheet of Domtar Corporation as of December 31, 2006 and the combined balance sheets of the Weyerhaeuser Fine Paper Business as of December 25, 2005 and December 26, 2004, and related combined statements of operations, Business Unit equity, and cash flows for each of the years in the two-year period ended December 25, 2005, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from August 2006 through December 31, 2006, and the subsequent interim period through March 7, 2007 with respect to Domtar Corporation, and during the two fiscal years ended December 25, 2005, and the subsequent interim period through March 7, 2007 with respect to Weyerhaeuser Fine Paper Business, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to such subject matter in connection with their reports, or (2) any events that occurred that could constitute a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K.)

The Corporation appointed PwC as independent auditor to audit the Corporation’s financial statements beginning with the financial statements as of and for the year ended December 30, 2007. The engagement of PwC was approved by the Audit Committee of the Board on March 7, 2007. PwC was the independent auditor of Domtar Inc. prior to March 7, 2007.

Since its incorporation in August 2006, the Corporation has not consulted PwC regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, nor did PwC provide written or oral advice to the Corporation that PwC concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv) and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Although we are not required to have our stockholders ratify the selection of PwC as our independent registered public accounting firm, the Board of Directors requests ratification of this appointment by the stockholders as a matter of good corporate practice. A representative of PwC will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2008.

ITEM 6

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

THAT MAY APPLY TO PERFORMANCE-BASED AWARDS

UNDER THE DOMTAR CORPORATION ANNUAL INCENTIVE PLAN

Our Annual Incentive Plan was adopted by the Human Resources Committee of the Board on May 17, 2007. We are seeking stockholder approval of the plan in order to obtain the deduction available under Section 162(m) of the Internal Revenue Code (described below) for performance-based compensation. The Human Resources Committee recommends that you vote FOR the approval of the material terms of the performance goals that may apply to performance-based awards under the Domtar Corporation Annual Incentive Plan, as described in this Item 6.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of this Item 6.

Under Section 162(m) of the Internal Revenue Code, we generally may not, for federal income tax purposes, deduct from our income the compensation paid during a taxable year to a person who, on the last day of the year, is the chief executive officer (or person acting in that capacity) or among the three other highest compensated executive officers (each such person, a “covered executive”), to the extent that their compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which the compensation is determined and paid are disclosed to and approved by the Corporation’s stockholders.

To obtain the deduction available under Section 162(m) for performance-based compensation provided to our covered executives under the plan on or after the annual meeting, our stockholders must approve the performance goals under the plan at the annual meeting. (Under applicable IRS transition rules, performance-based compensation paid or awarded to our covered executives under the plan prior to that meeting is not subject to the deduction limitations of Section 162(m)). If our stockholders do not approve the performance goals under the annual incentive plan, payments made pursuant to the annual incentive plan may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered employees in a taxable year. Stockholders should be aware that we reserve the right to pay bonuses to these covered employees in appropriate circumstances, whether or not such bonuses would be fully deductible for tax purposes.

The statements made in this Item 6 concerning terms and provisions of the Annual Incentive Plan are summaries and do not purport to be a complete recitation of the Annual Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Annual Incentive Plan. A copy of the Annual Incentive Plan is attached to this proxy statement as Annex C and is incorporated by reference herein.

Summary of the Material Terms of Performance Awards and Performance Objectives

Annual Incentive Plan. Our executive officers, as well as other employees selected by the Human Resources Committee of the Board, are eligible to receive performance awards under the Annual Incentive Plan. The purposes of the Annual Incentive Plan are to enable us to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance. The following is a summary of the material terms of the performance goals that may apply to performance-based awards under the Annual Incentive Plan.

Performance Goals that May be Applied under the Annual Incentive Plan. Bonuses under the Annual Incentive Plan will be subject to the achievement of performance goals. Performance goals applicable to bonuses intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total stockholder return, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by our Human Resources Committee. Performance goals may be in respect of the performance of the Corporation or any of its subsidiaries divisions or business units.

The foregoing objectives may include or exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report including, without limitation, the charges or costs associated with restructurings of the Corporation or any subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non recurring items, and the cumulative effects of accounting changes. Except in the case of awards to covered executives intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, change in applicable tax laws or accounting principles, or such other factors as the Human Resources Committee may determine (including, without limitation, any adjustment that would result in the Corporation paying non-deductible compensation to a participant).

The maximum annual bonus payable to any participant under the Annual Incentive Plan may not exceed $5,000,000. The Human Resources Committee may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the plan.

The performance objectives with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m) of the Internal Revenue Code, prior to the payment of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

Unanimous Recommendation of the Board of Directors; Vote Required

The proposal to approve the performance goals under the plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the material terms of the performance goals that may apply to performance based awards under our Annual Incentive Plan.

ITEM 7

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THAT MAY

APPLY TO PERFORMANCE-BASED AWARDS UNDER THE DOMTAR CORPORATION

2007 OMNIBUS INCENTIVE PLAN (“OMNIBUS PLAN”)

Prior to the consummation of the transactions on March 7, 2007, Weyerhaeuser Company, our then sole stockholder, approved, and our Board of Directors adopted, the Omnibus Plan. We are seeking stockholder approval of the material terms of the performance goals under which performance-based compensation is to be paid under the plan to obtain the deduction available under Section 162(m)of the Internal Revenue Code (described below) for performance-based compensation.

The Human Resources Committee recommends that you vote FOR the approval of the Omnibus Plan for purposes of obtaining the deduction available under Section 162(m) of the Internal Revenue Code with respect to certain performance-based compensation that may be provided to our covered executives under the Omnibus Plan, as described in this Item 7.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the approval of this Item 7.

As noted above with respect to Item 6, under Section 162(m) of the Internal Revenue Code, the Corporation generally may not, for federal income tax purposes, deduct from its income the compensation paid during a taxable year to a person who, on the last day of the year, is a covered executive, to the extent the compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance goals under which such compensation is determined and paid are disclosed to and approved by the Corporation’s stockholders.

To obtain the deduction available under Section 162(m) for performance-based compensation that may be provided to our covered executives under the Omnibus Plan on or after the annual meeting, our stockholders must approve the plan at the annual meeting. (Under applicable IRS transition rules, performance-based compensation paid or awarded to our covered executives under the plan prior to that meeting is not subject to the deduction limitations of Section 162(m)). If our stockholders do not approve the performance goals under the Omnibus Plan, payments made pursuant to the Omnibus Plan with respect to performance-based awards may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered employees in a taxable year. Stockholders should be aware that we reserve the right to grant awards to these covered employees in appropriate circumstances (including awards that do not qualify as performance-based compensation under Section 162(m)), whether or not such awards would be fully deductible for tax purposes.

The statements made in this Item 7 concerning terms and provisions of the Omnibus Plan are summaries and do not purport to be a complete recitation of the Omnibus Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Omnibus Plan. A copy of the Omnibus Plan is attached hereto as Annex D and is incorporated by reference herein.

Purposes. The purposes of the Omnibus Plan are to promote the interests of the Corporation and our stockholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in our long-term growth and financial success. Officers and employees of the Corporation and its subsidiaries who are selected by the Human Resources Committee are eligible to participate in the Omnibus Plan. Our non-employee directors are also eligible to participate in the Omnibus Plan, subject to selection by the Human Resources Committee.

Awards. The Human Resources Committee may award non-qualified stock options, incentive stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares, performance share units, deferred share units and other stock-based awards to plan participants. 20,000,000 shares of the Corporation’s common stock are reserved for issuance in connection with awards granted under the Omnibus Plan. Unless otherwise determined by the Human Resources Committee at the time of grant, time-based awards vest in approximately equal installments over four years beginning on the first anniversary of the grant date and performance-based awards vest based on achievement of pre-determined performance goals over performance periods of three years. Awards may be subject to both performance and time-based vesting. The Human Resources Committee may accelerate the vesting of an award at any time.

In any one year, no participant may receive (i) more than 1,000,000 performance shares, shares of performance-based restricted stock and restricted stock units and performance-based deferred share units, (ii) performance units with a value of more than $10 million or (iii) options, stock appreciation rights or any other award based solely on the increase in value of the Corporation’s common stock covering more than 2,000,000 shares. The exercise price of options and stock appreciation rights is equal to the closing price per share of the Corporation’s common stock on the New York Stock Exchange on the date of grant.

Termination of Employment. Upon a termination due to death, time-based awards vest in full and performance-based awards vest at target levels, and options and stock appreciation rights remain exercisable for one year. Upon a termination due to disability (as defined in the Omnibus Plan), time based awards vest in full and performance-based awards continue to vest in accordance with the original vesting schedule, and options and stock appreciation rights remain exercisable for one year. Upon retirement, a pro-rated portion of time-based awards vest and a pro-rated portion of performance-based awards continue to vest based on actual performance during the applicable performance period, and all awards remain outstanding for 5 years. Upon a termination for cause (as defined in the Omnibus Plan) or a voluntary termination by a plan participant, all awards, including vested but unexercised awards, are forfeited without payment. Upon an involuntary termination for any reason other than cause, vested awards remain outstanding for 90 days and unvested awards are forfeited.

Change in Control. Upon a change in control (as defined in the Omnibus Plan), unless otherwise determined by the Human Resources Committee, a participant’s awards will be replaced with awards of the acquiring company having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or twenty-four months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever is greater.

If replacement awards are not available, unless the Human Resources Committee determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Human Resources Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

Awards subject to Section 409A of the Internal Revenue Code will vest and be settled upon more narrowly defined change in control events, and in all other change in control events will be replaced by awards of the acquirer (or, where replacement awards are not available, a right to an equivalent cash payment).

Clawback for Financial Reporting Misconduct. If a participant in the Omnibus Plan knowingly or grossly negligently engages in financial reporting misconduct, then all awards and gains from the exercise of options or stock appreciation rights in the 12 months prior to the date the misleading financial statements were issued as well as any awards that vested based on the misleading financial statements will be disgorged to the Corporation.

Performance Goals that May be Applied under the Omnibus Plan. Performance-based awards under the Omnibus Plan will be subject to the achievement of performance goals. Performance goals applicable to performance-based awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Corporation’s assets, increase in the Corporation’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not covered executives, such other criteria as may be determined by the Human Resources Committee. Performance goals may be in respect of the performance of the Corporation, any of its subsidiaries, any of its divisions, or business units.

The foregoing goals may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report: including, without limitation, the charges or costs associated with restructurings of the Corporation or any participating employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non recurring items, and the cumulative effects of accounting changes. Except in the case of awards to covered executives intended to be “other performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, change in applicable tax laws or accounting principles, or such other factors as the Human Resources Committee may determine (including, without limitation, any adjustment that would result in the Corporation paying non-deductible compensation to a participant).

The performance goals with respect to the performance period applicable to awards that are intended to qualify as performance-based compensation under Section 162(m) must be established by the Human Resources Committee within ninety days after the performance period begins (and no later than the date on which a quarter of the performance period has elapsed). In accordance with Section 162(m), prior to the vesting or settlement of any performance award that is intended to qualify as performance-based compensation under Section 162(m), the Human Resources Committee must certify in writing that the applicable performance goals have been satisfied to the extent necessary for such award to qualify as performance-based compensation under Section 162(m).

Unanimous Recommendation of the Board of Directors; Vote Required

The proposal to approve the performance goals under the plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of a vote against the proposal.

The Board of Directors unanimously recommends a vote FOR the approval of our 2007 Omnibus Stock Incentive Plan.

ITEM 8

ELECTION OF DIRECTORS

Board Structure and Director Elections

In March 2007, in connection with the consummation of the combination of the Weyerhaeuser Fine Paper Business (a business unit of Weyerhaeuser Company) and Domtar Inc. and the Corporation becoming a publicly-traded company, we adopted our current certificate of incorporation and our current directors were elected to our Board. Our certificate of incorporation provides for a “classified” board of directors consisting of three classes which shall be as equal in number as possible. Our board currently consists of thirteen directors divided into three classes: four in Class I, four in Class II and five in Class III. The terms of office of the four Class I directors expire at the 2008 annual meeting of stockholders. We have included as Item 1 an amendment to our certificate of incorporation to declassify our Board and provide for the annual election of all of our directors. In addition, we have included as Item 4 an amendment to our certificate of incorporation to permit our Board to provide for the election of directors by majority vote in uncontested elections. If Item 4 is approved, we anticipate that directors would be elected by majority rather than plurality vote beginning with our 2009 annual meeting.

Class I Election

The four nominees for election as Class I directors are listed below. If elected, and assuming that Item 1 is approved by the necessary vote of stockholders, the nominees for election as Class I directors will serve for a term of one year that will expire at our 2009 annual meeting or until their successors are elected and qualify. If elected by the stockholders and Item 1 is not approved by the necessary vote of stockholders, the Class I nominees would serve for a term of three years that would expire at our 2011 annual meeting or until their successors are elected and qualify.

Unless you instruct us via proxy to vote differently, we will vote valid proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors.

Class I Nominees

A nominee must receive the vote of a plurality of the shares entitled to vote at the annual meeting represented either in person or by proxy at the annual meeting to be elected. The Class I nominees are as follows:

Nominee	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Jack C. Bingleman (Class I)	Mr. Bingleman has been the president of Indian River Asset Management Inc. since 2001. Previously he held a number of executive positions with Staples Inc., including president of Staples International from 1997 to 2000. He has been a director of the Corporation and/or Domtar Inc. since 2005; he is also a director of Tractor Supply Co. Mr. Bingleman is 65 years old.	2007

Marvin D. Cooper (Class I)	Mr. Cooper has been executive vice-president and chief operating officer of the Corporation since March 2007. Mr. Cooper was the senior vice president, cellulose fiber, white papers and containerboard manufacturing and engineering of Weyerhaeuser Company from 2002 to 2006 when he stepped down to work full-time on the series of transactions whereby the Weyerhaeuser Fine Paper Business was combined with Domtar Inc. to form the Corporation. Prior to joining Weyerhaeuser Company in 2002, he held a number of executive positions with Willamette Industries, Inc., including executive vice president, pulp and paper mills from 1998 to 2002. His career in the pulp and paper industry spans over 36 years. Mr. Cooper is 64 years old.	2007

Nominee	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

W. Henson Moore (Class I)	Mr. Moore was until August 2006 president and CEO of the American Forest & Paper Association since 1995. Previously, he served in a number of senior U.S. government appointments and as a member of the U.S. House of Representatives for the Sixth District of Louisiana. Mr. Moore is a director of USEC, Inc. Mr. Moore is 68 years old.	2007

Richard Tan (Class I)	Mr. Tan is the founder, president and CEO of Pacific Millennium Holdings Corporation since 1977, an investment and operating group involved over the years in various industries including pulp and paper, forest plantation, information technology, and development and global joint ventures in Asia. Mr. Tan is also the president and chief executive officer of Stone Tan China Acquisition Corp., a blank check company formed in 2007 for the purpose of acquiring an operating business with primary operations in China. Mr. Tan is 52 years old.	2007

The Board of Directors recommends a vote FOR

all of the Class I nominees.

Continuing Directors

The nine directors whose terms will continue after the annual meeting and will expire at the 2009 annual meeting (Class II) or the 2010 annual meeting (Class III) are listed below. If Item 1 is approved by the necessary vote of stockholders, Class II directors elected at the 2009 annual meeting will serve for a term of one year that will expire at our 2010 annual meeting and all directors will be nominated and elected for a one year term beginning with our 2010 annual meeting.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since

Louis P. Gignac (Class II)	Mr. Gignac has been a corporate director and President of G Mining Services Inc. since November 2006. Previously, he served as president and CEO of Cambior Inc. since 1986. He has been a director of the Corporation and/or Domtar Inc. since 1995; he is also a director of Gaz Metro Inc., St. Andrew Goldfields Ltd., Franco Nevada Corp. and Revett Minerals Inc. Mr. Gignac is 57 years old.	2007

Harold H. MacKay (Class II)	Mr. MacKay is the chairman of the Board of the Corporation. Mr. MacKay has served as Counsel to the law firm MacPherson Leslie & Tyerman LLP in Regina, Saskatchewan since 2005. Prior to that, he was a partner in MacPherson from 1969 to 2004. He also served as the Clifford Clark policy advisor to the Department of Finance of Canada and chaired the Task Force on the Future of the Canadian Financial Services Sector in 1997 and 1998. He is a director of The Toronto-Dominion Bank and The Mosaic Company. Mr. MacKay is an Officer of the Order of Canada. Mr. MacKay is 67 years old.	2007

Raymond Royer (Class II)	Mr. Royer is the president and chief executive officer and a director of the Corporation. Mr. Royer was president and chief executive officer and a director of Domtar Inc. since joining Domtar Inc. in 1996. He is also a director of Power Financial Corporation. Mr. Royer is an Officer of the Order of Canada, a Commander of the Order of Léopold II of Belgium and an Officer of the Ordre national du Québec. Mr. Royer is 69 years old.	2007

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
William C. Stivers (Class II)	Mr. Stivers retired as executive vice president of Weyerhaeuser Company in 2003, serving as chief financial officer from 1990 to 2003. Mr. Stivers is a former director of Factory Mutual Insurance Company and a past member of Chase Manhattan Bank’s National Advisory Board. He is a director of Minerals Technologies Inc. Mr. Stivers is 69 years old.	2007

Brian M. Levitt (Class III)	Mr. Levitt has been the co-chair of the law firm Osler, Hoskin & Harcourt LLP since 2001. Mr. Levitt was the chairman of the board of Domtar Inc. from 2001 until March 2007. Previously, he held a number of executive positions with Imasco Limited, including president and chief executive officer from 1995 to 2000. Mr. Levitt has been a director of Domtar Inc. since 1997; he is also a director of BCE Inc. Mr. Levitt is 60 years old.	2007

Michael R. Onustock (Class III)	Mr. Onustock retired as senior vice president, pulp and white paper with Weyerhaeuser Company in 2004. Prior to joining Weyerhaeuser Company in 2002, he held a number of executive positions in Willamette Industries, Inc., including executive vice president, pulp and fine paper marketing from 1989 to 2002. He is a director of the University of Washington Pulp and Paper School Foundation. Mr. Onustock is 68 years old.	2007

Robert J. Steacy (Class III)	Mr. Steacy has been a corporate director since May 2005. Previously, he served as the senior financial officer of Torstar Corporation since 1989 including as executive vice-president and chief financial officer from 2002 to 2005. He has been a director of the Corporation and/or Domtar Inc. since 2005. Mr. Steacy is a director of Canadian Imperial Bank of Commerce and Cineplex Galaxy Income Fund. Mr. Steacy is 57 years old.	2007

Pamela B. Strobel (Class III)	Ms. Strobel retired as executive vice president and chief administrative officer of Exelon Corporation in 2005. During her tenure with Exelon and its predecessor companies since 1993, she also served as president of Exelon’s Business Services Company and as chairman and CEO of Exelon Energy Delivery, the holding company for Exelon’s energy delivery businesses. She is a director of Illinois Tool Works, Inc. and State Farm Mutual Automobile Insurance Company. Ms. Strobel is 55 years old.	2007

Denis Turcotte (Class III)	Mr. Turcotte has been president and CEO of Algoma Steel Inc. since 2002. Previously, he held a number of senior executive positions with companies in the pulp and paper industry, including president of the Paper Group and executive vice president of corporate development and strategy of Tembec Inc. from 1999 to 2002. Mr. Turcotte is 46 years old.	2007

GOVERNANCE OF THE CORPORATION

Board Governance

Our Board has adopted written Corporate Governance Guidelines that comply with the listing standards of the NYSE. Those Guidelines set forth requirements relating to director responsibilities, director qualification standards, including director independence, director compensation, director orientation and continuing education, CEO succession planning and assessment of the Board’s performance, among other matters. Copies of our Corporate Governance Guidelines are available without charge on the corporate governance portion of our website or upon request in writing to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6, Attention: Corporate Secretary. The Corporation also complies with the listing standards of the Toronto Stock Exchange.

Current Members of Our Board of Directors

The members of the Board on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Director	Audit Committee	Nominating and Corporate Governance Committee	Human Resources Committee	Environment and Health and Safety Committee
Jack C. Bingleman	*	*

Marvin D. Cooper

W. Henson Moore	*			*

Richard Tan			*	*

Louis P. Gignac	*			*

Harold H. MacKay		*

Raymond Royer

William C. Stivers	*			*

Brian M. Levitt		*	*

Michael R. Onustock			*	*

Robert J. Steacy	*	*

Pamela B. Strobel		*	*

Denis Turcotte			*

Board Meetings

From March 7, 2007, through December 31, 2007, our Board held 14 meetings. Each of our directors, other than Mr. Turcotte, attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which he or she served during the periods that he or she served (the “aggregate board meetings”). Mr. Turcotte attended 71% of the aggregate board meetings.

Board Committees

The Board has standing Audit, Nominating and Corporate Governance, Human Resources and Environmental, Health and Safety Committees.

Audit Committee

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are financially literate, as required by the NYSE. In addition, the Board has determined that Mssrs. Steacy and Stivers each qualify as a “financial expert” and has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee, through regular or special meetings with management, the vice president of internal audit and the Corporation’s independent auditors, provides oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation, including the Corporation’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority for the appointment, compensation and oversight of the Corporation’s independent auditors.

The Audit Committee is governed by the Audit Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/InternalAuditCharter_2007.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

The Audit Committee held 8 meetings in 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised solely of directors who meet the independence requirements of the New York Stock Exchange.

The Nominating and Corporate Governance Committee has a leadership role in shaping the governance of the Corporation, reviewing the compensation of the Corporation’s directors and providing oversight and direction regarding the functioning and operation of the board of directors, including reviewing and recommending to the board of directors candidates for election as directors. In addition, the Nominating and Corporate Governance Committee oversees the process for, and in coordination with the Human Resources Committee, makes recommendations to the Board with respect to the selection of a CEO of the Corporation.

The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/NomCharter_2007.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

The Nominating and Corporate Governance Committee held 5 meetings in 2007.

Human Resources Committee

The Human Resources Committee is comprised solely of directors who meet the independence requirements of the NYSE, meet the requirements for a “Non-Employee Director” under the Exchange Act and meet the requirements for an “outside director” under the Internal Revenue Code of 1986, as amended.

The Human Resources Committee has responsibility for reviewing and approving the strategy and design of the Corporation’s compensation and benefits systems; making recommendations to the board of directors with respect to incentive compensation and equity-based plans; managing the processes used by the board of directors to evaluate the Corporation’s chief executive officer, reviewing the compensation of the Corporation’s chief executive officer, reviewing and approving salaries and incentive compensation of the Corporation’s officers and certain other positions, administering the Corporation’s stock option and incentive compensation plans; overseeing the administration of the Corporation’s pension plans and, in coordination with the Nominating and Corporate Governance Committee, making recommendations to the Board with respect to the selection of a CEO of the Corporation.

The Human Resources Committee is governed by the Human Resources Committee Charter, which is available on the Corporation’s website at http://www.domtar.com/files/HRCharter_2007.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

The Human Resources Committee held 7 meetings in 2007.

Environmental, Health and Safety Committee

The Environmental, Health and Safety Committee has responsibility for reviewing environmental, health and safety (“EHS”) policies, and making recommendations to the Board regarding significant EHS audit and monitoring systems as well as related reports from management; reviewing EHS standards, procedures and practices against applicable regulatory requirements and overseeing compliance therewith, reviewing objectives and plans for implementing policies, procedures, practices, compliance measures and risk management programs regarding forestry, environmental protection and occupational health and safety, and discussing with management the scope and plans for the conduct of audits of EHS performance, significant results of audits, and pending or threatened material proceedings or complaints relating to EHS.

The Environmental, Health and Safety Committee is governed by the environment and health and safety committee charter, which is available on the Corporation’s website at http://www.domtar.com/files/EnvCharter_2007.pdf. A copy of the charter will be provided without charge to any stockholder who requests it in writing.

The Environmental, Health and Safety Committee held 4 meetings in 2007.

Board Independence

Pursuant to the Corporation’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2008. During annual reviews, the Board considers any transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines any transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that a director is independent. In connection with the 2008 annual review of director independence, the Board considered the relationship of Mr. Stivers with Mineral Technologies Inc. Mr. Stivers, a director of Domtar Corporation since March 2007, has also served on the board of directors of Minerals Technologies Inc. since 2003 and is a shareholder of Mineral Technologies Inc. From March 7, 2007 through December 30, 2007, the Corporation purchased approximately $43 million of precipitated calcium carbonate from Minerals Technologies Inc. pursuant to contracts entered into prior to March 7, 2007. The Corporation continues to purchase precipitated calcium carbonate from Minerals Technologies Inc. in 2008. The Board concluded that this relationship does not affect Mr. Stivers’ independence as Mr. Stivers’ only relationship with Mineral Technologies Inc. is that he serves on the board of directors and the sales involved are determined in arms-length market transactions.

As a result of this review, the Board affirmatively determined that of the Corporation’s 13 directors, each director other than Messrs. Royer and Cooper, who are members of the Corporation’s senior management, is independent under the independence requirements of the listing standards of the NYSE and the Corporation’s Corporate Governance Guidelines and Director Independence Standards, which are available at the Corporation’s website at http://www.domtar.com.

In addition, the Board determined that Messrs. Bingleman, Gignac, Moore, Steacy and Stivers meet the independence requirements of the SEC and the NYSE rules for Audit Committee members. Each of Messrs. Levitt, Onustock, Tan and Turcotte and Ms. Strobel is a “Non-employee Director” for purposes of the Securities and Exchange Act of 1934 (the “Exchange Act”) and each satisfies the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Selection of Nominees for Election to the Board

The Nominating and Corporate Governance Committee considers potential nominees for Board membership suggested by its members and other Board members, as well as by members of management and stockholders. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Corporation’s Corporate Governance Guidelines as well as other relevant factors as it deems appropriate, including: the need for the Board, as a whole, to be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including strength of character, mature judgment, familiarity with the Corporation’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in the Corporation’s by-laws. A stockholder who wishes to recommend a prospective nominee for the Board should provide notice to the Secretary of the Corporation, in the time and manner as specified in the Corporation’s by-laws, which sets forth: the nominating stockholder’s name and address; the name and address of the proposed nominee; a representation that the nominating stockholder is a holder of record of stock of the Corporation entitled to vote at the next annual meeting of stockholders and intends to appear in person or by proxy at the next annual meeting of stockholders to nominate the nominee; a description of any arrangements or understandings between the nominating stockholder and the nominee and any other person involved in the nomination process; such other information regarding the nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board; the consent of the nominee to serve as a director of the Corporation if so elected; and a representation as to whether the nominating stockholder intends to solicit proxies in support of the nominee. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics which is applicable to all employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer, and which is available on the Corporation’s website at: www.domtar.com. In addition, the Corporation has adopted a Code of Business Conduct for Members of the Board which is available on the Corporation’s website at: www.domtar.com. Copies of each of these codes will be provided without charge to any stockholder who requests them in writing.

Certain Relationships and Related Transactions

Our Board has also adopted written Procedures for Review of Related Persons Transactions. These procedures cover transactions in which the Corporation or any subsidiary was or is to be a participant, the amount exceeds $120,000 and a “related person”, as defined in Item 404(a) of Regulation S-K, has or will have a direct or indirect material interest. Each director, director nominee and executive officer of the Corporation must notify the Corporate Secretary in writing of any such related person transaction and the Corporate Secretary provides a copy of the notice to the Audit Committee, who reviews such transactions and approves if it the Audit Committee determines the transaction is fair and reasonable to the Corporation and consistent with the Corporation’s best interest.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact the Chairman of the Board, our non-management directors as a group or any committee chairperson may send written correspondence, in care of the Corporate Secretary, to Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal (Quebec) Canada, H3A 1L6. The procedures for the submission of such communications, including any complaints or concerns regarding accounting issues or other compliance matters, is contained in our Policy on Communications, which is available on the Corporation’s website at www.domtar.com.

Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. Other correspondence received by the Corporation that is addressed to one or more directors, such as subscription offers, conference invitations, media inquiries and requests for contributions, will be directed to the Office of the Corporate Secretary and treated according to our Policy on Communications.

Board Attendance at Stockholder Meetings

The Corporation encourages its directors to attend the annual meeting of stockholders. The 2008 annual meeting will be the first annual meeting of our stockholders following the combination of Domtar Inc. and the fine paper business of Weyerhaeuser Company on March 7, 2007.

AUDIT COMMITTEE REPORT CONCERNING FINANCIAL MATTERS

[The Audit Committee has reviewed and discussed with management of the Corporation and PricewaterhouseCoopers LLP (“PwC”), the independent registered public accounting firm for the Corporation appointed on March 7, 2007, the audited financial statements of the Corporation as of and for the fiscal year ended December 30, 2007 (the “Audited Financial Statements”).

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as in effect on the date of this proxy statement.

In conjunction with the activities performed by the Audit Committee in its oversight role, it has issued the following report as of March [    ], 2008:

(1) The Audit Committee has reviewed and discussed the Audited Financial Statements with management of the Corporation.

(2) The Audit Committee has discussed with PwC the matters required to be discussed by SAS 61, as amended and in effect on the date of this report.

(3) The Audit Committee has discussed with PwC its independence from the Corporation, and the Audit Committee has received from PwC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees:

(i) a written disclosure, indicating all relationships, if any, between PwC and its related entities and the Corporation and its related entities which, in PwC’s professional judgment, reasonably may be thought to bear on PwC’s independence, and

(ii) a letter from PwC confirming that, in its professional judgment, it is independent of the Corporation within the meaning of the securities acts administered by the SEC.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.]

THE AUDIT COMMITTEE:

Jack C. Bingleman

Louis P. Gignac

W. Henson Moore

Robert J. Steacy

William C. Stivers

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

2007 was a transformational year for our company. We began operations on March 7, 2007, when the fine paper business of Weyerhaeuser Company was combined with the business of Domtar Inc. in a series of transactions (which we refer to collectively throughout this proxy statement as the “Transaction”) to form Domtar Corporation. The objective of the Transaction was to create the largest integrated manufacturer in the uncoated freesheet market that would be well-positioned to create long-term value for shareholders. In light of this objective, one of our key tasks for 2007 was to develop competitive compensation practices that would motivate our management to realize the expected benefits of the Transaction and align their interests with those of our shareholders.

The Human Resources Committee of our Board of Directors is responsible for the design and oversight of the compensation for our named executive officers. Throughout this Compensation Discussion and Analysis (“CD&A”), we refer to the Human Resources Committee as the “HR Committee” or “the Committee.” Our named executive officers for 2007 were:

•	Raymond Royer, President and Chief Executive Officer

•	Marvin Cooper, Executive Vice-President and Chief Operating Officer

•	Daniel Buron, Senior Vice-President and Chief Financial Officer

•	Steven Barker, Senior Vice-President, Marketing

•	Roger Brear, Senior Vice-President, Southern Region Mills

In this CD&A, we provide detailed information about how we developed a compensation program that will incentivize our named executive officers to achieve our competitive goals, what the components of the program are, and what each component is designed to achieve. Specifically, our CD&A is organized as follows:

•

We first explain our objectives for 2007 and provide an overview of our ongoing compensation program, our business integration incentive program and certain “carryover” programs from our predecessor businesses.

•	We then explain how the HR Committee makes decisions regarding executive compensation matters, including the engagement of independent consultants and input from management and benchmarking.

•

We next provide descriptions of each component of compensation and analyze the mix of direct compensation elements (base salary, annual performance incentives and long-term equity incentives) for our named executive officers.

•

Finally, we address various policies that impact our executive compensation program, including with respect to employment agreements and termination and change in control protections, tax and accounting considerations, timing of equity grants and recoupment of equity-based compensation in certain cases involving financial misconduct.

Because none of our executive officers were employed by the Corporation until the consummation of the Transaction on March 7, 2007, the compensation included in this proxy statement includes compensation earned during the period March 7 through December 31, 2007, unless specifically noted otherwise.

Establishment of Our Executive Compensation Program

Ongoing Compensation Program

The overall objectives of Domtar’s compensation policies and practices are to attract, retain and motivate proven talent, foster a customer-oriented culture in a highly cost-competitive environment and reward executives and employees for operating results and contributions to sustained shareholder value creation. Our specific objectives for 2007 were to:

•

align the performance conditions in our incentive plans with the Corporation’s objectives and shareholder value, and provide rewards under our plans that are consistent with Domtar’s pay-for-performance culture;

•

allocate between the elements of total direct compensation (base salary, annual incentives and long-term equity incentives) in a manner that is both market competitive and addresses our specific objectives;

•	bring the value of each named executive officer’s total compensation opportunity into alignment with the median range for the appropriate pay peer group;

•	incentivize our management team to integrate the Domtar and Weyerhaeuser fine paper businesses and realize Transaction synergies;

•	enhance retention in the competitive North American market for executive talent;

•	achieve pay equity among executives with similar responsibility levels;

•	address above-average risk of compensation volatility experienced by senior executives in our industry; and

•	recognize in our compensation practices our expanded geographic footprint and the demographics of our executive officers.

We reference a U.S. pay peer group for positions based in the U.S., a combination of the U.S. and Canadian pay peer groups (with dollars at par value, i.e., not converted) for positions based in Canada with significant U.S. focus and accountability and a Canadian pay peer group for other Canada-based positions. A Canadian/U.S. blend for named executive officers based in Canada but with significant U.S.-related duties enables us to attract, retain and motivate proven Canadian-based talent with the necessary skills to assume international responsibilities. Additional information regarding our pay peer groups is provided below under the heading “Benchmarking,” and information regarding the allocation between the elements of total compensation is presented below under the heading “Components of Executive Compensation”.

To ensure that we remain a competitive employer, total compensation is targeted at the market median for the appropriate peer group. To address the volatility in compensation experienced by senior executives in our industry, which has historically arisen from the cyclical nature of our industry and factors beyond management’s control, base salaries are anchored at 110% of the applicable market median (see “Components of Executive Compensation — Base Salary”). To maintain our desired target total compensation at the median for the appropriate pay peer group, we provide below-median long-term incentive opportunities, with a portion vesting based on the passage of time to reward retention and a portion vesting subject to the achievement of corporate performance objectives so that our executives are motivated to realize long-term shareholder value creation (see “Components of Executive Compensation — Long-Term Equity Incentives”).

Business Integration Incentive Program

In connection with the Transaction, we implemented a special program designed to retain key employees through a specified transition period and motivate a select group of employees to achieve the full integration of the Weyerhaeuser fine paper business with Domtar Inc., as well as various synergies expected to result from the

Transaction. The participation of our named executive officers in this program is described below under the heading “Components of Executive Compensation — Business Integration Incentive Program”. This one-time program was developed separately from the Committee’s evaluation and design of our ongoing executive compensation program.

Predecessor Compensation

The Transaction Agreement between Domtar Inc. and Weyerhaeuser Company required us to assume certain compensation arrangements of our predecessor companies. As required by the Transaction Agreement, upon the consummation of the Transaction, certain equity awards granted by our predecessor companies to former Domtar Inc. directors and employees and former Weyerhaeuser Company employees were converted into Domtar Corporation equity awards. Converted awards held by our named executive officers are reflected in the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End Tables that appear later in this proxy statement, and information regarding the applicable conversion formulas is provided in the narrative accompanying the Grants of Plan-Based Awards Table. These converted awards were not taken into account in determining each element of compensation for our named executive officers for 2007 because they were awarded by predecessor businesses for prior years.

The HR Committee’s Decision Making Process

The HR Committee oversees our executive compensation program. The Committee is comprised entirely of independent directors, as determined in accordance with its charter, our Corporate Governance guidelines and applicable NYSE rules. The Committee operates under a written charter adopted by our Board, a copy of which is available at www.domtar.com under the “Board of Directors and Committees” tab of the “Corporate” section of our website.

The Board and the members of the HR Committee recognize the importance of executive compensation decisions to the management and stockholders of the Corporation, and have consequently given careful consideration to the Committee’s charter, its meeting schedule and agendas, and the process followed to make decisions. Committee agendas for the year are reviewed in advance to ensure that sufficient time has been allocated to consider and review alternatives before making decisions. Typically, information regarding strategic decisions on executive compensation is presented to the Committee over the course of more than one meeting before final approval is given. This allows time for questions from Committee members, as well as any requested follow-up analysis in advance of the final decision. Additional items are included as necessary to address issues as they arise.

Independent Compensation Consultant

The Committee has engaged an independent consultant, Hugessen Consulting Inc., to provide ongoing advice and counsel. At the direction of the Chair of the Committee, the independent consultant works with management and reviews recommendations and Committee materials in advance of each Committee meeting or other Committee communication. The independent consultant keeps the Chair of the Committee apprised of any areas of concern. Further, the independent consultant participates in most Committee meetings but not in the Committee’s in camera sessions. The independent consultant has been engaged by the Committee on the basis that it will not accept any work from management. The decisions made by the Committee are the responsibility of the Committee, and may reflect factors other than the recommendations and information provided by Hugessen Consulting Inc.

Input from Management

Certain employees within our human resources department regularly attend HR Committee meetings to provide information and recommendations regarding our executive compensation program, including our Senior Vice-President, Human Resources. Among other matters, these employees present our Chief Executive Officer’s recommendations regarding any changes in the base salary, bonus, equity compensation and retirement and other benefits of other executive officers and compile other relevant data at the request of the HR Committee. Management periodically engages its own consultants to provide assistance and recommendations, calculations or market data, as required. In 2007, management engaged the consulting firm Towers Perrin to provide assistance and recommendations regarding plan design and compensation structure with respect to the Corporation’s executive compensation program, including the development of our U.S. and Canadian pay peer groups, and Mercer to provide assistance in developing recommendations with respect to revising our retirement programs. The Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our Chief Executive Officer.

Our Chief Executive Officer reviews and makes recommendations to the HR Committee with respect to corporate performance goals relevant to the other members of our Management Committee. Furthermore, the Chief Executive Officer reviews his evaluation of the performance of the members of the Management Committee with respect to the corporate performance goals with the HR Committee, and based on such evaluation, makes recommendations to the HR Committee with respect to their annual base salaries, short-term cash incentive compensation, long-term equity-based performance-driven incentive compensation and other benefits.

The Committee meets from time to time with its independent compensation advisor without any member of management present to discuss compensation matters.

Benchmarking

In setting the level of total compensation for 2007, as well as the relative weighting of each compensation element, we reviewed executive compensation relative to marketplace norms and practices on a size-adjusted basis. We evaluated the competitiveness of total compensation for named executive officers based in the United States relative to a core peer group of similarly-sized, U.S.-focused or U.S.-publicly-traded companies with significant operations in paper products and/or paper cardboard packaging. Due to the relatively small number of companies in the core peer group, we also reviewed compensation data from an expanded U.S. group which we believe that Domtar also competes with for executive talent. This group includes similarly-sized companies in capital-intensive industries, as well as actual and/or potential clients of the Corporation.

For named executive officers based in Canada but with substantial U.S. focus and accountabilities, we evaluated total compensation competitiveness relative to a U.S./Canada blended pay peer group that was weighted 50% towards our U.S. pay peer group described above and 50% towards a Canadian pay peer group of similarly-sized paper products and/or forestry and other capital-intensive industry companies. In determining base salaries for these individuals, we looked at base salary practices within our U.S. pay peer group, and in determining annual incentive targets and retirement benefits, we looked at practices within our Canadian pay peer group. Additional information regarding the reasons for this approach is provided below in the section entitled “Components of Executive Compensation” under the headings “Base Salary”, “Performance-Based Annual Cash Bonuses” and “Retirement Benefits.”

The companies included in our U.S. pay peer group, our Canadian pay peer group, and our U.S./Canada blended pay peer group are:

Domtar’s Pay Peer Groups
U.S.-Canada Blended Pay Peer Group (50% U.S./50% Canada) Used to evaluate total compensation for named executive officers based in Canada but with significant U.S. focus and accountabilities.

U.S. Pay Peer Group

Used to evaluate both total compensation and each element of compensation for named executive officers based in the U.S., and to evaluate base salaries for named executive officers based in Canada but with significant U.S. focus and accountabilities.

Canadian Pay Peer Group

Used to evaluate total compensation for named executive officers based in Canada and with primary responsibilities in Canada, and annual incentive compensation for executive officers based in Canada but with significant U.S. focus and accountabilities.

U.S. Paper Products or Paper Packaging	Other U.S.	Canadian Paper and/or Forest Products	Other Canadian

Georgia-Pacific Corporation

International Paper Company

Kimberly-Clark Corporation

MeadWestvaco Corporation

Packaging Corporation of America

Schweitzer-Mauduit

Smurfit-Stone Container Corporation

Weyerhaeuser Company

Alcoa Inc.

American Greetings Corporation

Barrick Gold Corporation

EnCana Oil & Gas USA

Halliburton Company

Kinross Gold Corporation

Lafarge North America Inc. Noranda Aluminum, Inc.

Novelis Inc.

Pearson plc (U.S. operations)

Sonoco Products Company

Abitibi-Consolidated Canfor Corporation Catalyst Paper Corporation Fraser Papers Inc. Tembec Inc. West Fraser Timber Co. Ltd.

Alcan Inc.

Barrick Gold

Corporation

Bombardier Inc.

Canadian National Railway Company

Ciment St-Laurent

Falconbridge Limited

Inco Limited

Lafarge Canada Inc.

Petro-Canada

Quebecor World Inc.

Shell Canada Limited

SNC-Lavalin Group Inc.

Suncor Energy Inc.

Syncrude Canada Ltd.

Talisman Energy Inc.

Teck Cominco Ltd.

Transcontinental Inc.

Throughout this CD&A, we refer to these comparator groups as our “U.S. pay peer group”, our “Canadian pay peer group” and our “U.S./Canada blended pay peer group.”

Components of Executive Compensation

The principal components of our ongoing compensation program for our named executive officers are:

•	Base salary;

•	Performance-based annual cash bonuses;

•	Long-term equity incentives;

•	Retirement and other benefits; and

•	Executive perquisites.

The HR Committee determined all elements of compensation for each named executive officer for 2007.

In addition, as noted above, we implemented a special program intended to retain key employees through a specified transition period and motivate them to successfully integrate our legacy businesses and realize various synergies expected to result from the Transaction. The participation of our named executive officers in this program is described below under the heading “Business Integration Incentive Program.”

Based on our ability to retain our executive officers and Domtar’s performance, we believe that the executive compensation program’s current level and mix of compensation components is effective in achieving the program’s objectives.

Mix of Direct Compensation Elements

As noted above, in addition to bringing total compensation into alignment with that of our pay peer groups, the Corporation sought to allocate compensation between the elements of total direct compensation in a manner that is market-competitive with our pay peer groups while addressing our specific objectives.

Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer. With respect to Mr. Royer, our Chief Executive Officer, and Mr. Cooper, our Chief Operating Officer, the Corporation implemented total direct compensation packages designed to:

•	retain the executives through the 2009 annual meeting of the Corporation’s shareholders, the latest date at which each executive is expected to retire;

•	emphasize their expected leadership in integrating our legacy businesses and meeting or exceeding our synergy goals within the stipulated timeframe (i.e., by the end of the first quarter of 2009);

•	maximize ongoing shareholder value creation initiatives; and

•	pave the way to long-term success for their successors.

As described further below under the headings “Base Salary” and “Performance-Based Annual Cash Bonuses”, base salary and annual bonus amounts for these executives were determined in accordance with our total compensation policy. While the target value of the equity awards allocated to Messrs. Royer and Cooper was determined using the same methods that were applied to determine target equity value for our other senior executives, their awards were structured to achieve the special objectives set forth above. As further described below under the heading “Long-Term Equity Incentives”, equity awards granted to Messrs. Royer and Cooper in 2007 were one-time grants intended to ensure retention of these executives for the requisite period and to emphasize their expected role in achieving our business integration and synergy goals, with 50% vesting on their anticipated retirement dates and 50% vesting subject to attainment of these goals. If 50% of the target equity value awarded to these executives in 2007 is allocated to 2008 and 50% to 2007, the 2007 target value of long-term equity incentives, combined with 2007 base salary and target annual cash bonus amounts, would total approximately CDN $4.4 million for Mr. Royer and U.S. $2.4 million for Mr. Cooper. These totals represent approximately the sum of (i) median total annual direct compensation for similar positions within the appropriate pay peer group and (ii) a one-time equity-based business integration incentive award worth 50% of base salary per year at target. The latter is consistent in value with one-time equity-based business integration incentive awards provided to our other named executive officers (see “Business Integration Incentive Program — Synergy PCRSUs”, below). The Corporation does not intend to grant additional equity awards to Mr. Royer or Mr. Cooper in 2008.

As described below under the heading “Retirement Benefits”, Mr. Royer received a grant of options to replace the value of the retirement benefits he would otherwise have accrued under a legacy supplemental retirement plan of Domtar Inc. for the period from the closing of the Transaction on March 7, 2007, when he ceased accruing benefits under the plan, through his expected retirement date. Because these options were granted to replace retirement benefits, they were not considered a component of Mr. Royer’s total direct compensation package.

The target total direct compensation opportunities under our ongoing compensation programs and the allocations among the elements of total direct compensation between fixed, variable, short-term and long-term compensation that applied to each of our named executive officers with respect to 2007 appear in the tables below. Information in the tables does not reflect a one-time 25% increase in the number of shares underlying each type of equity award that was approved by the Committee in June 2007 to substantially preserve the equity incentive opportunity the named executive officers would have received had the equity awards been granted on March 7, 2007 (see “Long-Term Equity Incentives”, below). In the case of our named executive officers other than our Chief Executive Officer and Chief Operating Officer, the information in the tables also excludes the value of one-time business integration incentive awards that are not expected to be part of our ongoing compensation programs. Because of the relatively short anticipated tenure of our Chief Executive Officer and Chief Operating Officer, these awards were considered part of their target total direct compensation opportunity and are included in the table for these officers.

The following table sets forth annualized target total direct compensation under our ongoing compensation program:

Position	Annual Base Salary $	Target Annual Incentive Value $	Target Long-Term Incentive Value $		Target Total Direct Compensation Opportunity $
CEO * (1)	1,100,000	825,000	2,500,000	(2)	4,425,000
COO (1)	660,000	429,000	1,300,000	(2)	2,389,000
CFO * (1)	400,000	200,000	400,000	(3)	1,000,000
SVP, Marketing (1)	348,000	156,600	191,400	(3)	696,000
SVP, Southern Region Mills (1)	358,800	161,460	197,340	(3)	717,600

*	Paid in Canadian Dollars

(1)	Base salary and target bonus figures are presented on an annualized basis to reflect the basis on which the Corporation established the mix of total direct compensation elements. Actual base salary and annual bonus payments for 2007, which reflect the period commencing on March 7, 2007, when the named executive officers became employed by the Corporation and its subsidiaries, are provided in the Summary Compensation Table that appears later in this proxy statement.

(2)	Target long-term incentive values (1) exclude the value of 50% of 2007 equity grant value, as 2007 equity grants are intended to cover target equity value for 2007 and 2008 (see “Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer”, above), (2) exclude a one-time 25% increase in the number of shares underlying each type of equity award that was approved by the Committee in June 2007 to preserve the equity incentive opportunity the named executive officers would have received had the equity awards been granted on March 7, 2007 (see “Long-Term Equity Incentives”, below) and (3) include the value of business integration incentive awards because these awards were a component of total direct compensation for our Chief Executive Officer and Chief Operating Officer (see “Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer”, above and “Business Integration Incentive Program — Synergy PCRSUs”, below). In the case of our Chief Executive Officer, target long-term incentive value does not include options awarded to replace accruals under a legacy supplemental retirement plan of Domtar Inc. (see “Retirement Benefits”, below), as this award is not considered a component of total direct compensation.

(3)	Target long-term incentive values exclude a one-time 25% increase in the number of shares underlying each type of equity award that was approved by the Committee in June 2007 to preserve the equity incentive opportunity the named executive officers would have received had the equity awards been granted on March 7, 2007 (see “Long-Term Equity Incentives”, below). For these named executive officers, business integration incentive awards are not included because these awards are not considered part of ongoing total direct compensation.

Base Salary

The Corporation’s competitive environment played an important role in determining base salary levels. We took the following considerations into account:

•	the commodity cyclical nature of the uncoated freesheet market;

•	the market’s current overcapacity and necessary curtailment discipline;

•	the competitive environment for top executive talent in North America; and

•	the particular recruitment and retention challenges that our industry is facing.

These considerations led the Corporation to conclude that the conditions of our industry generate above-average compensation volatility for senior managers because many key corporate value drivers that affect the outcome of incentive programs are beyond their control. In response to this concern, we anchored base salaries at approximately 110% of the U.S. market median of comparable positions in our U.S. pay peer group for U.S.-based positions and for Canadian-based positions with significant U.S. focus and accountabilities, and approximately 110% of the Canadian market median of comparable positions in our Canadian pay peer group for other Canada-based positions. Salary scales are expressed in dollars and are used without currency value conversions in U.S. dollars in the U.S. and in Canadian dollars in Canada, depending on the executive’s location. Our senior executives earn base salaries at, above or below their position’s “anchor level” based on an assessment of each individual’s level of responsibility and experience relative to his position. For 2007, the Committee also reviewed the named executive officers’ existing salary levels from Weyerhaeuser Company or Domtar Inc., as applicable, and changes in their respective responsibilities as a result of the Transaction. Going forward, changes in base salary will typically be considered based on individual evaluations during our annual corporate performance review process, increased experience and role-changing events such as promotion or change in responsibilities, as well as our regular monitoring of executive compensation conditions in the market. Our performance review process is described below under the heading “The HR Committee’s Processes — Performance Evaluation”.

Consistent with our assessment of practices within the applicable pay peer group, and our objective that a majority of each executive’s compensation be performance-based, the base salary of Mr. Buron, our Chief Financial Officer, was set at approximately 40% of total direct compensation and the base salaries of Messrs. Barker and Brear were set at approximately 50% of total direct compensation. The base salary for Mr. Buron, our Chief Financial Officer, was increased by 28% from his salary of CDN $312,000 at Domtar Inc. to CDN $400,000, bringing his base pay to approximately 90% of the salary anchor level determined based on chief financial officer base salaries in our U.S. pay peer group, to reflect Mr. Buron’s experience as a Chief Financial Officer. Base salaries for Mr. Barker, our Senior Vice-President, Marketing and for Mr. Brear, our Senior Vice-President, Southern Region Mills, remained the same at U.S. $348,000 and U.S. $358,800, respectively, as these amounts are above 110% of the median for similarly situated executives in our U.S. pay peer group. These base salaries were determined based on the aforementioned salary midpoints for each role and on the level of post-Transaction responsibilities and experience of each named executive officer.

Mr. Royer’s base salary was increased in 2007 by 13% from his salary of CDN $975,000 at Domtar Inc. to CDN $1,100,000, bringing his base pay near 110% of the median for chief executive officer positions in our U.S. pay peer group. Mr. Royer’s salary reflects his comparatively long experience serving as Chief Executive Officer of Domtar Inc. and his increased responsibility as chief executive officer of a larger organization with a leading market position. Mr. Royer’s base salary is approximately 25% of his target total direct compensation.

Mr. Cooper’s base salary was increased by 24% from his salary of U.S. $534,000 at Weyerhaeuser Company to U.S. $660,000, bringing his base pay near 110% of the median of base pay for chief operating officer positions in our U.S. pay peer group. Mr. Cooper’s salary reflects considerations of his comparatively long experience and career track-record as an operational leader. Mr. Cooper’s base salary is approximately 28% of his total direct compensation.

The Corporation allocated a greater percentage of total direct compensation for Messrs. Royer and Cooper to variable performance-based and equity incentives compared to our other named executive officers to incentivize them to create shareholder value beyond the relatively short remaining period of each executive’s employment. Messrs. Royer and Cooper are expected to retire no later than our 2009 annual meeting of shareholders.

Performance-Based Annual Cash Bonuses

The Domtar Corporation Annual Incentive Plan provides cash incentives to motivate our executives to focus on annual financial results and enables our total cash compensation to remain competitive within the marketplace for executive talent. Each named executive officer has a target bonus award for the plan year, expressed as a percentage of the actual base salary paid to the named executive officer during that year. Consistent with our total compensation policy, target bonus opportunities approximate the median (50th percentile) of comparable positions in our U.S. pay peer group for U.S.-based named executive officers, and our Canadian pay peer group for named executive officers based in Canada. A summary of how our Annual Incentive Plan operates is provided in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Each member of our Management Committee, including each of our named executive officers, was eligible to participate in our Annual Incentive Plan during 2007. For 2007, the Corporation selected two performance objectives for the performance period April 1 through December 31, 2007 (the full fiscal quarters following the Transaction), which were based on the achievement of EBITDA (earnings before interest, taxes, depreciation and amortization) targets, which accounted for 85% of the total target amount, and targeted decreases in occupational health and safety occurrences required to be reported to the U.S. Occupational Safety and Health Administration (“OSHA”), which accounted for 15% of the total target amount. For 2007 the EBITDA and health and safety goals were as follows:

Component	Weight	Threshold	Target	Maximum
EBITDA	85%	$472.5 million	$675 million	$877.5 million
Health and Safety	15%	OSHA frequency rate on March 7, 2007 = 2.48	Decrease in OSHA frequency rate of 15% = 2.11	Decrease in OSHA frequency rate of 30% = 1.74
Percentage of Target Award Payable		0%	100%	200%

Target bonus levels of 75%, 65%, 50%, 45% and 45%, and maximum bonus levels of 150%, 130%, 100%, 90% and 90% of base salary were set for Messrs. Royer, Cooper, Buron, Barker and Brear, respectively. Consistent with the pay practices of our U.S. pay peer group, the target bonus level for Mr. Cooper is approximately 18% of total direct compensation and the target bonus level for Messrs. Barker and Brear is approximately 22.5% of total direct compensation. Consistent with the pay practices of our Canadian pay peer group, target bonus levels for Messrs. Royer and Buron are approximately 18.5% and 20% of total direct compensation. Generally, in February of each year, the HR Committee determines whether the performance objectives for the previous plan year have been achieved. Actual bonus payments for 2007 are set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and reflect that the Corporation achieved EBITDA of $688 million during the relevant performance period, resulting in a payment equal to 106.4% of the portion of the target award tied to EBITDA performance, and an OSHA frequency rate of 2.34, resulting in a payment equal to 38% of the portion of the target award tied to OSHA frequency. This resulted in total bonus payments of 96.2% of the aggregate target bonus opportunity for each named executive officer.

The Corporation also awarded a bonus to Mr. Cooper for the pre-Transaction period January 1 through March 6, 2007 so that his total annual cash bonus compensation would be determined on the same basis as total annual cash bonus compensation for the Corporation’s other named executive officers, all of whom are former employees of Domtar Inc. and who received a bonus for services to Domtar Inc. during the pre-Transaction period. Mr. Cooper did not receive a bonus from Weyerhaeuser Company for his services to Weyerhaeuser Company during the pre-Transaction period. Mr. Cooper’s bonus for the pre-Transaction period is reflected in the “Bonus” column of the Summary Compensation Table that appears later in this proxy statement.

Long-Term Equity Incentives

Our long-term equity incentives are designed to achieve the following objectives:

•	reward the achievement of long-term business objectives that benefit our stockholders; and

•	retain a successful and tenured management team.

Long-term equity incentive awards are the balancing component of our total compensation policy. Award amounts for 2007 were set at levels that would bring total compensation within the median range for total compensation packages of executives in similar positions within our U.S. pay peer group for named executive officers based in the U.S., our U.S./Canadian blended pay peer group for named executive officers based in Canada but with significant U.S. focus and accountabilities, and our Canadian pay peer group for other Canada-based positions.

In 2007, the Corporation introduced an equity compensation program for senior employees, including the named executive officers, that we believe will achieve our stated objectives. Under the program, the Corporation uses a portfolio approach to include a mix of performance-conditioned restricted stock unit awards (50% of target equity value), which we refer to as “PCRSUs”, to incentivize executives to achieve long-term business performance goals; tenure-based restricted stock unit awards (25% of target equity value), which we refer to as “RSUs”, to provide a retention incentive; and stock options (25% of target equity value) to reward executives for increasing our stock value. Approximately 200 of our senior employees participate in our equity compensation program. The equity awards were granted under the Corporation’s Omnibus Incentive Plan described under “Item 7 — Approval of the Material Terms of the Performance Goals that May Apply to Performance-Based Awards Under the Domtar Corporation 2007 Omnibus Incentive Plan,” beginning on page 16.

The Corporation set target equity value at approximately 225%, 200%, 100%, 55% and 55% of base salary and approximately 55%, 55%, 40%, 27.5% and 27.5% of total direct compensation for our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice-President, Marketing and Senior Vice-President, Southern Region Mills, respectively. The split between PCRSUs, RSUs and options was determined to be the most appropriate balance between compensation risk and potential rewards given our program’s objectives and the commodity-cyclical nature of our industry.

We intend to grant equity awards annually to all eligible employees, generally in February, subsequent to review and approval by the HR Committee. While 2007 began with the consummation of the Transaction on March 7, 2007, there were delays in finalizing and publishing our financial information due to the challenges inherent in combining our legacy businesses, one of which was a spin-off division which had not previously had separate financial statements. Counsel advised the Corporation that the initial grant of equity incentives (and the determination of option exercise prices) should not be made until after financial information reflecting the post-Transaction company had been publicly disseminated. As a result, the grants of equity awards were not made until June 2007. Between the March 7 consummation date for the Transaction and the date the equity awards were granted, our stock price increased by approximately 28%. Because of the increase in value of our equity between March 7 and the date equity awards were granted, the number of shares subject to each type of equity award was increased by approximately 25% to substantially preserve the target equity incentive opportunity our named executive officers would have received had they received the grants in March 2007. Information regarding specific equity award grants is provided in the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Performance-Conditioned Restricted Stock Units. PCRSUs were awarded to Messrs. Buron, Barker and Brear. Messrs. Royer and Cooper were not awarded any PCRSUs because both executives are expected to retire prior to the conclusion of the full performance period for these awards and, during their remaining tenure, the Corporation expects these executives to focus on the achievement of our business integration and synergy goals. Accordingly, Messrs. Royer and Cooper each received an award of business integration incentives, as further described below under the heading “Business Integration Incentive Program — Synergy PCRSUs”, and an award of tenure-based RSUs designed to ensure their continued service through their anticipated retirement dates, as further described below under the heading “Tenure-Based Restricted Stock Units”.

TSR-based PCRSUs. 50% of the PCRSUs will vest based on Domtar’s total shareholder return (“TSR”) relative to a group of peer companies that we refer to as our “performance peer group.” The companies in this group are:

Performance Peer Group

Abitibi Consolidated Inc.

Bowater Inc.

Glatfelter Corporation

International Paper Co.

MeadWestvaco Corp.

Packaging Corp. of America

Sappi Ltd.

Smurfit-Stone Container Corp.

Stora-Enso Corp.

UPM-Kymmene Corp.

Wausau Paper Corporation

These companies were selected because they are representative of investment opportunities for equity investors seeking exposure to our industrial sector. While there is considerable overlap between our pay peer groups and our performance peer group, the Corporation believes that using different peer groups for pay and performance allows for more relevant benchmarks for establishing appropriate levels of pay and evaluating our performance relative to our competitors, respectively.

The following table summarizes the measurement periods and applicable performance vesting criteria for these PCRSUs:

50% of PCRSUs Vesting on the Basis of Domtar’s TSR Ranking in Performance Peer Group
Measurement Periods
25% - March 7, 2007 to December 31, 2007
25% - January 1, 2008 to December 31, 2008
25% - January 1, 2009 to December 31, 2009
25% - March 7, 2007 to December 31, 2009
Ranking	Vesting
Top 3	150% of the 25% portion of the measurement period
Median	100% of the 25% portion of the measurement period
Above Bottom 3	50% of the 25% portion of the measurement period

If Domtar’s TSR is either (1) above the median TSR but not included in the top three or (2) below the median TSR but not included in the bottom three, linear interpolation between the vesting levels is used to determine vesting. We achieved a TSR for the 2007 performance period of -8.5%, which was above the median TSR of -9.95% but not among the top three. Accordingly, the Corporation’s performance for the 2007 TSR measurement period reached the 120% level.

Cash flow-based PCRSUs. 50% of the PCRSUs will vest subject to the achievement of adjusted cash flow (EBITDA minus cash interest charges and cash tax payments, adjusted for certain items) targets for the period April 1, 2007 through December 31, 2009. Awards vest at the 50%, 100% and 150% level for achievement of the threshold, target and maximum goals. Our business is highly cyclical and subject to numerous factors that are outside of management’s control, including changes in input costs such as fiber, energy and chemical prices, exchange rate fluctuations, significant volatility in product pricing and the recent rate of decline in demand which cannot always be offset by cost controls. The Committee has set the maximum performance level for cash flow-based PCRSUs for the period April 1, 2007 through December 31, 2009 at a level that would be difficult to achieve in the absence of an exceptional performance. In the Committee’s view, in order to achieve this performance level, management will have to meet the targeted business integration and synergy objectives (see “Business Integration Incentive Program”, below), make additional year-to-year improvements in our operations and realize increased selling prices from the high historical levels at the time of grant to compensate for inflation in our input costs. If some of the above-mentioned objectives are not completely achieved or if some downward selling price pressure occurs, we would expect that the target performance level would be achieved. The threshold performance level was set at a level that the Committee believed would continue to motivate management to achieve our corporate and business integration and synergy goals even if product pricing experienced some significant downward pressure during the performance period. Accordingly, in the absence of significant downward pricing pressure and if management controls costs and successfully integrates the fine paper business of Weyerhaeuser Company with Domtar Inc. we would expect that the threshold performance level would be achieved. From April 1 through December 31, 2007, our adjusted cash flow was $531 million, which was approximately 110% of the adjusted cash flow amount that was used by the Committee to establish the maximum performance level.

There is no payment for performance that does not meet the threshold performance levels for either TSR-based or cash flow-based PCRSUs. We use a combination of comparative TSR and adjusted cash flow as performance criteria over a long-term performance period of three years because these indicators jointly measure the performance of Domtar’s shares relative to competitive investment choices and our success in achieving the rationale for the Transaction.

Additional information regarding the terms of these awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Tenure-based Restricted Stock Units. Subject to certain terms and conditions, which are described in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement, RSUs awarded to Messrs. Buron, Barker and Brear vest 100% on December 31, 2009 (the fiscal year-end closest to the third anniversary of the closing of the Transaction) and are settled in shares of common stock on the vesting date. At the maturity of the program, overlapping 3-year RSUs with cliff vesting will provide a sustained and meaningful incentive alignment with stockholders and help retain our key contributors through various business cycles.

Consistent with our objective of retaining Messrs. Royer and Cooper through a specified transition period, we granted each executive an award of RSUs that will vest on the date of the 2009 annual meeting of the Corporation’s stockholders. Because Messrs. Royer and Cooper are expected to retire not later than our 2009 stockholders meeting, the Committee determined to permit each executive to elect whether their RSUs will be settled in cash or in shares of common stock.

Additional information regarding the terms of these awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Stock Options. Stock options are only granted to members of our Management Committee because we believe these individuals are uniquely and strategically positioned to impact our stock price. Each of our named executive officers other than Mr. Cooper, our Chief Operating Officer, was granted options on June 27, 2007. Options were granted at the closing price on the date of grant and are subject to both time- and performance-based vesting conditions. The compensation value of the option grants was determined on the basis of a Black-

Scholes option pricing model using a volatility of 30%. This level was selected following discussions with the Corporation’s outside financial advisors as an appropriate estimate of the volatility for Domtar following the Transaction, which resulted in a valuation ratio of 29%.

Subject to certain terms and conditions, which are described in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement, stock options awarded to Messrs. Buron, Barker and Brear vest in three equal installments on each of February 28, 2008, 2009 and 2010 (the month-end closest to the anniversary of the closing of the Transaction), but do not become exercisable unless and until the closing price of the Corporation’s common stock is at least 120% of the exercise price of the option for a period of at least 20 consecutive trading days. Over and above the inherent incentive to increase the Corporation’s market value associated with stock options, the stock price vesting hurdle further aligns the interests of our executives with our stockholders’ interests by ensuring that our stockholders have the opportunity to realize a 20% increase in the stock price over the stock price on the grant date of the options prior to the realization of any option gains by our executives.

Our stock options are designed to motivate our executives to achieve increases in our stock price over an extended period. Due to the limited tenure of Messrs. Royer and Cooper, and our desire that they focus on achieving our business integration and synergy goals within the stipulated time frame, stock options were not included as a component of their ongoing total direct compensation. However, as further described below under the heading “Retirement Benefits,” Mr. Royer accepted an award of options to replace the value of the retirement benefits he would otherwise have accrued under a legacy supplemental retirement plan of Domtar Inc. for the period from the closing of the Transaction on March 7, 2007, when he ceased accruing benefits under the plan, through his expected retirement date. Consistent with our aim of retaining Mr. Royer through a specified transition period to his anticipated retirement date, these options will vest on the date of the 2009 annual meeting of the Corporation’s stockholders, subject to his continuous employment through that date. Because Mr. Royer is uniquely situated to impact our stock price, this award provides the added benefit of motivating him to create value for our stockholders.

Additional information regarding the terms of our equity incentive awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Business Integration Incentive Program

As indicated above, in addition to our standard executive compensation program, the Corporation implemented a special program designed to retain key employees through a specified transition period following the closing of the Transaction and motivate a select group of employees to achieve the integration of our legacy businesses, as well as various synergies expected to result from the Transaction. We believe that this program will benefit our stockholders by ensuring that we retain an experienced management team that is appropriately incentivized to realize the benefits of the Transaction.

Synergy PCRSUs. Synergy PCRSU awards are designed to motivate our executives to achieve full integration of our legacy businesses, reduce costs and achieve synergies expected to result from the Transaction. Synergy PCRSUs were awarded to each of our named executive officers in 2007. The Synergy PCRSUs will vest based on the attainment of a variety of business integration and synergy achievement goals over the two-year period ending at the end of the first fiscal quarter of 2009. These objectives were presented to stockholders of Domtar Inc. and Weyerhaeuser Company as part of the rationale for the Transaction. Awards vest at the 50%, 100% and 200% level for achievement of threshold, target and maximum performance goals of cost savings at a run rate of $180 million, $200 million and $250 million or more, respectively. There is no payment for performance that does not reach threshold (which equals 90% of target); thereafter, linear interpolation between threshold, target and maximum applies to determine the applicable payout percentage. We set the target number at our assessment of the level of run rate cost savings and synergies the Transaction should produce. We set threshold at 90% of target because of the strong desire to motivate performance at or near the target level. The maximum target and payout levels were set to incentivize management to exceed our target goals.

Additional information regarding the terms of these awards is provided in the narrative accompanying the Grants of Plan-Based Awards Table that appears later in this proxy statement.

Retirement Benefits

During 2007, the HR Committee engaged in a comprehensive review of Domtar’s executive retirement benefits program. Both management, working with Mercer, and the Committee’s independent compensation consultant provided input throughout the review process. The Corporation revised its retirement benefit structure to reduce Domtar’s future economic risk related to providing retirement benefits while continuing to contribute to our ability to attract and retain the highest caliber executive talent.

As further described below, certain named executive officers will continue to participate, in part or in full, in legacy programs under which they have already accrued benefits. Going forward, some current members and all new members of our Management Committee, which includes Mr. Buron, are expected to participate in the new program.

Domtar’s executive retirement program consists of the benefits described below.

Legacy Canadian Plans. Mr. Royer participates in the defined benefit option and Mr. Buron participates in the defined contribution option under the Domtar Pension Plan, a Canadian tax-qualified pension plan that covers all Canadian Domtar employees.

Mr. Royer also participates in the Supplementary Pension Plan for Senior Management Employees, a legacy plan formerly sponsored by Domtar Inc. In connection with his negotiation of his employment agreement, Mr. Royer and the Corporation agreed that Mr. Royer would cease accruing benefits under the plan as of the consummation of the Transaction. Accordingly, the benefit under the plan, together with benefits provided under the Domtar Pension Plan, will total CDN $720,000 per annum upon retirement. Mr. Royer agreed to accept an award of options in 2007 to replace the additional retirement benefit he would otherwise have accrued during the period March 7, 2007 through his anticipated retirement date under the plan. This arrangement was entered into to establish an upper limit on the annual pension benefit to which Mr. Royer would be entitled, while providing an important tool to further align Mr. Royer’s interests with those of our stockholders.

Mr. Buron participates in the Supplementary Pension Plan for Designated Managers of Domtar Inc., a legacy plan formerly sponsored by Domtar Inc., with respect to his service prior to joining the Management Committee of Domtar Inc. in 2004. Upon his appointment as a member of the Management Committee, Mr. Buron became a participant in the Supplementary Pension Plan for Senior Management Employees. As more fully described in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement, benefits under our new supplemental defined benefit retirement plan are expected to replace Mr. Buron’s accrued benefit under this plan.

Legacy U.S. Plans. Messrs. Barker and Brear participate in the Domtar U.S. Salaried Pension Plan, a tax-qualified defined benefit cash balance plan that covers all U.S. Domtar employees hired on or before December 31, 2007, when the plan was frozen as to new participants, and the Domtar U.S. Salaried 401(k) plan, a tax-qualified defined contribution plan available to all U.S. employees of Domtar following 3 months of service.

Messrs. Barker and Brear are also entitled to benefits under a legacy supplemental pension arrangement that was assumed by Domtar Inc. from a predecessor employer.

New Supplemental Executive Retirement Plans (SERPs) for Canadian and U.S. Executives. In 2007 the Corporation implemented two supplemental pension benefit plans for designated executives. Due to participation in legacy supplemental pension arrangements noted above, Messrs. Barker and Brear do not participate in the new SERP plans. As noted above, Mr. Buron is expected to participate in our new defined benefit SERP retroactive to the date that he became a member of the Management Committee of Domtar Inc.

Our new SERP plans were designed to:

•

reduce the Corporation’s cost and potential risk under the current defined benefit SERP for Management Committee executives while continuing to provide a market competitive benefit that will aid in attraction and retention of key executives, including our named executive officers;

•	provide consistency between employer-paid retirement benefits for executives in Canada and the U.S., to the degree possible given different tax rules; and

•	provide an appropriate integration of retirement benefits over the career progression of an individual (from non-executive to Management Committee member).

The DC SERP for Designated Executives of Domtar is a non-qualified notional defined contribution plan provided to designated executives of the Corporation. The DB SERP for Management Committee Members of Domtar is provided only to members of our Management Committee (other than Messrs. Royer, Cooper, Barker and Brear). Additional information regarding the terms of, and the benefits provided under, each of these plans is provided in the narrative accompanying the Pension Benefits Table that appears later in this proxy statement.

In addition to pension benefits, Domtar offers Canadian retirees employer paid life insurance, medical and dental coverage. Dental coverage terminates at age 65. U.S. retirees may participate in a medical plan paid entirely by the retiree. Our named executive officers are entitled to participate in these programs.

Mr. Cooper is a retiree of Weyerhaeuser Company and therefore does not participate in any of Domtar’s retirement plans or programs.

Health and Welfare Benefits

Domtar offers medical, dental, life, accidental death and dismemberment and long-term disability insurance coverage to all salaried employees through a flexible benefits program.

Under the flexible benefits program, employees elect the level of coverage to suit their needs from a range of choices. Each benefit has an allocated cost and employer credits are provided to employees to cover some portion of these costs. Employees pay the difference between the allocated cost and the employer credit through payroll deduction. Any excess credits provided to Canadian employees must be allocated to the employee’s health care spending account. Executives located in Canada are provided with a higher level of employer credits. Furthermore, executives located in Canada may elect a level of medical and dental coverage with extended benefits. Messrs. Royer and Buron have elected the medical and dental coverage with extended benefits. In addition, Domtar provides a salary continuation benefit for short-term disabilities that applies equally to all employees.

Messrs. Barker and Brear participate in executive life, personal accident and group travel accident insurance programs provided by the Corporation to its senior U.S. executives. Executive life insurance is based upon a multiple of earnings dependent upon age.

In accordance with the requirements of the Transaction Agreement, Mr. Cooper participated in benefit programs that were substantially comparable in the aggregate to those provided to him by Weyerhaeuser Company prior to the Transaction. These programs did not provide for executive health and welfare benefits.

Executive Perquisites

The Corporation currently provides a limited number of perquisites to its named executive officers and select other executives. These include financial planning services, which are provided at low cost to assist senior executives with the added complexities associated with our multi-jurisdictional presence, and annual physical examinations. In March 2007, the HR Committee determined to phase out the remaining perquisites provided as follows:

•	Payment of car benefits at the end of the current lease; and

•	Payment for club memberships at the end of the current term.

Pursuant to his employment agreement, which is further described later in this proxy statement under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control”, our Chief Executive Officer is entitled to personal use of corporate aircraft for up to 24 hours per year. Mr. Royer is not entitled to any tax reimbursement payments with respect to his personal use of corporate aircraft, and must reimburse the Corporation in an amount equal to a first class commercial fare for any passengers traveling with him for reasons other than business.

Related Policies and Considerations

Employment Agreements and Termination and Change in Control Protections

We entered into employment agreements with Messrs. Royer and Cooper in 2007 to memorialize the special compensation programs that were developed to address their unique circumstances (described above under the heading “Components of Executive Compensation — Mix of Direct Compensation Elements — Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer”) and, in the case of Mr. Royer, to provide certainty under Canadian law that the Corporation will have no statutory post-termination severance obligations.

We have adopted a severance policy for members of our Management Committee other than Messrs. Royer and Cooper to provide some assurance that our executives will not be treated unfairly. Under the policy, Messrs. Buron, Barker and Brear would be entitled to 24 months’ salary payable in a lump sum upon a termination of employment by the Corporation for reasons other than cause. The executives would also be entitled to continued health benefits for the severance period, reimbursement for 6 months for the lease of a vehicle comparable to that provided by the Corporation prior to termination and outplacement services. Severance was set at a level that is consistent with competitive Canadian practice and was extended to Management Committee members in the U.S. to ensure internal pay equity. Management is not entitled to any tax gross-ups or increased severance in connection with a change in control.

Our Omnibus Incentive Plan provides limited change in control protections. Generally, except in the case of RSUs granted to retirement-eligible employees, awards do not vest on a change in control, absent either a board determination to accelerate vesting, termination of employment within a short period before or after the change in control, or an inability to continue the awards following the transaction. For tax reasons, RSUs for retirement-eligible employees vest under limited change in control events that result in cash payments to our stockholders. See the section entitled “Employment Agreements and Potential Payments Upon Termination or a Change in Control” that appears later in this proxy statement for a description of the change in control provisions of our Omnibus Incentive Plan.

The benefits provided under these arrangements are described and quantified under the heading “Employment Agreements and Potential Payments upon Termination or a Change in Control” later in this proxy statement.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to a public Corporation’s chief executive officer and the three other most highly-paid executive officers is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. The Committee intends, to the extent consistent with our compensation objectives, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that attract and retain key executives.

Pursuant to this proxy statement, we are submitting our Annual Incentive Plan and Omnibus Incentive Plan for shareholder approval for purposes of Section 162(m). If our stockholders approve these plans, the cash bonuses paid under the Annual Incentive Plan and stock options, PCRSUs and Synergy PCRSUs awarded under the Omnibus Incentive Plan should be deductible for us. Tenure-based RSUs do not qualify for the performance-based exception to Section 162(m). The payment provisions of RSUs awarded to Messrs. Royer and Cooper, however, were structured to be deductible under Section 162(m). The aggregate value of base salary, RSUs and other compensation not exempt from Section 162(m) provided to each of our other named executive officers is not expected to exceed $1 million other than in the event of exceptional stock performance.

The compensation that we pay to the named executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the HR Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation under our Omnibus Incentive Plan and all predecessor plans in accordance with the requirements of Financial Accounting Standard (FAS) 123(R).

Timing of Equity Grants

Because the Transaction dramatically changed the Corporation’s business, assets and financial position, on the advice of counsel the Corporation determined not to grant any equity awards until after the dissemination of financial information reflecting the combined business after consummation of the Transaction for its first quarter. Following the filing of this information with the Securities and Exchange Commission on Form 10-Q, specific equity awards were granted to the named executive officers at the first opportunity in June 2007. Other than with respect to this initial grant of awards, the Corporation does not coordinate the timing of equity awards around the release of material non-public information.

Clawback for Financial Reporting Misconduct

Any participant in our Omnibus Incentive Plan who knowingly or grossly negligently engages in financial reporting misconduct must disgorge to the Corporation all awards and gains from the exercise of options or stock appreciation rights in the twelve months prior to the date the misleading financial statements were issued, as well as any awards that vested based on the misleading financial statements.

REPORT OF THE HUMAN RESOURCES COMMITTEE

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

Report submitted as of February 20, 2008 by:

THE HUMAN RESOURCES COMMITTEE:

Brian M. Levitt

Michael R. Onustock

Pamela B. Strobel

Richard Tan

Denis Turcotte

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this proxy statement (and since March 7, 2007), the Human Resources Committee consists of Messrs. Levitt, Onustock, Tan and Turcotte and Ms. Strobel, all of whom are independent non-management directors. None of the Human Resources Committee members has served as an officer or employee of the Corporation, and none of the Corporation’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Corporation’s Board.

EXECUTIVE COMPENSATION

Summary Compensation Table and Narrative Disclosure

The narrative, table and footnotes below describe the total compensation for 2007 paid or awarded to or earned by our named executive officers, Raymond Royer (Domtar’s principal executive officer), Daniel Buron (Domtar’s principal financial officer), and the next three most highly compensated individuals who were serving as executive officers of Domtar on December 31, 2007, the last day of the fiscal year, for services to the Corporation. The components of the total compensation reported in the Summary Compensation Table are described below. For information on the role of each component within the total compensation package, see the description under the heading “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement.

Summary Compensation Table (1)

Name and Principal Position	Salary (3) ($)	Bonus ($)		Stock Awards (4) ($)	Option Awards (5) ($)	Non-Equity Incentive Plan Compensation (6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (7) ($)		All Other Compensation (8) ($)		Total ($)
Raymond Royer (2) President and Chief Executive Officer	860,111			2,379,091	584,223	620,570	—		63,047	(9)	4,507,042
Marvin Cooper Chief Operating Officer	515,308	59,492	(10)	1,249,281	—	322,222	—		8,108		2,154,411
Daniel Buron (2) Chief Financial Officer	312,768			484,962	89,971	150,441	11,170	(9)	48,910	(9)	1,098,222
Steven Barker Senior Vice-President, Marketing	285,092			444,596	112,675	123,417	123,551		23,829		1,113,160
Roger Brear Senior Vice-President, Southern Region Mills	293,940			426,322	127,264	127,247	32,651		27,164		1,034,588

(1)	Because all of our executive officers were employed by either Domtar Inc. or Weyerhaeuser Company prior to the consummation of the Transaction on March 7, 2007, the table reflects only compensation earned after March 7, 2007, unless specifically noted otherwise.

(2)	Amounts for salary, bonus and certain stock awards were denominated in Canadian dollars and, for purposes of this table, converted to U.S. dollars at the spot exchange rate on the date paid or, with respect to stock awards, the date granted.

(3)	This column represents the base salary earned for the period March 7 through December 31, 2007, including any amounts invested by the named executives in Domtar’s defined contribution plans.

(4)	This column represents compensation expense recognized in the Corporation’s financial statements in fiscal 2007 with respect to the fair value of PCRSUs and Synergy PCRSUs granted in fiscal 2007, as well as unvested restricted stock and deferred share units that were awarded by Domtar Inc. prior to 2007 and converted into awards of Domtar Corporation upon the closing of the Transaction, computed in accordance with Financial Accounting Standard (FAS) 123(R), but modified to exclude any forfeiture assumptions related to service-based vesting conditions. Except as noted in the preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 4 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007. The amounts in the table reflect Domtar’s accounting expense for the stock awards for fiscal 2007, but modified to exclude any forfeiture assumptions related to service-based vesting conditions, and do not reflect the value actually realized by the named executives.

(5)	This column represents compensation expense recognized in the Corporation’s financial statements in fiscal 2007 with respect to the fair value of options granted in fiscal 2007 and options that were awarded by Domtar Inc. prior to 2007 and converted into awards of Domtar Corporation upon the closing of the Transaction, computed in accordance with FAS 123(R) but modified to exclude any forfeiture assumptions related to service-based vesting conditions. Options are the right to purchase shares of Domtar common stock at a specified price, over a specified term (usually seven or ten years) following the grant date. Except as noted in the preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 4 to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated by reference herein. The amounts in the table reflect Domtar’s accounting expense in fiscal 2007 for the options, but modified to exclude any forfeiture assumptions related to service-based vesting conditions, and do not reflect the value, if any, that ultimately may be realized by the named executive officers.

(6)	This column represents the actual cash bonuses earned by the named executives for the period March 7 through December 31, 2007 under Domtar’s Annual Incentive Plan based on the target level achieved. See “Performance-Based Annual Cash Bonuses” in the CD&A for a discussion of the target performance levels.

(7)	This column represents the actuarial increase during 2007 in the pension value for the plans in which each named executive participates. Domtar does not pay above market rates or preferential rates under its non-qualified deferred compensation plans. Because his aggregate annual pension benefit under the Domtar Pension Plan and the Supplementary Pension Plan for Senior Management Employees of Domtar Inc. is capped at CDN $720,000 per annum (the value of his aggregate pension benefit as of the closing of the Transactions), Mr. Royer experienced a negative change in pension value that is not reflected in the table. This negative change resulted from his continued employment for the period March 7, 2007 through December 31, 2007, which reduced the actuarial period during which pension benefits are expected to be paid. See “Pension Benefits,” below.

(8)	Amounts shown in the “All Other Compensation” column include the following:

Name	Company Contributions to Defined Contribution Plans (a) ($)	Personal Use of Corporate Automobile (b) ($)		Personal Use of Corporate Aircraft (c) ($)	Company Paid Insurance Premiums (d) ($)		Financial Counseling ($)		Club Memberships ($)		Total ($)
Raymond Royer	—	30,843	(e)	13,686	4,481	(e)	3,429	(e)	10,608	(e)	63,047
Marvin Cooper	—	—		—	1,740		6,368		—		8,108
Daniel Buron (e)	34,209	13,267		—	1,434		—		—		48,910
Steven Barker	13,677	190		—	3,737		—		6,225		23,829
Roger Brear	9,891	12,074		—	4,699		500		—		27,164

(a)	Company contributions were made to the Domtar U.S. Salaried 401(k) plan for Messrs. Barker ($13,677) and Brear ($9,891), and to the DC SERP for Designated Executives of Domtar for Mr. Buron ($34,209).

(b)	Represents the costs of providing an automobile for the named executive officer’s personal use, plus related maintenance and use costs paid by Domtar. Generally, Domtar leases an automobile for use by the executive, and the cost reported in the table includes Domtar’s lease expense for the period March 7 through December 31, 2007.

(c)	Represents the incremental cost to Domtar for personal use of corporate aircraft by Mr. Royer. Pursuant to his employment agreement, Mr. Royer is entitled to personal use of corporate aircraft for up to 24 hours per year. Mr. Royer is not entitled to any tax-reimbursement payments in connection with his personal use of corporate aircraft. Incremental cost is computed based on the hourly fees charged by the management company that operates the plane for Domtar for the number of hours of Mr. Royer’s personal usage. Passengers who are traveling on the corporate aircraft for reasons other than business are required to reimburse the Corporation at a first class travel rate of fare. Converted to U.S. dollars at the spot exchange rate on the date of use.

(d)	Represents the cost of company-paid health, welfare, disability, life, and accidental death and dismemberment insurance for the named executive officer.

(e)	For purposes of this table, converted to U.S. dollars at the average prevailing spot exchange rate over the service period March 7 through December 31, 2007.

(9)	Converted to U.S. dollars at the spot exchange rate(s) indicated in the table in footnote 8.

(10)	Represents bonus paid for the pre-Transaction period January 1 through March 6, 2007 so that total annual cash bonus compensation for Mr. Cooper would be determined on the same basis as total annual cash bonus compensation for the Corporation’s other named executive officers, all of whom are former employees of Domtar Inc. and who received a bonus for services to Domtar Inc. during the pre-Transaction period. Mr. Cooper did not receive a bonus from Weyerhaeuser Company in respect of services to Weyerhaeuser Company during the pre-Transaction period.

Consistent with SEC disclosure requirements, we have reported in the Summary Compensation Table the compensation expense recognized in the Corporation’s financial statements for equity awards granted in 2007 under our compensation programs, as well as for equity awards granted by Domtar Inc. for prior years and converted into Domtar Corporation awards pursuant to the Transaction Agreement, but modified to exclude any forfeiture assumptions related to service-based vesting conditions. To provide additional information with respect to intended annual compensation for our named executive officers, we have provided the following supplemental table, which summarizes total compensation actually paid or awarded under our current compensation programs with respect to services performed for Domtar Corporation for the period March 7 through December 31, 2007. Accordingly, this supplemental table excludes changes in pension values, earnings on non-qualified deferred compensation and converted predecessor equity awards and reports the value of equity awards granted in 2007 on a grant date fair value basis, as this is the basis on which the HR Committee determines equity award allocations.

Total Compensation Paid or Awarded under 2007 Compensation Programs of Domtar Corporation

Name	Annual Cash Compensation ($)		Grant Date Fair Value of Long-Term Equity Incentives							All Other Compensation (2) ($)	Total (7) ($)
	Salary (3) ($)	Annual Incentive Plan Bonus (1) (3) ($)	Options ($)		PCRSUs ($)	Time-vested RSUs ($)		Synergy PCRSUs ($)
Raymond Royer (4)	860,111	620,570	1,089,216	(5)	—	2,917,488	(6)	2,917,488	(6)	64,826	8,469,699
Marvin Cooper	515,308	322,222	—		—	1,624,728	(6)	1,624,728	(6)	8,108	4,095,094
Daniel Buron (4)	312,768	150,441	108,864		259,616	117,040		467,096		49,915	1,465,740
Steven Barker	285,092	123,417	55,872		133,000	59,584		435,176		23,829	1,115,970
Roger Brear	293,940	127,247	57,600		137,256	61,712		449,008		27,164	1,153,927

(1)	Performance criteria for 2007 are discussed under the heading “Components of our Executive Compensation Program — Performance Based Annual Cash Bonuses”, in the CD&A, above.

(2)	Figures are reported on the same basis as those reported in the “All Other Compensation” column included in the Summary Compensation Table, above.

(3)	Includes compensation earned after March 6, 2007.

(4)	Amounts for salary, bonus and certain stock awards were denominated in Canadian dollars and converted to U.S. dollars at the spot exchange rate on the date paid or, with respect to stock awards, the date granted.

(5)	Includes options granted to replace the value of retirement benefits Mr. Royer would otherwise have accrued under a legacy supplemental retirement plan of Domtar Inc. for the period commencing on March 7, 2007, when he ceased accruing benefits under the plan, through his expected retirement date. See “Components of Executive Compensation — Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer”, in the CD&A above.

(6)	2007 equity grants to Messrs. Royer and Cooper are intended to cover target equity value for 2007 and 2008 because they are expected to retire no later than the Corporation’s 2009 stockholders meeting. The Corporation does not expect to grant additional equity to Messrs. Royer and Cooper in 2008. See “Components of Executive Compensation — Mix of Direct Compensation Elements — Direct Compensation Mix for Chief Executive Officer and Chief Operating Officer”, in the CD&A above.

(7)	Excludes actuarial increases in pension value during fiscal year 2007 reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column included in the Summary Compensation Table, above.

Grants of Plan-Based Awards Table

During 2007, the named executive officers received the following types of plan-based awards:

Annual Incentive Plan — Domtar’s Annual Incentive Plan (“AIP”) is an incentive plan based on achieving pre-established annual financial targets. Awards under the AIP are paid in cash. Within 90 days after a performance period begins, but in no event no later than the date on which 25% of the performance period has lapsed, the HR Committee must establish the performance objectives that must be satisfied for a bonus to be payable under the plan. Performance goals may be based on a variety of metrics set forth in the plan. The Committee may determine that special one-time or extraordinary items, as determined in accordance with U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, should or should not be included in the calculation of such measures.

For each plan year, a specified percentage of each bonus award is based upon each of the performance objectives selected by the HR Committee for that plan year. For each of the performance objectives that is met, a corresponding portion of the bonus award is paid. Each performance objective has an associated threshold level that must be achieved for any of the bonus award associated with such objective to be paid. The maximum bonus award that could be paid under the plan under the plan framework to a named executive officer for any plan year is $5 million. The HR Committee may, in its sole discretion, reduce or eliminate the amount otherwise payable to a participant under the Annual Incentive Plan. There is no payment under the plan for performance that does not meet the threshold level.

Omnibus Incentive Plan — The following equity awards were granted to named executive officers in 2007 under the Omnibus Incentive Plan. For a description of the Omnibus Incentive Plan, see “Item 7 — Approval of the Material Terms of the Performance Goals that May Apply to Performance-Based Awards Under the Domtar Corporation 2007 Omnibus Incentive Plan”, beginning on page 16 of this proxy statement.

Stock Options — Non-qualified stock options were granted on June 27, 2007 under Domtar’s 2007 Omnibus Incentive Plan. The options granted to Messrs. Buron, Barker and Brear do not become exercisable until both time vesting and performance vesting criteria have been fulfilled. Under the time vesting criteria, these options vest in three equal annual installments, beginning on February 28, 2008. Under the performance vesting criteria, no portion of the option may be exercised unless and until the trading price of Domtar’s common stock has reached or exceeded 120% of the exercise price for 20 consecutive days. If the performance vesting criteria have been fulfilled, options may be exercised to the extent vested under the time vesting criteria. The options granted to Mr. Royer vest on the date of the 2009 annual shareholders meeting.

Performance Conditioned Restricted Stock Units — These awards were granted on June 27, 2007 under our Omnibus Incentive Plan. Fifty percent of the PCRSUs granted to the named executive officers vest based on the total return to stockholders and 50% vest based on the achievement of adjusted cash flow targets for the period April 1, 2007 through December 31, 2009. See the description under the heading “Components of Executive Compensation — Performance Conditioned Restricted Stock Units” in the CD&A above for additional information about these awards.

Synergy PCRSUs — These awards were granted on June 27, 2007 under our Omnibus Incentive Plan. Synergy PCRSUs vest based on the attainment of a variety of synergy achievement goals over the two year period ending at the end of the first fiscal quarter of 2009. For a discussion of the applicable targets, see the description under the heading “Components of Executive Compensation — Synergy PCRSUs”, in the CD&A above.

RSUs — These awards were granted on June 27, 2007 under our Omnibus Incentive Plan. RSUs vest on December 31, 2009 (the fiscal year-end closest to the third anniversary of the closing of the Transaction), except that the RSUs granted to Messrs. Royer and Cooper vest on the date of the 2009 annual meeting of the Corporation’s stockholders.

Converted Domtar Inc. Legacy Awards — These awards were granted on March 7, 2007 in connection with the Transaction. Converted Domtar legacy awards consist of options, deferred share units and restricted stock that were converted, as required by the Transaction Agreement, into Domtar Corporation options, deferred share units and restricted stock, respectively, on a one to one basis, so that the economic value of the award after the Transaction was equal to the economic value of the award prior to the Transaction. The converted Domtar legacy awards have the same terms and conditions as the original Domtar Inc. awards except that, as required by the Transaction Agreement, Domtar Inc. options that had an exercise price greater than the trading price of the Domtar Inc. stock on the date immediately prior to the consummation of the Transaction were converted into options to purchase a lesser number of shares (with an equivalent Black-Scholes value) at an exercise price equal to the trading price on such date. Former employees of Weyerhaeuser Company were able to elect in the Transaction to convert their Weyerhaeuser Company equity awards into Domtar Corporation awards. None of our named executive officers holds converted Weyerhaeuser legacy awards.

Grants of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards (4) ($)	Closing Market Price on the Date of Grant (5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond Royer	AIP (13)	—	0	620,233	1,240,467
	Options (16)	6/27/2007								378,200	10.64	(7)	1,089,216
	Synergy PCRSUs	6/27/2007				137,100	274,200	548,400					2,917,488
	RSUs	6/27/2007							274,200				2,917,488
	Converted legacy options (8)	3/7/2007								39,187	8.52	(14)	61,338	8.87
	Converted legacy options (8)	3/7/2007								65,000	8.04	(15)	165,032	8.87
	Converted legacy options (8)	3/7/2007								24,633	8.52	(14)	70,577	8.87
	Converted legacy options (8)	3/7/2007								58,870	8.52	(14)	194,854	8.87
	Converted legacy options (8)	3/7/2007								32,437	8.52	(14)	14,747	8.87
	Converted legacy options (8)	3/7/2007								40,922	8.52	(14)	152,905	8.87
	Converted legacy options (9)	3/7/2007								56,034	8.52	(14)	57,708	8.87
	Converted legacy options (10)	3/7/2007								68,037	8.52	(14)	684,452	8.87
	Converted legacy options (11)	3/7/2007								63,597	8.52	(14)	318,621	8.87
	Converted legacy options (12)	3/7/2007								90,250	5.29	(15)	461,178	8.87
	Converted legacy deferred share units	3/7/2007							35,959				318,956
	Converted legacy restricted stock	3/7/2007							78,000				691,860

Marvin Cooper	AIP (13)	—	0	334,950	669,900
	Synergy PCRSUs	6/27/2007				76,350	152,700	305,400					1,624,728
	RSUs	6/27/2007							152,700				1,624,728

Daniel Buron	AIP (13)	—	0	150,360	300,719
	Options (6)	6/27/2007								37,800	10.64	(7)	108,864
	PCRSUs	6/27/2007				12,200	24,400	36,600					259,616
	Synergy PCRSUs					21,950	43,900	87,800					467,096
	RSUs								11,000				117,040
	Converted legacy options (8)	3/7/2007								2,052	8.52	(14)	5,879	8.87
	Converted legacy options (8)	3/7/2007								1,471	8.52	(14)	4,869	8.87
	Converted legacy options (8)	3/7/2007								6,547	8.52	(14)	24,463	8.87
	Converted legacy options (9)	3/7/2007								7,471	8.52	(14)	7,694	8.87
	Converted legacy options (10)	3/7/2007								8,164	8.52	(14)	82,130	8.87
	Converted legacy options (11)	3/7/2007								20,351	8.52	(14)	101,959	8.87
	Converted legacy options (12)	3/7/2007								29,000	5.29	(15)	148,190	8.87
	Converted legacy restricted stock	3/7/2007							56,000				496,720

Steven Barker	AIP (13)	6/27/2007	0	128,292	256,583
	Options (6)	6/27/2007								19,400	10.64	(7)	55,872
	PCRSUs	6/27/2007				6,250	12,500	18,750					133,000
	Synergy PCRSUs					20,450	40,900	81,800					435,176
	RSUs (3)	6/27/2007							5,600				59,584
	Converted legacy options (8)	3/7/2007								3,527	8.52	(14)	11,177	8.87
	Converted legacy options (8)	3/7/2007								4,709	8.52	(14)	15,586	8.87
	Converted legacy options (8)	3/7/2007								6,547	8.52	(14)	24,463	8.87
	Converted legacy options (9)	3/7/2007								7,471	8.52	(14)	7,694	8.87
	Converted legacy options (10)	3/7/2007								23,813	8.52	(14)	239,559	8.87
	Converted legacy options (11)	3/7/2007								20,351	8.52	(14)	101,959	8.87
	Converted legacy options (12)	3/7/2007								29,000	5.29	(15)	148,190	8.87
	Converted legacy restricted stock								63,000				558,810

Roger Brear	AIP (13)	—	0	132,273	264,546
	Options (6)	6/27/2007								20,000	10.64	(7)	57,600
	PCRSUs	6/27/2007				6,450	12,900	19,350					137,256
	Synergy PCRSUs					21,100	42,200	84,400					449,008
	RSUs (3)	6/27/2007							5,800				61,712
	Converted legacy options (8)	3/7/2007								10,812	8.52	(14)	4,916	8.87
	Converted legacy options (8)	3/7/2007								25,388	8.52	(14)	89,608	8.87
	Converted legacy options (8)	3/7/2007								19,097	8.52	(14)	71,356	8.87
	Converted legacy options (9)	3/7/2007								24,904	8.52	(14)	25,648	8.87
	Converted legacy options (10)	3/7/2007								30,616	8.52	(14)	307,997	8.87
	Converted legacy options (11)	3/7/2007								20,351	8.52	(14)	101,959	8.87
	Converted legacy options (12)	3/7/2007								29,000	5.29	(15)	148,190	8.87
	Converted legacy deferred share units	3/7/2007							2,599				23,053
	Converted legacy restricted stock								54,000				478,980

(1)	These columns consist of awards under the AIP for 2007, only. The “Threshold” column represents the minimum amount payable when threshold performance is met. The “Target” column represents the amount payable if the specified performance targets are reached. The “Maximum” column represents the maximum payable possible under the plan. See the “Summary Compensation Table” for actual amounts paid under the Annual Incentive Plan for 2007.

(2)	These columns contain PCRSU and Synergy PCRSU grants, only. The “Threshold” column represents the minimum number of shares payable if threshold performance is met. If performance is at or below the threshold performance, no shares are paid. The “Target” column represents the number of shares payable if 100% of the performance target is met. The “Maximum” column represents the number of shares payable if performance meets or exceeds the maximum performance target.

(3)	This column contains the RSU grants and represents the number of shares under the RSU that will vest on December 31, 2009, in the case of Messrs. Buron, Barker and Brear, and at the 2009 annual meeting of the Corporation’s stockholders, in the case of Messrs. Royer and Cooper, in each case subject to the terms described immediately prior to this table under the heading “RSUs.” This column also includes shares of restricted stock that were converted from shares of restricted Domtar Inc. stock in the Transaction that vest on the third anniversary of the original grant date and deferred share units that were converted from deferred share units of Domtar Inc. in the Transaction that are fully vested and pay out in connection with the executive’s termination of employment.

(4)	Represents the grant date fair value in accordance with FAS 123(R), but excludes any forfeiture assumptions related to service-based vesting conditions, as prescribed by SEC rules. See footnotes 4 and 5 to the Summary Compensation Table.

(5)	As required by the Transaction Agreement, Domtar Inc. options that had an exercise price greater than the trading price of the Domtar Inc. stock on the date immediately prior to the consummation of the Transaction were converted into options to purchase a lesser number of shares (with an equivalent Black-Scholes value) at an exercise price equal to the trading price on such date.

(6)	The options vest in three equal annual installments on the first three anniversaries of February 28, 2007 and do not become exercisable unless and until the closing price of the Corporation’s common stock is at least 120% of the exercise price of the option for a period of at least 20 consecutive trading days.

(7)	The exercise price of each option is equal to the closing market price of Domtar common stock on the date the option was granted.

(8)	The options are fully vested. The original Domtar Inc. stock options vested in approximately equal installments on the first four anniversaries of the grant date of the original Domtar Inc. stock options. The exercise price of the stock options was determined based on the closing price of Domtar stock on March 6, 2007, in accordance with the agreements memorializing the Transaction.

(9)	The options vest in approximately equal annual installments on the first four anniversaries of February 4, 2003 if performance conditions are satisfied, or such later anniversary date as the performance condition is satisfied.

(10)	The options vest in approximately equal annual installments on the first four anniversaries of February 3, 2004 if performance conditions are satisfied, or such later anniversary date as the performance condition is satisfied.

(11)	The options vest in approximately equal annual installments on the first four anniversaries of February 24, 2005 and become exercisable if performance conditions are satisfied.

(12)	The options vest in approximately equal installments on the first four anniversaries of February 27, 2006 and become exercisable if performance conditions are satisfied.

(13)	Prorated for the service period March 7 through December 31, 2007. For purposes of this table, target and maximum bonus estimates for Messrs. Royer and Buron were converted to U.S. dollars using the spot exchange rate on May 18, 2007, the date on which the applicable performance criteria were approved by the HR Committee.

(14)	The exercise price was determined on the basis of the conversion ratio required by the Transaction Agreement, which was based on closing market price of Domtar Inc. stock on the day immediately preceding the closing date of the Transaction, and approved by Weyerhaeuser Company, Domtar Inc.’s shareholders and appropriate Canadian regulatory authorities.

(15)	The exercise price is equal to the exercise price of the original grant of Domtar Inc. options, converted to U.S. dollars using the noon exchange rate of the Federal Reserve Bank of New York on the date of the Transaction, as required by the Transaction Agreement and approved by Weyerhaeuser Company, Domtar Inc.’s shareholders and appropriate Canadian regulatory authorities.

(16)	The options vest on the date of the 2009 annual shareholders meeting.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards for each named executive officer at the end of fiscal year 2007, which included options, restricted stock, restricted stock units, deferred share units, PCRSUs and Synergy PCRSUs.

Number of Securities Underlying Unexercised Options (#) Exercisable — This column represents options for which the service requirements have been fulfilled and performance targets have been achieved.

Number of Securities Underlying Unexercised Options (#) Unexercisable — This column represents options for which the performance targets have been achieved and that will vest if service requirements are fulfilled.

Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) — This column represents options that will vest if and to the extent service requirements and predetermined performance targets are achieved.

Number of Shares or Units of Stock That Have Not Vested (#) — This column represents restricted stock and RSUs that will vest if service requirements are fulfilled and includes TSR-based PCRSUs for which performance goals have been achieved.

Market Value of Shares Or Units of Stock That Have Not Vested ($) — This column represents the market value of restricted stock, RSUs, and TSR-based PCRSUs for which performance goals have been achieved based on the price per share of Domtar’s common stock of $7.69, the closing market price on December 31, 2007.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) — This column represents PCRSUs and Synergy PCRSUs that will vest if and to the extent predetermined performance targets are achieved at the “maximum” performance level in the case of TSR-based PCRSUs and at the “threshold” performance levels in the case of Synergy PCRSUs and cash flow-based PCRSUs.

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) — This column represents the market value of the unvested and unearned PCRSUs and Synergy PCRSUs based on the price per share of Domtar’s common stock of $7.69, the closing market price on December 31, 2007. Amount represents the value that would be earned based on that stock price if the “maximum” performance level were achieved, in the case of TSR-based PCRSUs, and if the “threshold” performance level were achieved, in the case of Synergy PCRSUs and cash flow-based PCRSUs.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares Or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raymond Royer									388,159	$2,984,943	137,100	(7)	$1,054,299
	39,187	(1)	—				$8.52	03-Mar-08
	65,000	(1)	—				$8.04	09-Mar-09
	24,633	(1)	—				$8.52	08-Mar-10
	58,870	(1)	—				$8.52	06-Feb-11
	32,437	(1)	—				$8.52	26-Jun-08
	40,922	(1)	—				$8.52	05-Feb-12
	14,009	(2)			42,025	(2)	$8.52	04-Feb-13
	17,009	(3)			51,028	(3)	$8.52	03-Feb-14
	—				63,597	(4)	$8.52	23-Feb-11
	22,563	(5)	67,687	(5)			$5.29	29-Feb-12
	—				378,200	(6)	$10.64	27-Jun-14
TOTAL	314,630		67,687		534,850				388,159	$2,984,943	137,100	(7)	$1,054,299
Marvin Cooper	—		—				$—		152,700	$1,174,263	76,350	(7)	$587,132
TOTAL									152,700	$1,174,263	76,350	(7)	$587,132
Daniel Buron									70,660	$543,375	41,775	(7)	$321,250
	2,052	(1)	—				$8.52	08-Mar-10
	1,471	(1)	—				$8.52	06-Feb-11
	6,547	(1)	—				$8.52	05-Feb-12
	1,868	(2)			5,603	(2)	$8.52	04-Feb-13
	2,041	(3)			6,123	(3)	$8.52	03-Feb-14
	—				20,351	(4)	$8.52	23-Feb-11
	7,250	(5)	21,750	(5)			$5.29	20-Feb-12
	—				37,800	(8)	$10.64	27-Jun-14
TOTAL	21,229		21,750		69,877				70,660	$543,375	41,775	(7)	$321,250
Steven Barker									70,475	$541,953	30,606	(7)	$235,362
	3,527	(1)	—				$8.52	18-Oct-10
	4,709	(1)	—				$8.52	06-Feb-11
	6,547	(1)	—				$8.52	05-Feb-12
	1,868	(2)			5,603	(2)	$8.52	04-Feb-13
	5,953	(3)			17,860	(3)	$8.52	03-Feb-14
	—				20,351	(4)	$8.52	23-Feb-11
	7,250	(5)	21,750	(5)			$5.29	26-Feb-12
	—				19,400	(8)	$10.64	27-Jun-14
TOTAL	29,854		21,750		63,214				70,475	$541,953	30,606	(7)	$235,362
Roger Brear									64,334	$494,728	31,581	(7)	$242,860
	10,812	(1)	—				$8.52	26-Jun-08
	25,388	(1)	—				$8.52	07-Aug-11
	19,097	(1)	—				$8.52	05-Feb-12
	6,226	(2)			18,678	(2)	$8.52	04-Feb-13
	7,654	(3)			22,962	(3)	$8.52	03-Feb-14
	—				20,351	(4)	$8.52	23-Feb-11
	7,250	(5)	21,750	(5)			$5.29	26-Feb-12
	—				20,000	(8)	$10.64	27-Jun-14
TOTAL	76,427		21,750		81,991				64,334	$494,728	31,581	(7)	$242,860

(1)	Options vested in approximately equal installments on the first four anniversaries of the grant date and are currently fully vested.

(2)	The options vest in approximately equal annual installments on the first four anniversaries of the grant date if performance conditions are satisfied, or such later anniversary date as the performance condition is satisfied. The options were granted on February 4, 2003. Twenty-five percent of the options vested last year based on performance.

(3)	The options vest in approximately equal annual installments on the first four anniversaries of the grant date if performance conditions are satisfied, or such later anniversary date as the performance condition is satisfied. The options were granted on February 3, 2004. Twenty-five percent of the options vested last year based on performance.

(4)	The options vest in approximately equal annual installments on the first four anniversaries of the grant date and become exercisable if performance conditions are satisfied. The options were granted on February 24, 2005. None of the performance conditions have been satisfied.

(5)	The options vest in approximately equal annual installments on the first four anniversaries of the grant date and become exercisable if performance conditions are satisfied. The options were granted on February 27, 2006. The performance conditions have been satisfied.

(6)	The options vest on the date of the 2009 annual shareholders meeting.

(7)	Includes Synergy PCRSUs and cash flow-based PCRSUs at “Threshold” performance levels and TSR-based PCRSUs at “Maximum” performance levels.

(8)	Option grant does not become exercisable until both time vesting and performance vesting criteria have been fulfilled. Under the performance vesting criteria, no portion of the option may be exercised unless and until the trading price of Domtar’s common stock has reached or exceeded 120% of the exercise price for 20 consecutive days. Under the time vesting criteria, the option vests over three years in equal annual installments. If the performance vesting criteria have been fulfilled, the option may be exercised to the extent the option has vested under the time vesting criteria as of the date of exercise.

Option Exercises and Stock Vested Table

The table below provides information on the named executive officer’s stock awards that vested from March 7, 2007 through December 31, 2007. No stock awards vested and no options were exercised by our named executive officers between March 7, 2007 and December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Raymond Royer	—	—	—	—
Marvin Cooper	—	—	—	—
Daniel Buron	—	—	—	—
Steven Barker	—	—	—	—
Roger Brear	—	—	—	—

Pension Benefits

The following narrative and tables provide information on the defined benefit retirement plans in which the named executive officers participate. The following table illustrates the actuarial present value as of December 31, 2007 of benefits accumulated by the named executive officers under Domtar’s pension plans and arrangements using the methodology required by the SEC pursuant to the Financial Accounting Standards Board (FASB) Statement 87 at the earliest unreduced retirement age under the plan.

For purposes of all of the pension plans described in this section, “pay” includes base salary and annual cash bonuses (up to the lesser of 50% of salary or 100% of target bonus for the DB SERP for Management Committee Members of Domtar).

Our named executive officers in Canada, Messrs. Royer and Buron, participate in the Domtar Pension Plan. The Domtar Pension Plan is registered with the Canadian federal and provincial authorities. It has two options: a defined benefit option and a defined contribution option. Participation in the Domtar Pension Plan is mandatory for all employees hired after January 1, 1998. Since that date, employees may only join the defined contribution option. Employees must join the plan no later than the first day of January following completion of two years of continuous service with the Corporation. Mr. Royer participates in the defined benefit option and Mr. Buron participates in the defined contribution option under the Domtar Pension Plan.

Under the defined benefit option, the Domtar Pension Plan is funded by the Corporation and by employee contributions. It provides for a normal retirement pension beginning at age 65. The annual pension payable is equal to 1.5% (1.3% for credited service before January 1, 2000) of the average of the Yearly Maximum Pensionable Earnings during the five years preceding the employee’s termination of employment, plus 2% of the employee’s best average earnings during any consecutive 60 months in the last 120 months prior to his termination of employment, in excess of the average Yearly Maximum Pensionable Earnings, multiplied by his years of credited service. The Yearly Maximum Pensionable Earnings correspond to the maximum earnings on which an employee contributes under the appropriate public pension plan (the Quebec Pension Plan for the named executive officers). The pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. The employee may retire earlier with an unreduced pension if he is at least age 58 and has at least 15 years of service. Otherwise, the employee may retire as early as age 55 with reduced benefits. An employee retiring with at least 15 years of service would also be entitled to a bridging supplement payable until age 65 based upon the number of his years of service with the Corporation up to a maximum of 30 years. The bridging supplement would be paid in full if the employee is at least age 58 upon retirement and reduced otherwise.

Under the defined contribution option, the Domtar Pension Plan is funded by the Corporation and by employee contributions. The level of contributions varies from 1.0% to 6.5% of pay depending upon the employee’s election and upon the sum of the employee’s age and years of service. The Corporation matches employee contributions at 100%. For 2007, contributions were limited to earnings up to $100,000. Starting in 2008, total employee and employer contributions are subject to the limits of the Income Tax Act. Upon termination of employment, the employee is entitled to his account balance in a lump sum payment. Company contributions are fully vested in the employee immediately.

Messrs. Barker and Brear participate in the Domtar U.S. Salaried Pension Plan. The Domtar U.S. Salaried Pension Plan is a cash balance plan entirely funded by the Corporation. Participation in the plan was frozen at December 31, 2007. Under the Domtar U.S. Salaried Pension Plan, each year, a percentage of the employee’s pay is credited to his account, based on his age. In addition, the employee’s account is credited with the annual rate of interest on 30-year Treasury Constant Maturities published by the Federal Reserve Board. Benefits are fully vested in the employee after three years of service. Upon termination of employment, the account of the employee is converted into a pension using factors specified in the plan. The employee may instead elect a lump sum payment corresponding to the present value of the pension.

Messrs. Barker and Brear also participate in the Domtar U.S. Salaried 401(k) Plan. U.S. Salaried employees may generally enroll, if they wish, in the Domtar U.S. Salaried 401(k) Plan after three months of service. Company contributions begin after one year of service. Employees may contribute between 1% and 60% of pay on a pre-tax basis, subject to limits of the legislation. For participants as of December 31, 2007, the Corporation matches 100% of the first 3% of pay and 50% of employee contributions between 3% and 8% of pay. The member’s account is also credited with earnings, at a rate determined in accordance with the investment election made by the employee. The employee can modify his election at any time. Upon termination of employment, the employee is entitled to his account balance in a lump sum payment. Company contributions are fully vested in the employee after three years of service.

No new participant may join the Domtar U.S. Salaried Pension Plan after December 31, 2007. Starting on January 1, 2008, every new participant joins the Domtar U.S. Salaried 401(k) Plan upon being hired. The Corporation contributes an amount between 4% and 6% of pay depending on the member’s age and matches 100% of employee contributions up to 5.5% of pay. Corporation contributions are fully vested in the employee immediately.

Messrs. Barker and Brear are also entitled to benefits under a legacy supplemental pension arrangement that was assumed by Domtar Inc. from a predecessor employer. The retirement arrangement for Messrs. Barker and Brear provides for a total pension amount equal to 50% of the executive’s best average earnings, inclusive of the benefits payable from the Domtar U.S. Salaried Pension Plan and from the employer paid portion of the Domtar U.S. Salaried 401(k) plan, for a specified period. Mr. Barker’s benefit is determined by multiplying the total pension amount by a ratio reflecting his period of service with Domtar over 15 years. Normal retirement age is 65 under the agreement. Executives may retire as early as age 55 and are eligible to receive an unreduced pension at age 62. Executives who retire between ages 55 and 62 receive a pension reduced by 4% for each year retirement precedes age 62. The pension is payable as a Joint and 50% Survivor annuity. Mr. Brear is currently eligible for retirement under this agreement, and Mr. Barker will be eligible as of March 3, 2008. Benefits are fully vested in the employee after 10 years of service with Domtar.

The Corporation implemented two new supplemental pension benefit plans for designated executives. Mr. Buron is expected to participate in these supplemental programs. The DB SERP for Management Committee Members of Domtar is a defined benefit plan, while the DC SERP for Designated Executives of Domtar is a defined contribution plan, described under the heading “Nonqualified Deferred Compensation”. Benefits under the DB SERP for Management Committee Members of Domtar are granted only to members of the Management Committee and are entirely paid for by the Corporation. The annual pension payable is equal to 2% of the executive’s best average earnings for each year of credited service as a member of the Management Committee, with a maximum of 50%, less an offset based on the accumulated value of both the executive’s and the Corporation’s contributions under any other pension plan, including the 401(k) plan and the DC SERP for Designated Executives of Domtar, with respect to that service. Normal retirement age is 65 under the plan. Executives may retire as early as age 55 and are eligible for an unreduced pension at age 62 (age 60 for Mr. Buron), with a 6% reduction for each year retirement precedes age 62 (a 3% reduction for each year retirement precedes age 60 for Mr. Buron). The pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. For a U.S. executive, the present value of the benefits will be paid in a lump sum upon retirement instead of a pension. Benefits are fully vested in the member after 2 years of membership in the plan. Under this program, benefits for a Canadian member of the Management Committee are generally funded when a member is between ages 60 and normal retirement age (currently age 65). Such funding is maintained through retirement only if the member actually retires at age 65 or above; otherwise, amounts set aside for the member revert to the Corporation. In the event of change of control, the benefits are immediately funded. Otherwise, members will receive their benefits out of the general funds of the Corporation.

Mr. Royer

The Corporation has entered into an agreement with Mr. Royer providing for a supplemental annual pension under the Supplementary Pension Plan for Senior Management Employees of Domtar Inc., which, when combined with that provided by the Domtar Pension Plan, will provide him with a total annual pension of $720,000 payable from his retirement. The pension is payable for life and guaranteed for a minimum of five years. Other forms of payment are available on an actuarially equivalent basis. Early retirement provisions are not applicable as Mr. Royer has passed his normal retirement date of age 65.

Mr. Buron

Mr. Buron is also eligible to receive benefits under the legacy Supplementary Pension Plan for Designated Managers of Domtar Inc. with respect to his service prior to becoming a member of the Management Committee of Domtar Inc. in 2004. This plan provides for the same total benefit (inclusive of his benefits under the Domtar Pension Plan) as under the defined benefit option of the Domtar Pension Plan (described above), but without taking into account any limits under income tax legislation. These benefits are not vested before age 55 and are fully vested after that age. Upon his appointment as a member of the Management Committee, Mr. Buron became a participant in the Supplementary Pension Plan for Senior Management Employees. Because benefits under the new DB SERP are intended to replace the benefit accrued by Mr. Buron under this plan, Mr. Buron is expected to participate in the new DB SERP retroactive to 2004, when he became a member of the Management Committee of Domtar Inc. The 3.92 years of credited service reflected in the table below generate an accrued benefit under the DB SERP that is approximately the same value as the benefit Mr. Buron would otherwise have accrued under the Supplementary Pension Plan for Senior Management Employees as of December 31, 2007.

Mr. Cooper

Mr. Cooper is a retiree from Weyerhaeuser Company and does not participate in the retirement programs of Domtar Corporation.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)		Payments During Last Fiscal Year ($)
Raymond Royer	Domtar Pension Plan	11.33	243,684	(3)	—
	Supplementary Pension Plan for Senior Management Employees of Domtar Inc.	21(2)	6,722,819	(3)	—

Daniel Buron	Supplementary Pension Plan for Designated Managers of Domtar Inc.	3.92(4)	88,726	(3)	—
	DB SERP for Management Committee Members of Domtar	3.67	61,096	(3)	—

Steven Barker	Domtar U.S. Salaried Pension Plan	7.5	89,523		—
	Retirement Agreement	13.83	1,690,045		—

Roger Brear	Domtar U.S. Salaried Pension Plan	8.83	143,439		—
	Retirement Agreement	28.92	2,162,672		—

(1)	The Present Value of Accumulated Benefits has been calculated on the following basis:

•	Best average earnings and credited service as of December 31, 2007 have been used.

•	Retirement is assumed to occur at age 62 (immediately for Mr. Royer, age 60 for Mr. Buron), the earliest age that qualifies for an unreduced pension.

•

Assumptions used correspond to those used for the purposes of determining the accrued benefit obligations on December 31, 2007 of the defined benefit plans for the financial statements of the Corporation (namely, a discount rate of 5.5% for Canadian executives and 5.75% for U.S. executives), except that no mortality or termination of employment before retirement was assumed.

(2)	Mr. Royer had an agreement whereby two years of credited service were recognized for each year of service with Domtar Inc. under the Supplementary Pension Plan for Senior Management Employees of Domtar Inc. As per his current agreement, service up to March 7, 2007 only is recognized under this plan.

(3)	Converted to U.S. dollars at the average prevailing spot exchange rate over the service period March 7 through December 31, 2007.

(4)	Years of credited service are retroactive to the date Mr. Buron became a member of the Management Committee of Domtar Inc., as benefits under the DB SERP for Management Committee Members of Domtar are expected to replace the benefits accrued by Mr. Buron under the Supplementary Pension Plan for Senior Management Employees of Domtar Inc. during his tenure as a member of the Management Committee of Domtar Inc. See “Pension Benefits — Mr. Buron,” above.

Nonqualified Deferred Compensation

The following narrative and table provide information on the nonqualified deferred compensation plans in which our named executive officers participate. The following table shows the 2007 account activity for each named executive officer and includes each executive’s contributions, company contributions, earnings and the aggregate balance of his total deferral account as of December 31, 2007. The aggregate balance includes the total personal contributions made (and not withdrawn) by each executive and the contributions made by the Corporation and predecessor companies over the career of each executive.

In 2007, the Corporation implemented the DC SERP for Designated Executives of Domtar, a nonqualified supplemental pension plan for certain executives. Mr. Buron participates in this plan, which consists of a non qualified notional defined contribution pension plan entirely paid for by the Corporation. Each year, the member’s account is credited with an amount equal to 11% of pay, less the employer contribution to the basic pension plan, for a Canadian executive. For a U.S. executive, the contribution formula is the same as under the 401(k) plan in effect since January 1, 2008, without taking into account any tax limit applicable to tax qualified plans, less the employer contribution to the 401(k) plan. Commencing in 2008, the member’s account will be credited with a notional market-based investment return. Company contributions are fully vested in the employee after 2 years of service in an eligible salary grade. Upon retirement or termination of employment, the accumulated account balance is paid in a lump sum to the executive. A Canadian executive who retires after age 55 would also have the option to receive his benefits over a 10-year period.

For purposes of the DC SERP for Designated Executives of Domtar, “pay” includes base salary and annual cash bonuses.

Certain of our named executive officers hold legacy deferred share units that are vested and are paid in connection with termination of their employment. Those units are also included in the table.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond Royer (3)	—	—		(29,846)	—	276,525
Marvin D. Cooper	—	—		—	—	—
Daniel Buron	—	34,209	(2)	—	—	34,209
Steven A. Barker	—	—		—	—	—
Roger H. Brear (3)	—	—		(2,157)	—	19,986

(1)	These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(2)	Converted to U.S. dollars at the average prevailing spot exchange rate over the service period March 7 through December 31, 2007.

(3)	Reflects deferred share units held by the named executive officer. Earnings reflect the change in the value of our stock between March 7, 2007 and December 31, 2007. Balance at last fiscal year end is based on our closing share price of $7.69 on December 31, 2007.

The Corporation does not consider restricted stock units deferred compensation and has not included them in the above table.

Employment Agreements and Potential Payments Upon Termination or a Change in Control

Employment Agreements. The Corporation does not have employment agreements with its named executive officers other than Messrs. Royer and Cooper. The agreements with Messrs. Royer and Cooper are effective until the 2009 annual meeting of our stockholders. The agreements provide for an annual base salary of CDN $1,100,000 and an annual bonus opportunity of 75–150% of base salary in the case of Mr. Royer and an annual base salary of U.S. $660,000 and an annual bonus opportunity of 65–130% of base salary in the case of Mr. Cooper. Annual bonuses (if any) are determined and paid pursuant to our Annual Incentive Plan described under the heading “Components of Executive Compensation — Performance-Based Annual Cash Bonuses” above. Under his agreement, Mr. Royer may use corporate aircraft for business travel when necessary, subject to quarterly review by the HR Committee and is entitled to use corporate aircraft for personal reasons for up to 24 hours per year during the employment term; provided that he must reimburse the Corporation, in an amount equal to first class commercial fare, for any passengers traveling with him for reasons other than business. Mr. Royer is not entitled to any tax reimbursement payments with respect to his personal use of corporate aircraft. The Corporation also provides a condominium in the Fort Mill, South Carolina area for Mr. Royer’s use when his presence is required for business reasons at the Domtar’s Operations Center located in Fort Mill, South Carolina.

Both agreements provide that, notwithstanding anything to the contrary contained in the equity award agreements previously entered into with each executive, (i) none of the time-vested restricted stock units previously granted to each executive will vest until (or be settled prior to) the date of the 2009 annual meeting of our stockholders (when the awards will vest in full without proration), (ii) in connection with a termination of employment due to retirement with prior approval of the Board or by the Corporation for reasons other than death, disability or cause (as such terms are defined in the applicable award agreement), in each case prior to the date of 2009 annual meeting of the Corporation’s stockholders, the PCRSUs previously granted to each executive shall be deemed vested on the vesting date provided in the applicable award agreement to the same extent as if the executive’s service had continued until such date, subject to the achievement of the applicable performance goals and (iii) RSUs shall be settled in cash or in shares of the Corporation’s common stock, as elected by the executive. In addition, Mr. Royer’s agreement provides that none of the non-statutory stock options previously granted to Mr. Royer will vest until the date of the 2009 annual meeting of the Corporation’s stockholders.

Mr. Royer’s agreement also provides that payment of his annual retirement benefit under the Supplementary Pension Plan for Designated Management Employees of Domtar Inc. of CDN $720,000 per annum (collectively with benefits provided under the Domtar Pension Plan), which ceased accruing as of March 7, 2007, will commence on the later to occur of termination of Mr. Royer’s employment and the 2009 annual meeting of our stockholders, and will otherwise be made in accordance with the terms of the plan. Upon a termination of employment by the Corporation without cause (as defined in the agreements) or retirement with the prior approval of the Board, each executive is entitled to continued payment of his base salary for the remainder of the employment term and annual incentive bonus(es) for the year(s) remaining in the employment term, calculated on the basis of actual performance criteria and payable at the same time as annual bonuses are paid to other Domtar employees. Severance benefits are subject to the execution and non-revocation of a general release of claims in favor of the Corporation. Any post-termination benefits payable under the agreements will be delayed for a period of six months if necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

Severance Policy. Under Domtar’s severance policy applicable to members of its Management Committee, Messrs. Buron, Brear and Barker would be entitled to 24 months’ salary payable in a lump sum upon a termination of employment by the Corporation for reasons other than cause. The executives would also be entitled to continued health benefits for the severance period, reimbursement for 6 months for the lease of a vehicle comparable to that provided by the Corporation (if any) prior to termination and outplacement services.

Other Post-Employment Benefits. Mr. Royer is eligible for full pension benefits under the Supplementary Pension Plan for Senior Management Employees of Domtar Inc., which would become payable if his employment terminates for any reason other than his death. In the event of his death, an amount equal to 2.5 times Mr. Royer’s base salary in the year of his death is payable to his beneficiaries pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives. Mr. Cooper does not participate in any of the corporation’s pension plans as he receives full pension benefits from Weyerhaeuser Company.

Mr. Buron is fully vested in the supplemental pension benefits under the DB SERP for Management Committee Members of Domtar and under the DC SERP for Designated Executives of Domtar. Mr. Buron will receive full benefits under these plans in the event of his death or if his employment were terminated involuntarily. In the event of his death, Mr. Buron’s beneficiaries will receive a payment equal to 2.5 times his base salary in the year of his death pursuant to the life insurance program offered under the Corporation’s flexible benefit program option available to senior Canadian executives.

Messrs. Barker and Brear receive supplemental pension benefits under individual arrangements with the Corporation. Mr. Barker would receive unreduced supplemental pension benefits payable from age 62 if his employment were terminated involuntarily. Mr. Brear is currently eligible for retirement and would receive reduced early retirement pension benefits upon a termination of employment for any reason other than death. In the event of his death,  1/2 of his total pension benefits will be payable to his surviving spouse, first out of qualified plans and the remainder out of his supplemental retirement arrangement. In the event of Mr. Barker’s death, his beneficiary will receive a payment equal to 3 times his base salary in the year of his death, and in the event of Mr. Brear’s death, his beneficiary will receive a payment equal to 2 times his base salary in the year of his death, in each case pursuant to the Corporation’s executive life insurance program for senior U.S. executives.

Change in Control Protections. The Corporation does not have change in control agreements with its employees. Under our Omnibus Incentive Plan, upon a change in control, unless otherwise determined by the HR Committee, a participant’s awards will be replaced with awards of the acquiring Corporation having the same or better terms. If there is a change in control and a participant’s employment is terminated for business reasons in the three months prior to or twenty-four months after the change in control, his or her time-based awards will fully vest and performance-based awards will vest to the extent the applicable performance goals have been achieved as of the date of the change in control or the end of the fiscal quarter immediately prior to the date of termination, whichever is greater.

If replacement awards are not available, unless the HR Committee determines otherwise, all time-based awards fully vest and performance-based awards vest to the extent the performance goals related to the award have been achieved as of the date of the change in control. Alternatively, the Committee may determine that vested awards will be canceled in exchange for a cash payment (or other form of change in control consideration) based on the value of the change in control payment and that unvested awards will be forfeited. The Board may also accelerate the vesting of any or all awards upon a change in control.

For the purposes of the Omnibus Incentive Plan, a “change in control” is defined as an acquisition by a third party of 50% or more of the Corporation’s common stock, a change in the composition of a majority of our Board of Directors due to a proxy contest or tender or exchange offer, or a merger, reorganization or similar transaction (including a sale of substantially all assets) where the Corporation’s historical shareholders do not control at least a majority of the surviving entity. Awards subject to Section 409A of the Internal Revenue Code will vest and be settled upon more narrowly defined change in control events, and in all other change in control events will be replaced by awards of the acquirer (or, where replacement awards are not available, a right to an equivalent cash payment).

Because Messrs. Royer and Cooper are expected to retire not later than the 2009 annual meeting of our stockholders, their award agreements do not provide for acceleration of vesting or payment upon a change in control.

Under the plans governing equity awards granted in exchange for legacy Domtar Inc. and Weyerhaeuser Company equity awards, if there is a change in control, unvested options and restricted stock generally vest.

In connection with the Transaction, the Corporation also established a Retention Plan for certain non-union, non-hourly employees. Under the Retention Plan, if any of the named executive officers had been terminated for business reasons on or prior to December 31, 2007, he would have been entitled to severance equal to 12 to 18 months of his base salary, and to accelerated vesting of all equity awards. The named executive officers no longer have the right to receive severance or other benefits under the Retention Plan.

The following table presents potential payments to each named executive officer as if the officer’s employment had been terminated and/or if a change in control had occurred as of December 31, 2007, the last business day of 2007. If applicable, amounts in the table were calculated using $7.69 the closing market price of Domtar’s common stock on December 31, 2007. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are available to our salaried employees generally.

Name	Severance Pay ($)	Equity With Accelerated Vesting ($)	Retirement Plan Benefits: SERP ($)	Death Benefits ($)	Continued Perquisites and Benefits (1) ($)	Total ($)
Raymond Royer
Death	—	4,217,196	—	2,783,119	9,327	7,009,643
Disability	—	4,217,196	6,722,819	—	—	10,940,015
Retirement Without Board Approval	—	599,820	6,722,819	—	—	7,322,639
Retirement with Approval of the Board	2,678,752	718,485	6,722,819	—	—	10,120,056
Involuntary Termination	2,678,752	—	6,722,819	—	18,431	9,420,002
Change-In-Control	—	762,269	—	—		762,269
Termination within Two Years after a Change-In-Control	2,678,752	3,230,109	6,722,819	—	16,424	12,648,104
Termination for Business Reasons under Retention Plan (2)	2,678,752	762,269	6,722,819	—	18,431	10,182,271

Marvin Cooper
Death	—	2,348,526	—	—	—	2,348,526
Disability	—	2,348,526	—	—	—	2,348,526
Retirement Without Board Approval	—	—	—	—	—	—
Retirement with Approval of the Board	1,497,375	400,119	—	—	—	1,897,494
Involuntary Termination	1,497,375	—	—	—	—	1,497,375
Change-In-Control	—	—	—	—	—	—
Termination within Two Years after a Change-In-Control	1,497,375	1,374,323	—	—	—	2,871,698
Termination for Business Reasons under Retention Plan (2)	1,497,375	—	—	—	—	1,497,375

Daniel Buron
Death	—	609,817	59,042	1,012,043	9,327	1,690,229
Disability	—	609,817	—	—	—	609,817
Retirement	—	430,640	—	—	—	430,640
Involuntary Termination	809,635	—	59,042	—	10,731	879,408
Change-In-Control	—	482,840	—	—	—	482,840
Termination within Two Years after a Change-In-Control	809,635	656,913	59,042	—	7,065	1,532,655
Termination for Business Reasons under Retention Plan (2)	809,635	482,840	59,042	—	10,731	1,362,248

Steven Barker
Death	—	453,710	—	1,000,000	—	1,453,710
Disability	—	453,710	—	—	—	453,710
Retirement	—	484,470	—	—	—	484,470
Involuntary Termination	698,185	—	1,690,045	—	5,993	2,394,223
Change-In-Control	—	536,670	—	—	—	536,670
Termination within Two Years after a Change-In-Control	698,185	649,696	1,690,045	—	—	3,037,926
Termination for Business Reasons under Retention Plan (2)	698,185	536,670	1,690,045	—	5,993	2,930,893

Roger Brear
Death	—	468,321	850,786	725,000	—	2,044,107
Disability	—	468,321	2,355,182	—	—	2,823,503
Retirement	—	495,048	2,355,182	—	—	2,850,230
Involuntary Termination	719,853	—	2,355,182	—	8,117	3,083,152
Change-In-Control	—	467,460	—	—	—	467,460
Termination within Two Years after a Change-In-Control	719,853	584,251	2,355,182	—	6,037	3,665,323
Termination for Business Reasons under Retention Plan (2)	719,853	467,460	2,355,182	—	8,117	3,550,612

(1)	Amount shown under “Continued Perquisites and Benefits” represents the cost of company-paid medical, dental, life, accidental death and dismemberment and long term disability insurance for all named executive officers and for Messrs. Royer, Buron and Brear, the cost of providing an automobile for the named executive officer for the six-month period following termination of employment.

(2)	Executives no longer have the right to receive any benefits under the Retention Plan.

Director Compensation

Director Compensation Objectives

The objectives of the Nominating Committee and the HR Committee in setting director compensation are to:

•	attract highly qualified candidates to serve on the Corporation’s board by remaining competitive with compensation paid to outside directors of comparable companies;

•	align the interests of directors with the interests of shareholders by fostering a long-term commitment to company stock ownership; and

•	establish total compensation on a simple, easy to understand flat fee basis with appropriate differentiation between levels of responsibility (such as serving as a committee chair).

Process for Establishing Director Compensation

The HR Committee of the Board of Directors is responsible for reviewing and approving the compensation of our non-employee directors, upon the recommendation of the Nominating Committee of the Board. The HR Committee engaged an outside independent consultant, Hugessen Consulting Inc., to provide advice with respect to our directors’ compensation. Management was not involved in the process of setting director compensation.

Directors who are Domtar Corporation employees do not receive compensation for their services as directors.

In determining total compensation levels for its directors for 2007, the Corporation considered compensation of directors at industrial companies of comparable size in the U.S. and Canada.

All components of director compensation (annual retainers, meeting fees, committee chair fees, equity award value and other benefits) are reviewed in the aggregate when determining total compensation levels. The Corporation targets total director compensation at the market median for our blended U.S. and Canadian comparator groups.

Components of Director Compensation

Our non-employee directors receive an annual cash retainer fee of $70,000 and annual equity-based compensation equal to $70,000. In the case of the Chairman, the annual cash retainer fee is $120,000 and the annual equity-based compensation is equal to $120,000. Members of the Audit Committee are paid an additional cash retainer of $10,000. The Chairs of the Audit and Human Resources Committees receive additional cash retainers of $30,000 and $20,000, respectively. Each other Committee Chair receives an additional cash retainer of $10,000. The Chairman is not eligible for any of the Committee retainers described above. There will generally be no board or committee meeting fees, however if more than 10 board meetings are held in a calendar year, directors will be paid board meeting fees of $1,500 per additional meeting attended. In addition, each non-executive director traveling over three or more time zones from his or her residence in connection with his or her duties as a board member is entitled to an annual travel fee of $10,000 to compensate him or her for substantial additional travel time.

The equity portion of the directors’ fees is paid in deferred share units granted under the Corporation’s Omnibus Incentive Plan. A non-employee director may also elect to defer receipt of the cash portion of his or her annual retainer fee into deferred share units, subject to compliance with applicable tax requirements and rules established by the HR Committee. Deferred share units are paid quarterly in arrears, with the number of deferred share units to be paid to be determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter. Dividends on Domtar’s common stock are notionally invested in additional deferred share units based on the closing share price on the dividend payment date. Deferred share units are generally settled in cash or shares of our common stock, as determined by the director, upon termination of his or her Board service as an eligible Director (or, if payment is required to be delayed past the date of termination pursuant to Section 409A of the Internal Revenue Code, the deferred share units will be settled on the first business day following the six-month anniversary of termination of the director’s service or as soon as practicable thereafter, but no later than December 31 of the year in which the six-month anniversary of termination occurs). In the event of a change in control (as defined in the Corporation’s Omnibus Incentive Plan) in which replacement awards are not available, each deferred share unit is settled in cash for an amount equal to the change in control price plus interest from the change in control date to the payment date.

Predecessor Compensation

As required by the Transaction Agreement, upon consummation of the Transaction, deferred share units of Domtar Inc. held by Domtar Inc. directors who became directors of Domtar Corporation were converted into deferred share units of Domtar Corporation on a one to one basis, so that the economic value of the awards after the Transaction was equal to the economic value of the awards prior to the Transaction. Each of these directors was also granted deferred share units of Domtar Corporation in respect of services performed as a director of Domtar Inc. prior to the closing of the Transaction on March 7, 2007 pursuant to the Domtar Inc. Deferred Share Unit Plan for Outside Directors. While these awards are reflected in the Director Compensation Table below, they were not taken in to account in setting compensation for our directors because they were awarded for services rendered to a predecessor business in prior years.

Director Share Ownership Requirements

In order to align the long-term financial interest of our directors with those of our shareholders, directors are required to own a significant equity stake in the Corporation having a value of at least $350,000 (equivalent to 5 times the annual cash retainer), valued at the greater of cost or market value. Directors must meet this requirement within five years of becoming a director. All shares owned outright, as well as all deferred share units, are taken into consideration in determining compliance with these ownership guidelines.

Director Compensation Table

(a) Name	(b)	(c)		(g)	(h)
	Fees Earned or Paid in Cash (1) ($)	Stock Awards(2) ($)		All other compensation ($)	Total ($)
Harold H. MacKay	120,000	99,478		—	219,478
Jack C. Bingleman	80,000	30,804	(3)	—	110,804
Louis P. Gignac	80,000	26,953	(3)	—	106,953
Brian M. Levitt	90,000	(37,327	)(3)	—	52,673
W. Henson Moore	90,000	63,819		—	153,819
Michael R. Onustock	80,000	61,544		—	141,544
Robert J. Steacy	100,000	38,311	(3)	—	138,311
William C. Stivers	90,000	64,435		—	154,435
Pamela B. Strobel	70,000	58,029		—	128,029
Richard Tan	80,000	61,543		—	141,543
Denis Turcotte	70,000	58,029		—	128,029

(1)	The amounts in this column reflect director compensation earned or paid in cash, including amounts voluntarily deferred under the director compensation program into deferred share units pursuant to the Omnibus Incentive Plan. Of the amounts of compensation earned, certain directors have elected to defer fees into deferred share units pursuant to the Omnibus Incentive Plan and were credited with the deferred share units as follows:

Name	Fees Deferred ($)	Deferred Share Units Credited (#)
Michael R. Onustock	41,250	5,192
Denis Turcotte	35,000	4,410

(2)	The amounts in this column represent compensation expense recognized in the Corporation’s financial statements in fiscal 2007 with respect to (i) the fair value of director compensation earned and paid automatically in the form of deferred share units under the Omnibus Incentive Plan, (ii) the mark to market expense for deferred share units granted to certain of our directors in respect of services performed as a director of Domtar Inc. prior to the closing of the Transaction on March 7, 2007 pursuant to the Domtar Inc. Deferred Share Unit Plan for Outside Directors and (iii) the mark to market expense for deferred share units awarded by Domtar Inc. for services performed as a director of Domtar Inc. pursuant to the Domtar Inc. Deferred Share Unit Plan for Outside Directors that were converted into deferred share units of Domtar Corporation in accordance with the terms of the Transaction Agreement. Compensation expense reflected in the table was computed in accordance with FAS 123(R), excluding the expense for voluntary deferrals into deferred share units reflected in footnote 1, above. The fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote [ ] to the Corporation’s financial statements included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2007, which are incorporated by reference herein. The amounts in the table reflect Domtar’s accounting expense in fiscal 2007 for the deferred share units and do not reflect the value, if any, that ultimately may be realized by the directors. As described above, the number of deferred share units to be paid under the Omnibus Incentive Plan is determined by dividing the dollar amount of the portion of that quarter’s retainer fees to be paid in deferred share units by the closing market price of a share of Domtar common stock on the last day of the quarter.

(3)	Includes reversal of FAS 123(R) expense that resulted from the decline in value of shares of Domtar Corporation common stock underlying deferred share units granted in respect of service to Domtar Inc. The figures in the column reflect the following amounts:

Name	Domtar Inc. Stock Awards (Reversal of FAS 123(R) Expense) ($)	Domtar Corporation Stock Awards ($)	Total ($)
Jack C. Bingleman	(30,116)	60,920	30,804
Louis P. Gignac	(33,967)	60,920	26,953
Brian M. Levitt	(101,146)	63,819	(37,327)
Robert J. Steacy	(28,400)	66,711	38,311

The following tables set forth, by grant date, the number of deferred share units credited to each director and the grant date fair value of each award with respect to (i) service as a director of Domtar Inc. and (ii) service as a director of Domtar Corporation. The table entitled Compensation Awarded for Service as a Director of Domtar Corporation also includes the actual cash compensation earned and paid in 2007 for services as a director of Domtar Corporation and the total number of deferred share units held by each director at fiscal year end (including deferred share units awarded in respect of services to Domtar Inc.).

Deferred Share Units Awarded for Service as a Director of Domtar Inc. Prior to the Transaction (1)

	Domtar Inc. Legacy Awards March 7, 2007 (2)		Domtar Inc. Service Awards April 27, 2007 (3)
Name	Units (#)	Transaction Date Fair Value ($)	Units (#)	Grant Date Fair Value ($)
Jack C. Bingleman	22,528	199,823	2,994	29,910
Louis P. Gignac	27,019	239,659	1,767	17,662
Brian M. Levitt	84,218	747,005	1,500	14,985
Robert J. Steacy	20,808	184,567	3,259	32,557

(1)	For Domtar Corporation directors who were previously directors of Domtar Inc.

(2)	Consists of deferred share units of Domtar Inc. that were converted into deferred share units of Domtar Corporation in accordance with the requirements of the Transaction Agreement, as described above under the heading “Predecessor Compensation”.

(3)	Consists of deferred share units of Domtar Corporation awarded to directors of Domtar Inc. in respect of services provided to Domtar Inc. during the pre-Transaction period January 1 through March 6, 2007, pursuant to the Domtar Inc. Deferred Share Unit Plan for Outside Directors, as described above under the heading “Predecessor Compensation.”

Compensation Awarded for Service as a Director of Domtar Corporation

			June 29, 2007		September 28, 2007		December 31, 2007
Name	Fees Earned and Paid in Cash ($)		Units (2) (#)	Grant Date Fair Value ($)	Units (2) (#)	Grant Date Fair Value ($)	Units (2) (#)	Grant Date Fair Value ($)	Total Compensation ($)	Aggregate Share Awards at Fiscal Year End (#)
Harold H. MacKay	120,000		5,376	59,996	3,658	29,996	3,902	30,006	239,998	12,936
Jack C. Bingleman	80,000		3,360	37,498	2,286	18,745	2,276	17,502	153,745	33,444	(3)
Louis P. Gignac	80,000		3,360	37,498	2,286	18,745	2,276	17,502	153,745	36,708	(3)
Brian M. Levitt	90,000		3,584	39,997	2,439	20,000	2,276	17,502	167,499	94,017	(3)
W. Henson Moore	90,000		3,584	39,997	2,439	20,000	2,276	17,502	167,499	8,299
Michael R. Onustock	38,750	(1)	3,136	34,998	5,182	42,492	4,877	37,504	153,744	13,195
Robert J. Steacy	100,000		3,808	42,497	2,591	21,246	2,276	17,502	181,245	32,742	(3)
William C. Stivers	90,000		3,360	37,498	2,743	22,493	2,276	17,502	167,493	8,379
Pamela B. Strobel	70,000		3,136	34,998	2,134	17,499	2,276	17,502	139,999	7,546
Richard Tan	80,000		3,136	34,998	2,591	21,246	2,276	17,502	153,746	8,003
Denis Turcotte	35,000	(1)	3,136	34,998	4,268	34,998	4,552	35,005	140,001	11,956

(1)	Fees of $41,250 and $35,000 earned by Messrs. Onustock and Turcotte were voluntarily deferred under the director compensation program into deferred share units, which are included in the columns reflecting awards granted on September 28 and December 31, 2007.

(2)	For the periods March 7 through March 31, 2007, April 1 through June 30, 2007 and July 1 through September 30, 2007 Committee chair retainer and travel fees were paid 50% in cash and 50% in deferred share units, and for the period October 1 through December 31, 2007, these fees were paid 100% in cash. Going forward, these fees will be paid in cash absent a voluntary election to defer the fees into deferred share units.

(3)	Includes deferred share units of Domtar Inc. that were converted into deferred share units of Domtar Corporation in accordance with the requirements of the Transaction Agreement, as described above under the heading “Predecessor Compensation,” and deferred share units of Domtar Corporation awarded to directors of Domtar Inc. in respect of services provided to Domtar Inc. during the pre-Transaction period January 1 through March 6, 2007, pursuant to the Domtar Inc. Deferred Share Unit Plan for Outside Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND OFFICERS

Based upon information available to the Corporation concerning ownership of shares of Corporation common stock as of December 31, 2007, there were four beneficial owners of more than 5% of the common stock of the Corporation:

•

Caisse de dépôt et placement du Québec, 1000, Place Jean-Paul-Riopelle, Montreal, Quebec, Canada H2Z 2B3, beneficially owns 35,334,533 shares, or 7.5%, of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated January 22, 2008.

•

Franklin Mutual Advisers, LLC, 101 John F. Kennedy Parkway, Short Hills, NJ 07078, beneficially owns 33,824,584 shares, or 7.2%, of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated January 30, 2008.

•

JPMorgan Chase & Co., 270 Park Avenue, New York, NY 10017, beneficially owns 28,183,568 shares, or 6.0% of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 1, 2008.

•

Dodge and Cox, 555 California Street, 40th Floor, San Francisco, CA 94104, beneficially owns 26,712,494 shares, or 5.7%, of the Corporation’s common stock. This information is based on the entity’s report on Schedule 13G dated February 13, 2008.

Based upon information available to the Corporation concerning ownership of exchangeable shares of Domtar (Canada) Paper Inc. as of December 31, 2007, there was only one beneficial owner of more than 5% of the exchangeable shares of Domtar (Canada) Paper Inc.

•

George Weston Limited, 22 St. Clair Avenue East, Toronto, Ontario, Canada M4T 2S7, beneficially owns 20,632,788 exchangeable shares, or 46.6%, of Domtar (Canada) Paper Inc. exchangeable shares. This information is based on shareholders of record as at December 31, 2007 and obtained from our transfer agent.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table sets forth the number of shares of the Corporation’s common stock beneficially owned by each of the Corporation’s directors and executive officers, and all directors and executive officers as a group (including, in each case, any exchangeable shares of Domtar (Canada) Paper Inc. beneficially owned by such directors and officers), based upon information available to the Corporation. The mailing address of each of these individuals is c/o Domtar Corporation, 395 de Maisonneuve Blvd. West, Montreal, Quebec, Canada H3A 1L6.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number		Percent
Harold H. MacKay	33,916	(1)	*
Jack C. Bingleman	53,444	(2)	*
Marvin D. Cooper	—
Louis P. Gignac	39,508	(3)	*
Brian M. Levitt	99,816	(4)	*
W. Henson Moore	8,299	(5)	*
Michael R. Onustock	13,195	(6)	*
Robert J. Steacy	37,742	(7)	*
William C. Stivers	48,379	(8)	*
Pamela B. Strobel	12,546	(9)	*
Richard L. Tan	8,003	(10)	*
Denis A. Turcotte	26,956	(11)	*
Raymond Royer	909,364	(12)	*
Steven A. Barker	108,057	(13)	*
Roger H. Brear	162,038	(14)	*
Daniel Buron	89,876	(15)	*
Michel Dagenais	20,500	(16)	*
Ghislain Dinel	31,250	(17)	*
Michael Edwards	—
James F. Lenhoff	71,234	(18)	*
Patrick Loulou	—
Jean-François Mérette	4,200	(19)	*
Bart H. Nicholson	—
Yves L. Parent	4,645	(20)	*
Gilles Pharand	200,841	(21)	*
Richard L. Thomas	—
All Directors and Executive Officers as a group	1,983,809		*

*	Less than 1%

(1)	Includes 12,936 deferred share units of the Corporation’s stock.

(2)	Includes 33,444 deferred share units of the Corporation’s stock.

(3)	Includes 36,708 deferred share units of the Corporation’s stock.

(4)	Includes 94,016 deferred share units of the Corporation’s stock.

(5)	Includes 8,299 deferred share units of the Corporation’s stock.

(6)	Includes 13,195 deferred share units of the Corporation’s stock.

(7)	Includes 32,742 deferred share units of the Corporation’s stock.

(8)	Includes 8,379 deferred share units of the Corporation’s stock.

(9)	Includes 7,546 deferred share units of the Corporation’s stock.

(10)	Includes 8,003 deferred share units of the Corporation’s stock.

(11)	Includes 11,956 deferred share units of the Corporation’s stock.

(12)	Includes 52,000 shares of restricted stock, 35,959 deferred share units of the Corporation’s stock and 315,015 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(13)	Includes 33,000 shares of restricted stock and 43,057 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(14)	Includes 24,000 shares of restricted stock, 2,599 deferred share units of the Corporation’s stock and 91,331 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(15)	Includes 26,000 shares of restricted stock and 30,520 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(16)	Includes 8,500 shares of restricted stock and 12,000 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(17)	Includes 4,000 shares of restricted stock and 24,990 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(18)	Includes 24,000 shares of restricted stock and 17,206 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(19)	Includes 2,200 shares of restricted stock and 2,000 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(20)	Includes 2,200 shares of restricted stock and 2,000 shares issuable upon the exercise of options to purchase the Corporation’s stock.

(21)	Includes 14,000 shares of restricted stock, 7,257 deferred share units of the Corporation’s stock and 96,459 shares issuable upon the exercise of options to purchase the Corporation’s stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Corporation’s directors and executive officers to file reports of ownership and changes in ownership of their equity securities of the Corporation with the SEC and to furnish the Corporation with copies of such reports. Based solely upon a review of Forms 3, 4 and 5 furnished to the Corporation during the fiscal year ended December 31, 2007, no director, officer, beneficial owner of more than 10% of our outstanding common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2007, except that Messrs. Bingleman, Gignac, Levitt and Steacy each did not timely file one Form 4 due to administrative error by the Corporation and Mr. Cooper did not timely file his Form 3. However, at the date of such filing, Mr. Cooper held no shares of the Corporation’s common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Arrangements Relating to the Transactions

The Corporation and Weyerhaeuser Company, or their respective subsidiaries, entered into various agreements in connection with the Transactions that presently govern their ongoing relationships and have provided for an orderly transition following the consummation of the Transactions. While Weyerhaeuser Company ceased to be a significant stockholder upon the consummation of the Transactions, we are required to disclose these material agreements because they occurred during the 2007 fiscal year. The material agreements are summarized below.

Tax sharing agreement

General ordinary course taxes

The tax sharing agreement governs both the Corporation’s and Weyerhaeuser Company’s rights and obligations after the distribution by Weyerhaeuser Company of its shares of our common stock to the holders of Weyerhaeuser Company common shares and Weyerhaeuser Company exchangeable shares pursuant to an exchange offer (the “Distribution”) with respect to taxes for both pre- and post-Distribution periods. Under the tax sharing agreement, Weyerhaeuser Company is generally required to indemnify the Corporation for any taxes attributable to all pre-Distribution periods and the Corporation is required to indemnify Weyerhaeuser Company for any taxes attributable to its operations for all post-Distribution periods.

Distribution-related taxes

The Corporation is generally required to indemnify Weyerhaeuser Company against any tax resulting from the Distribution if that tax results from certain actions taken or omissions to act by the Corporation, its subsidiaries or certain affiliates of the Corporation (“Disqualifying Actions”), including those involving (1) an issuance, redemption, recapitalization or repurchase of the Corporation’s equity securities or the involvement of the Corporation, its subsidiaries or certain affiliates of the Corporation in acquisitions of the Corporation’s equity securities (excluding the Distribution and the arrangement in accordance with Section 192 of the Canada Business Corporation Act that resulted in the Corporation indirectly owning all of the outstanding Domtar Inc. common shares (the “Arrangement”)), (2) other actions or omissions (such as those described in the following paragraph) by the Corporation, its subsidiaries or certain of its affiliates or (3) any undertakings by the Corporation referred to in the tax sharing agreement being breached. If Weyerhaeuser Company should recognize gain on the Distribution for reasons not related to a Disqualifying Action by the Corporation, Weyerhaeuser Company will be responsible for such taxes and will not be entitled to indemnification by the Corporation under the tax sharing agreement.

In addition, to preserve the tax-free treatment to Weyerhaeuser Company of the Distribution, for a two-year period following the date of the Distribution, the following actions are subject to restrictions:

•	the redemption, recapitalization, repurchase or acquisition by the Corporation of its capital stock;

•	the issuance by the Corporation of capital stock or convertible debt;

•	the liquidation of the Corporation;

•	the discontinuance of the operations of the Weyerhaeuser Fine Paper Business;

•	the sale or disposition of (other than in the ordinary course of business) all or a substantial part of the Weyerhaeuser Fine Paper Business; or

•	the other actions, omissions to act or transactions that could jeopardize the tax-free status of the Distribution.

The Corporation is permitted to take any of the actions described above in the event that the Corporation receives the prior written consent of Weyerhaeuser Company. Should the taking of such actions by the Corporation undermine the tax-free status of the Distribution and result in tax-related losses to Weyerhaeuser Company, the Corporation will be generally required to indemnify Weyerhaeuser Company for such losses, without regard to whether Weyerhaeuser Company gave the Corporation prior consent.

Administrative matters

The tax sharing agreement sets forth the Corporation’s and Weyerhaeuser Company’s respective obligations with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.

Intellectual property license agreement

Pursuant to the intellectual property license agreement, Weyerhaeuser Company granted the Corporation a fully paid-up, royalty free, non-exclusive license to use certain intellectual property and technology that is used in the Weyerhaeuser Fine Paper Business but was retained by Weyerhaeuser Company in the Distribution. If the Corporation modifies or improves any licensed intellectual property, the Corporation will have sole and exclusive ownership of such modifications and improvements. If Weyerhaeuser Company modifies or improves any licensed intellectual property, Weyerhaeuser Company will have sole and exclusive ownership of such modifications and improvements.

Subject to Weyerhaeuser Company’s termination rights as specified in the intellectual property license agreement, the license granted to the Corporation to use intellectual property and technology extends (i) for the period during which retained patents and any renewals thereof are in force with respect to each retained patent, (ii) for the period during which retained copyrights are in force with respect to each retained copyright and (iii) indefinitely with respect to retained technology.

Transition services agreement

In connection with the closing of the Transactions, the Corporation entered into a transition services agreement with Weyerhaeuser Company pursuant to which Weyerhaeuser Company, or certain third parties with whom Weyerhaeuser Company has a contractual arrangement, agreed to provide services to the Corporation relating to finance and administration, human resources, payroll and information technology and any other areas as they agree to enable the Corporation to manage an orderly transition in its operation of the Weyerhaeuser Fine Paper Business.

Under the transition services agreement, Weyerhaeuser Company agreed to provide services that are of substantially the same nature and quality that Weyerhaeuser Company provided for the Weyerhaeuser Fine Paper Business during the twelve-month period prior to March 7, 2007 (the “Acquisition Closing Date”), at substantially the same priority levels that such services had been accorded during such twelve-month period. In addition to the specific services listed in the transition services agreement, the Corporation may request additional services from Weyerhaeuser Company, which services are to be provided at cost. The transition services agreement will terminate when the terms of all of the services have expired or otherwise terminated. As at December 31, 2007, the transition service agreements for both human resources and payroll services as well as finance and administration had been completed as all activities related to those agreements had been transferred to the Corporation.

The parties agreed to use their reasonable best efforts to cooperate with and assist each other in connection with phasing out the services as soon as practicable. Weyerhaeuser Company has agreed to provide the Corporation such support as necessary for phasing out the services at specified hourly rates (or if not specified, at cost), including support related to the transition of third party systems.

Generally, the transition services are initially priced at cost but the prices paid to Weyerhaeuser Company are subject to an escalating cost structure. With respect to information technology services, the service fee will increase by 25% after 18 months and by 50% after 24 months.

Supply agreements

The Corporation and Weyerhaeuser Company entered into chip supply agreements, a roundwood supply agreement and a hog fuel supply agreement relating to the Corporation’s Plymouth, North Carolina facility, [roundwood][fiber] supply agreements relating to the Corporation’s Columbus and Amory, Mississippi facilities and a slush pulp sales agreement relating to the Corporation’s Columbus, Mississippi facility, as well as several other supply agreements relating to the Canadian facilities, including fiber supply agreements pursuant to which Weyerhaeuser Company supplies fiber and hog fuel to the Corporation’s mills in Kamloops, British Columbia and Prince Albert, Saskatchewan, fiber supply agreements pursuant to which the Corporation supplies fiber to Weyerhaeuser Company’s mills in Carrot River and Hudson Bay in Saskatchewan and in Kenora and Wawa, Ontario and a hog fuel supply agreement pursuant to which Weyerhaeuser Company supplies hog fuel to the Corporation’s mill in Dryden, Ontario.

Plymouth, North Carolina agreements

Pursuant to the Plymouth chip supply agreements, Weyerhaeuser Company agreed to supply a specified volume of pine residual and in-woods produced chips annually to the Corporation’s Plymouth, North Carolina mill for an initial period of one year, subject to renewal for an additional four year term, at a price to be negotiated annually.

Pursuant to the Plymouth roundwood supply agreement, Weyerhaeuser Company agreed to supply a specified volume of hardwood and pine roundwood annually to the Corporation’s Plymouth, North Carolina mill for an initial period of one year, subject to renewal for an additional four year term, at a price to be negotiated annually.

Pursuant to the Plymouth hog fuel supply agreement, Weyerhaeuser Company agreed to supply a specified volume of hog fuel annually to the Corporation’s Plymouth, North Carolina mill for an initial period of one year, subject to renewal for an additional four year term, at a price to be negotiated annually.

Columbus, Mississippi agreements

Pursuant to the Columbus roundwood supply agreement, Weyerhaeuser Company agreed to supply a specified volume of pine and hardwood roundwood annually to the Corporation’s Columbus and Amory, Mississippi mills, respectively, for an initial period of one year, subject to renewal for an additional four year term, at a price to be negotiated annually.

Pursuant to the Columbus slush pulp sales agreement, Weyerhaeuser Company agreed to provide a specified volume of slush pulp annually to the Corporation’s Columbus, Mississippi coated groundwood mill at a market price adjusted for freight allowances, avoided bale and processing costs and a market-based discount for a period of one year, subject to annual renewal.

Kamloops, British Columbia agreements

Pursuant to the Kamloops fiber supply agreement, Weyerhaeuser Company’s Kamloops, British Columbia sawmill agreed to supply to the Corporation’s Kamloops, British Columbia pulpmill all the softwood chips and mini-chips produced by the sawmill for an initial term of 20 years and all the hog fuel produced by the sawmill for an initial term of 5 years commencing on March 7, 2007 at a price based on market rates.

Pursuant to the fiber supply agreement, Weyerhaeuser Company’s Princeton, British Columbia sawmill agreed to supply to the Corporation’s Kamloops, British Columbia pulpmill a specified volume of softwood chips produced by the sawmill for an initial term of 20 years and all the hog fuel produced by the sawmill for an initial term of 5 years commencing on March 7, 2007 at a price based on market rates.

Pursuant to the Kamloops fiber supply agreement, Weyerhaeuser Company’s Okanagan Falls, British Columbia sawmill agreed to supply to the Corporation’s Kamloops, British Columbia pulpmill all the softwood chips and mini-chips produced by the sawmill for an initial term of 20 years and all the hog fuel produced by the sawmill for an initial term of 5 years commencing on March 7, 2007 at a price based on market rates.

Canadian agreements

Pursuant to the other Canadian supply agreements, Weyerhaeuser Company agreed to supply fiber and hog fuel to the Corporation’s mills in Prince Albert, Saskatchewan, and hog fuel to the Corporation’s mills in Dryden, Ontario, and the Corporation agreed to supply fiber to Weyerhaeuser’s mills in Carrot River and Hudson Bay in Saskatchewan, Wawa, Ontario and Kenora, Ontario. The term of such Canadian supply agreements is 20 years. The volume of fiber and hog fuel to be supplied in any year is expected to be similar to the volumes supplied during the preceding five years. Actual volumes will be determined annually. Prices will be negotiated in advance based on fair market value taking into account prevailing local market price for similar fiber or hog fuel on similar terms and other factors.

Site services agreements

The Corporation and Weyerhaeuser Company entered into site services agreements with respect to certain facilities that are owned in part by Weyerhaeuser Company or its subsidiaries and in part by the Corporation or its subsidiaries after the Acquisition Closing Date.

Columbus, Mississippi mill

Pursuant to site services agreements relating to the Corporation’s Columbus, Mississippi coated groundwood mill, Weyerhaeuser Company agreed, subject to certain conditions, to provide the Corporation with certain products and services, including use of a general parking lot and entrance road, use of a contractor parking lot, use of a chip truck dumper, and use of Lake Ziegler in the event of a spill at no cost. Road maintenance, security gate, emergency response, fire water, steam, electricity, gas, air and water and effluent handling services on a perpetual basis, in each case at an agreed upon price. The Corporation retained an undivided interest in certain facilities at Columbus allowing it to transmit utilities for use at the Corporation’s mill on a perpetual basis, at no additional charge. In addition, pursuant to the site services agreements, the Corporation agreed, subject to certain conditions, to provide Weyerhaeuser Company with certain products and services, including screen fines and return steam condensate on a perpetual basis, in each case at an agreed upon price.

The site services agreements relating to the Columbus, Mississippi coated groundwood mill will terminate when the terms of the services have expired or otherwise been terminated.

Plymouth, North Carolina mill

Pursuant to site services agreements relating to the Corporation’s Plymouth, North Carolina mill, the Corporation agreed, subject to certain conditions, to provide Weyerhaeuser Company with certain products and services, including steam and security on a temporary basis and use of access road, access to exercise facilities, storeroom data, office space for third party first aid provider, fire water pump station, stormwater handling services and effluent, landfill and waste handling services on a perpetual basis, in each case at an agreed upon price. Weyerhaeuser Company retained an undivided interest in certain facilities at Plymouth allowing Weyerhaeuser Company to transmit electricity, telecommunications and other utilities for use at Weyerhaeuser

Company’s sawmill on a perpetual basis, at no additional charge. In addition, pursuant to the site services agreements, Weyerhaeuser Company agreed to maintain the border ditch and certain steam lines on a perpetual basis, at no additional charge. Weyerhaeuser Company also agreed to provide the Corporation electricity for use at the mill under Weyerhaeuser Company’s contract with a third party supplier on a temporary basis.

The site services agreements relating to the Plymouth, North Carolina mill will terminate when the terms of the services have expired or otherwise been terminated.

Kamloops, British Columbia mill

Pursuant to a site services agreement relating to the Corporation’s Kamloops, British Columbia mill, Weyerhaeuser Company agreed to allow the Corporation to use Weyerhaeuser Company’s weigh scales in exchange for access to the Corporation’s gravel pit for an indefinite period of time. Weyerhaeuser Company also agreed to provide the Corporation with required leases and rights-of-way upon the governmental approval of the division of the site and to convey ownership of the Arrow Transport real property in exchange for a future 20 acre landfill site and access to such future site. In addition, the Corporation agreed to provide Weyerhaeuser Company use of the current landfill, haul road and the emergency exit route, in each case at an agreed upon price. Weyerhaeuser Company also has access to (and periodically reimburses the Corporation for) natural gas under the Corporation’s contract with a third party supplier.

The site services agreement relating to the Corporation’s Kamloops, British Columbia mill will terminate when the terms of the services have expired or otherwise been terminated.

Other Relationships

Mr. Onustock’s son-in-law was until December 2007 president of Northwest Papers, Inc., a paper brokerage firm. From March 7, 2007 through December 30, 2007, Northwest Papers, Inc. purchased approximately $750,000 of paper from the Corporation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP served as the Corporation’s independent auditors from its incorporation in August, 2006 as a wholly-owned subsidiary of Weyerhaeuser Company until March 7, 2007, when the decision to change auditors was approved by the Audit Committee of the Board in connection with our becoming an independent publicly-traded company. On March 7, 2007, KPMG LLP (“KPMG”) was dismissed as independent auditors for the Corporation effective upon the completion of the audit of the financial statements of the Weyerhaeuser Fine Paper Business (a business unit of Weyerhaeuser Company) as of and for the year ended December 31, 2006, and the issuance of KPMG’s report thereon. KPMG was subsequently engaged by the Corporation in 2007 to complete a review of the interim periods ended March 26, 2006, June 25, 2006 and September 24, 2006, and the year ended December 31, 2006, for inclusion in the Corporations 2007 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC as KPMG acted as the independent auditor for the Corporation with respect to these periods.

The Corporation’s fees for services performed by its independent auditor, PricewaterhouseCoopers LLP (“PwC”) during fiscal year 2007 were:

2007
Audit fees (1)	$2,891,119
Audit-related fees (2)	59,800
Tax fees (3)	—
All other fees (4)	33,700

Total	$2,984,619

(1)	Audit fees were primarily for services rendered in connection with the audit of the financial statements included in the Annual Report of the Corporation on Form 10-K and reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q; providing comfort and consent letters in connection with our merger and related transactions.

(2)	Audit-related fees were for services rendered in connection with the audit of our Gogama joint venture as well as fees related to agreed upon procedures reports.

(3)	Tax fees related to tax compliance, tax planning and tax advice.

(4)	Fees paid to PwC include: $24,500 related to the Domtar allocation of the Canadian Public Company Accountability Board fees; and $9,200 related to French translation services.

The Corporation’s fees for services performed by KPMG during fiscal year 2007 relating to reviews of the 2006 financial statements included in the Corporation’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K as well as fees related to comfort letters and consent letters amounted to $1,436,924. Fees related to tax matters were $412,666. Total fees were $1,849,590.

All fees paid to KPMG for periods prior to March 7, 2007 were paid by Weyerhaeuser Company.

The Audit Committee has established policies requiring its pre-approval of audit and non-audit services provided by the independent auditor. The policies require that the Committee pre-approve specifically described audit and audit-related services, annually. For the annual pre-approval, the Committee approves categories of audit services and audit-related services, and related fee budgets. For all pre-approvals, the Audit Committee considers whether such services impair the independence of the Corporation’s independent auditor. In accordance with its policies, the Audit Committee has delegated pre-approval authority to Robert J. Steacy, in his capacity as Chairman of the Audit Committee. All audit and non-audit fees were pre-approved by the Audit Committee in 2007.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

ANNUAL REPORT FOR 2007

[The annual report of the Corporation for the year 2007 and a copy of the Corporation’s annual report on Form 10-K for the fiscal year ended December 30, 2007 are being furnished concurrently with this proxy statement to persons who were stockholders of record as of March 18, 2008, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies. We hereby incorporate by reference into this Proxy Statement “Item 10: Directors and Executive Officers of the Registrant” of our annual report on Form 10-K for the fiscal year ended December 31, 2007.]

By order of the Board of Directors,

Razvan L. Theodoru

Vice-President and Secretary

Montreal, Quebec

April [4], 2008

ANNEX A

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DOMTAR CORPORATION

The corporation was incorporated under the name Weyerhaeuser TIA, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of Delaware on August 17, 2006. The corporation subsequently filed a Restated Certificate of Incorporation, which became effective on March 5, 2007, with the Secretary of State of Delaware.

This Amended and Restated Certificate of Incorporation of the corporation, which both restates and ~~further~~ amends the provisions of the corporation’s Restated Certificate of Incorporation, has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the corporation, duly adopted by the ~~sole stockholder~~ requisite votes of the stockholders of the corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and shall become effective at [ ~~] on March 5, 2007.~~ ] p.m. on May [            ], 2008.

The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

GENERAL

SECTION 1.01.    Name.    The name of the corporation (hereinafter called the “Corporation”) is Domtar Corporation.

SECTION 1.02.    Registered Agent.    The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801 and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

SECTION 1.03.    Purpose.    The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE II

CAPITAL STOCK

SECTION 2.01.    Authorized Capital Stock.    The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), one share of special voting stock, par value $0.01 per share (the “Special Voting Stock”) as provided in Section 2.03, and 20,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Special Voting Stock or the Common Stock voting separately as a class shall be required therefor.

SECTION 2.02.    Preferred Stock.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

SECTION 2.03.    Special Voting Stock.    The number of shares and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Special Voting Stock shall be as follows:

(a)    Number of Shares.    There shall be one share of Special Voting Stock.

(b)    Dividends or Distributions.    Neither the holder nor, if different, the owner of the share of Special Voting Stock shall be entitled to receive dividends or distributions from the Corporation in its capacity as holder or owner thereof.

(c)    Voting Rights.    The holder of the share of Special Voting Stock shall have the following voting rights:

(i) The holder of the share of Special Voting Stock shall be entitled to vote on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, and the holder of the share of Special Voting Stock shall be entitled to cast on each such matter a number of votes equal to the number of shares of Common Stock into which the exchangeable shares of Domtar (Canada) Paper Inc. (the “Exchangeable Shares”) outstanding on the record date for holders of Common Stock entitled to vote on any such matter are then exchangeable (A) that are not owned by the Corporation or its affiliates and (B) as to which the holder of the share of Special Voting Stock has timely received, as determined pursuant to the Voting and Exchange Trust Agreement to be entered into among Domtar (Canada) Paper Inc., Domtar Pacific Papers ULC, the Corporation and Computershare Trust Company of Canada, as trustee (as it may be amended from time to time, the “Voting Agreement”), voting instructions from the holders of such Exchangeable Shares in accordance with the Voting Agreement.

(ii) Except as otherwise provided herein or by applicable law, the holder of the share of Special Voting Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation and any directors so elected shall be classified as provided in Article IV.

(d)    Liquidation Rights.

(i) In the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of the share of Special Voting Stock shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an amount equal to $0.01 before any distribution is made on the Common Stock of the Corporation or any other stock ranking junior to the Special Voting Stock as to distribution of assets upon voluntary or involuntary liquidation. After payment of the full amount of the liquidation preference of the share of Special Voting Stock, the holder of the share of Special Voting Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(ii) For the purposes of this Section 2.03(d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a voluntary or involuntary liquidation.

(e)    No Redemption; No Sinking Fund.

(i) The share of Special Voting Stock shall not be subject to redemption by the Corporation or at the option of its holder, except that at such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Corporation or its affiliates) shall be outstanding, the share of Special Voting Stock shall automatically be redeemed and canceled with an amount of $0.01 due and payable upon such redemption.

(ii) The share of Special Voting Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

(f)    Approvals.    During the term of the Voting Agreement, the Corporation shall obtain the consent of the holders of the Exchangeable Shares in order to issue any shares of Special Voting Stock in addition to the share of Special Voting Stock and shall obtain approval of the holder of the share of Special Voting Stock in order to amend any other term of the Special Voting Stock.

SECTION 2.04.    Common Stock.    (a)    General.    The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(b)    Voting Rights.    Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate filed pursuant to the DGCL (“Certificate of Designation”) relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL. Except as otherwise provided by law, by this Restated Certificate of Incorporation (including any Certificate of Designation) or by the resolution or resolutions adopted by the Board of Directors designating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of the members of the Board of Directors (each, a “Director”) and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

(c)    Dividends and Distributions.    Subject to Section 2.03(b), and subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefor.

(d)    Liquidation Rights.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and subject to the rights of any class or series of stock having a preference over the Common Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

SECTION 2.05.    Stock Ownership.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE III

STOCKHOLDER ACTION

SECTION 3.01.    Stockholder Action.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise provided by law, this Restated Certificate of Incorporation (including any Certificate of Designation), the Restated By-laws of the Corporation (the “By-laws”), applicable stock exchange rules or other rules and regulations applicable to the Corporation, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the “Whole Board”) or by the Chairman of the Board of Directors. No business other than that stated in the notice of meeting shall be transacted at any special meeting of stockholders.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01.    Election of Directors.    Unless and except to the extent that the By-laws shall so require, the election of Directors of the Corporation need not be by written ballot. Subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under this Restated Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, ~~a plurality of the votes cast at a duly called annual or special meeting of stockholders shall be~~ the vote required to elect Directors shall be as specified in the By-laws.

SECTION 4.02.    Number ~~and Terms~~.    Except as otherwise fixed by or pursuant to the provisions of Article II hereof relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect additional Directors under specified circumstances, the number of the Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). ~~Subject to Section 4.05, the Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, another class to be originally elected for a term expiring at the second annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, and another class to be originally elected for a term expiring at the third annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, with each Director to hold office until such person’s successor is duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until such person’s successor shall have been duly elected and qualified.~~

SECTION 4.03.    Term.    At each annual meeting of stockholders, commencing at the 2008 annual meeting of stockholders, Directors re-elected or elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election, each Director to hold office until such person’s successor shall have been duly elected and qualified. The original term of each Director serving as a “Class II” director or a “Class III” director as of the date of the 2008 annual meeting of stockholders shall remain unchanged such that the term of each Director serving as a “Class II” director shall expire at the 2009 annual meeting of stockholders and the term of each Director serving as a “Class III” director shall expire at the 2010 annual meetings of stockholders.

SECTION 4.04.    ~~SECTION 4.03.~~ Newly Created Directorships And Vacancies.     Except as otherwise provided for or fixed by or pursuant to the provisions of Article II relating to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~until the next succeeding annual meeting of stockholders after his or her election and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 4.05.    ~~SECTION 4.04.~~ Removal.    Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any ~~director~~Director may be removed from office ~~only for~~with or without cause ~~and only~~ by the affirmative vote of ~~the holders of at least 75%~~a majority of the voting power of ~~all shares of the Corporation~~the outstanding shares present in person or represented by proxy at a duly called annual or special meeting and entitled to vote generally in the election of Directors ~~(the “~~Voting Stock~~”) then outstanding~~, voting together as a single class.

SECTION 4.06.    ~~SECTION 4.05.~~ Preferred Stock.    Notwithstanding the foregoing, whenever the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up shall have the right, voting separately by series, to elect Directors under specified circumstances, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto~~, and such Directors so elected shall not be classified pursuant to this Article IV unless expressly provided by the terms of such series of Preferred Stock.~~

ARTICLE V

BY-LAWS

SECTION 5.01.    Amendment, Repeal, etc.    Except as otherwise provided in a specific By-law, the By-laws may be adopted, altered, amended or repealed and new By-laws may be adopted (a) by the affirmative vote of a majority of the Whole Board, or (b) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”) then outstanding, voting together as a single class.

ARTICLE VI

CERTIFICATE OF INCORPORATION

SECTION 6.01.    Amendment, Repeal, etc.    The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and except as set forth in Article VII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VI. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Articles III, ~~IV,~~ or V or this sentence.

ARTICLE VII

LIMITED LIABILITY; INDEMNIFICATION

SECTION 7.01.    Limited Liability of Directors.    A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL. Neither the amendment nor repeal of this Section 7.01 shall eliminate or reduce the effect of this Section 7.01 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7.01, would accrue or arise, prior to such amendment or repeal.

SECTION 7.02.    Indemnification and Insurance.    (a)    Right To Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors. The Corporation may pay the expenses incurred in defending any such Proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 7.02 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

(b)    Right of Claimant to Bring Suit.    If a claim under paragraph (a) of this Section 7.02 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)    Non-Exclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation (including any Certificate of Designation), By-law, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article VII shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(d)    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e)    Severability.    If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ANNEX B-1

AMENDED AND RESTATED BY-LAWS

OF

DOMTAR CORPORATION

(Adopted ~~March 7, 2007~~May •, 2008)

ARTICLE I

OFFICES AND RECORDS

SECTION 1.01.    Delaware Office.    The principal office of Domtar Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 1.02.    Other Offices.    The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

SECTION 1.03.    Books and Records.    The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.01.    Annual Meeting.    The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

SECTION 2.02.    Special Meeting.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) as to dividends or upon liquidation, dissolution or winding up, a special meeting of stockholders of the Corporation for any purpose or purposes may be called only by (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of members of the Board of Directors (each a “Director”), which the Corporation would have if there were no vacancies (the “Whole Board”), or (b) by the Chairman of the Board of Directors (the “Chairman of the Board”). No business other than that stated in the notice of meeting shall be transacted at any special meeting of stockholders.

SECTION 2.03.    Place of Meeting.    The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

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SECTION 2.04.    Notice of Meeting.    Notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 nor more than 60 calendar days before the date of the meeting, whether annual or special, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to notice are present (except when stockholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Section 6.04. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.05.    Quorum and Adjournment; Voting.    Except as otherwise provided by law or by the Certificate of Incorporation, the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding officer may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.06.    Proxies.    At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder, or by such person’s duly authorized attorney in fact.

SECTION 2.07.    Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders.    (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting pursuant to Section 2.04, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time he or she gave notice as provided in paragraph (a)(ii) of this Section 2.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in paragraph (a)(ii) of this Section 2.07.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the 90th calendar day prior to such annual meeting; provided, further, however, that in the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the calendar

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day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever first occurs. For purposes of determining whether a stockholder’s notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2008, the first anniversary of the previous year’s meeting shall be deemed to be May 9, 2008. In no event shall the public announcement by the Corporation of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 (or any successor thereof) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.07 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 2.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.04. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time he or she gave notice as provided in paragraph (a)(ii) of this Section 2.07, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph (b) of Section 2.07. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such

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position(s) as specified in the Corporation’s notice of meeting pursuant to such clause (ii), if a notice by such stockholder meeting the requirements of paragraph (a)(ii) of this Section 2.07 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the 90th calendar day prior to such special meeting; provided, however, that in the event that less than 100 calendar days’ notice or prior public disclosure by the corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the calendar day on which notice of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting was mailed or such public announcement was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)    General.    (i)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.07 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 2.07) and, if any proposed nomination or business is not in compliance with this Section 2.07, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)    For purposes of this Section 2.07, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect Directors under the Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors.

SECTION 2.08.    Procedure for Election of Directors; Required Vote.    Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under the Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, each Director shall be elected by the vote of the majority of the votes cast thereat with respect to the Director, excluding abstentions, provided that if at any such meeting the number of individuals duly nominated for election as a Director exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the votes cast thereat ~~shall be the vote required to elect~~

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~~Directors~~. For purposes of this Section 2.08, a majority of the votes cast shall mean that the number of votes cast in favor of the election of a Director must exceed the number of votes cast against the election of that Director. Except as otherwise provided by law, the Certificate of Incorporation (including any Certificate of Designation (as defined in the Certificate of Incorporation)), applicable stock exchange rules or other rules and regulations applicable to the Corporation or these By-Laws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.09.    Inspectors of Elections; Opening and Closing the Polls.    (a)    The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at any meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the officer presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation required to be exercised or done by the stockholders.

SECTION 3.02.    Regular Meetings.    A regular meeting of the Board of Directors shall be held without notice in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution,

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provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.03.    Special Meetings.    Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.04.    Notice.    Notice of any special meeting of Directors shall be given to each Director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or electronic or facsimile transmission, orally by telephone or any other lawful means. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by electronic or facsimile transmission, such notice shall be deemed delivered adequately when the notice is transmitted at least 12 hours before such meeting. If by telephone, by hand delivery or by other lawful means, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided in Section 8.01. A meeting may be held at any time without notice if all the Directors are present (except when Directors attend for the express purpose of objecting, at the beginning of the meeting, because it is not lawfully called or conveyed) or if those not present waive notice of the meeting either before or after such meeting.

SECTION 3.05.    Action by Consent of Board of Directors.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

SECTION 3.06.    Conference Telephone Meetings.    Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.07.    Quorum.    Subject to Article IV of the Certificate of Incorporation, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.08.    Executive and Other Committees.    (a) The Board of Directors may designate by resolution or resolutions one or more committees, each of which shall consist of three or more Directors as set forth in the resolution designating such committee. The membership of each committee shall be determined by resolution of the Board of Directors. The Board of Directors may designate by resolution one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

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(b) A whole number of Directors equal to at least a majority of the total number of members of any committee shall constitute a quorum for the transaction of business, unless the Board of Directors shall otherwise provide. A majority of the total number of members of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided in Section 3.04. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

SECTION 3.09.    Records.    The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.01.    Elected Officers.    The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Corporation shall have a non-executive Chairman of the Board who shall be chosen by resolution of the Board of Directors from among the Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or by the Chief Executive Officer, as the case may be.

SECTION 4.02.    Election and Term of Office.    The elected officers of the Corporation shall be elected annually by resolution of the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 4.08.

SECTION 4.03.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform all duties as are properly required of him by the Board of Directors. The Chairman of the Board shall not serve as an officer of the Corporation. The Directors also may elect a Vice-Chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.

SECTION 4.04.    Chief Executive Officer; President.    (a) The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and, if also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board (or any Vice-Chairman), perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

(b) The President shall have such powers and duties as may be delegated to him or her by the Board of Directors or the Chief Executive Officer. The President, if not also Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

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SECTION 4.05.    Vice Presidents.    Each Senior Vice President and Executive Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

SECTION 4.06.    Treasurer.    (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors or the Chief Executive Officer.

(b) The Treasurer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors, the Chief Executive Officer or the Treasurer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors or the Chief Executive Officer may designate.

SECTION 4.07.    Secretary.    (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be electronic or facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the Chief Executive Officer.

(b) The Secretary may designate one or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board of Directors, the Chief Executive Officer or by the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the Chief Executive Officer may designate.

SECTION 4.08.    Removal.    Any officer elected by the Board of Directors may be removed by resolution of the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation would be served thereby. Any officer appointed by the Chief Executive Officer may be removed by him or her whenever, in such person’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

SECTION 4.09.    Vacancies.    A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V

STOCK CERTIFICATES

SECTION 5.01.    Stock Certificates; Uncertificated Stock; Transfers.    The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from

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time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancelation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law, which resolution may permit all or any of the signatures on such certificates to be electronic or facsimile. In case any officer, transfer agent or registrar who has signed or whose electronic or facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the Corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation’s Common Stock or Preferred Stock may be uncertificated shares.

SECTION 5.02.    Lost, Stolen Or Destroyed Certificates.    No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.    Fiscal Year.    The fiscal year of the Corporation shall begin with the opening of business on the first Monday following the last Sunday of the preceding fiscal year, and end with the close of business on the last Sunday of the following December of each year.

SECTION 6.02.    Dividends.    The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 6.03.    Seal.    The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

SECTION 6.04.    Waiver of Notice.    Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these By-Laws, a waiver thereof given in accordance with applicable law shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.05.    Audits.    The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.06.    Resignations.    Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

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ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.01.    Contracts.    Except as otherwise required by law, the Certificate of Incorporation (including a Certificate of Designation) or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s jurisdiction; provided, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.02.    Proxies.    Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

SECTION 8.01.    Amendments.    Except as otherwise provided in a specific By-law, the By-Laws may be altered or repealed and new By-Laws may be adopted (a) by the affirmative vote of a majority of the Whole Board, or (b) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least 75% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting.

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DOMTAR CORPORATION

CORPORATE GOVERNANCE GUIDELINES

Role of the Board of Directors

The Board of Directors (the “Board”) is responsible for the overall stewardship of the Company and each director will act in the best interests of the Company and its stockholders. The Board appoints, advises and monitors the performance of the senior management team, which is charged with the conduct of the Company’s business.

In addition to its general oversight of management and the Company’s business affairs, the Board performs a number of specific functions, including, without limitation:

1)	working with management to determine the Company’s mission and long-term strategy;

2)	performing the annual evaluation of the Company’s Chief Executive Officer and overseeing CEO succession planning;

3)	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and material corporate actions;

4)	providing oversight of the Company’s policies and processes to maintain the integrity of the Company, including the integrity of the financial statements, compliance with law and ethics and relationships with third parties including customers, suppliers, creditors, stockholders and regulators; and

5)	assessing risks facing the Company and reviewing strategies for risk mitigation.

Each director, will, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person as to matters such director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Composition of the Board of Directors

1.	Director Qualification Standards

A majority of the members of the Board ~~of Directors (the “Board”)~~ will satisfy the independence requirements of the New York Stock Exchange relating to directors. A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

2.	Size of the Board

Our certificate of incorporation provides that, subject to the rights of holders of our preferred stock, the number of directors is to be determined by the Board (but may be no less than three) and that ~~the Board will be divided into three classes as nearly equal in number as possible, with each class serving a staggered three-year term~~each director will serve for a term of office expiring at the next succeeding annual meeting of stockholders after his or her election, subject to the phasing out of the staggered terms of our Board. The Board has determined that, in order that there be the appropriate mix of experience and skills for the stewardship of the Company, the Board should be comprised of between 11 and 15 directors.

3.	Office of Chairman

A Chairman of the Board will be elected by the Board from among its members to preside at all meetings of the Board. The Chairman of the Board shall not serve as an officer of the Company. The primary responsibility

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of the Chairman of the Board is to organize the Board so that it can fulfill its responsibilities and function independently of management and to set the tone for the Board and its members so as to foster ethical and responsible decision-making, appropriate oversight of management, and sound practices in corporate governance.

4.	Board Membership Criteria

The Nominating and Corporate Governance Committee will recommend to the Board criteria for the selection of directors and will periodically review the criteria adopted by the Board. The Board seeks membership candidates from diverse backgrounds who can contribute to the work of the Board by reason of their demonstrated integrity, independence, experience, leadership and ability to exercise sound judgment. Directors should plan to make a significant time commitment to the Company to fulfill their responsibilities.

5.	Selection of New Director Candidates

The Board will select new director candidates based on the recommendations of the Nominating and Corporate Governance Committee.

6.	Term Limits

There are no established term limits for service on the Board.

7.	Retirement Age

The Board will generally not nominate a director to serve an additional term as a director of the Company beyond the term in which such director attains the age of 72 or more. The Board recognizes that there may be circumstances in which the interests of the Company will be best served by waiving the retirement age and requesting a director to remain on the Board beyond the age of 72.

8.	Policy for the Contingent, Irrevocable Resignation of Directors in Connection With the Failure to Receive a Majority Vote in Subsequent Uncontested Elections

In order to stand for re-election to the Board, each prospective director nominee must submit, in writing, to the chairperson of the Nominating and Corporate Governance Committee (or, if the nominee serves as the chairperson of the Nominating and Corporate Governance Committee, to the chairperson of the Human Resources Committee), an irrevocable, contingent resignation. Such resignation shall only become effective upon (i) the nominee’s failure to receive more votes cast “for” than votes cast “against” his or her election to the Board, excluding abstentions, as certified by the inspector of election in an uncontested election of directors at any meeting of stockholders of the Company duly called for that purpose, and (ii) the Board’s acceptance of such resignation. For purposes of this policy, “uncontested” shall mean any election of directors in which the number of director nominees equals the number of directors to be elected.

The Nominating and Corporate Governance Committee, or any other committee of the Board comprised of at least three persons and comprised solely of non-management directors, shall, in the event of an incumbent nominee’s failure to receive a majority vote, promptly review and consider any resignations tendered pursuant to this policy and shall recommend to the Board whether the Board should accept or reject such resignation.

Any director who tenders his or her resignation pursuant to this policy shall not participate in any deliberations or votes undertaken by the Board and/or any committee of the Board regarding such resignation.

In considering any resignation tendered pursuant to this policy, each of the Board, the Nominating and Corporate Governance Committee and any other committee of the Board appointed to consider such resignations shall consider any such factors and information that it determines to be relevant and appropriate.

The Board shall vote and act on any resignations tendered pursuant to this policy no later than 90 days following the stockholder meeting at which the director failed to be elected by a majority of the votes cast. The Company shall then promptly disclose publicly the Board’s determination.

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9.	~~8.~~ Director Resignation In Certain Other Circumstances

A director who experiences a significant change in job responsibilities or assignment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board, or has an unresolved conflict of interest with the Company, will be requested to submit a resignation to the Board. The remaining directors, upon recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

10.	~~9.~~ Limitation on Number of Boards a Director may Serve

No director will serve on more than 4 other unaffiliated public company boards, without the approval of the Nominating and Corporate Governance Committee. A director will advise the Chairman of the Board and the chairperson of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. This will provide an opportunity to ensure that such additional responsibilities would not compromise the director’s availability and capacity to fulfill his or her commitment to the Board and to confirm that no real or apparent conflict of interest would result.

11.	~~10.~~ Conflicts of Interest

Each director will avoid taking actions or having interests that might result in a conflict of interest, that is, a situation where a director’s personal interest is adverse to—or may appear to be adverse to— the interests of the Company. Each director will ethically handle all actual or apparent conflicts of interest between personal and professional relationships, including promptly informing the chairperson of the Nominating and Corporate Governance Committee if such a conflict arises and recusing himself/herself from any discussion or decision affecting his/her personal interests. The Board will resolve any conflict of interest question.

Meeting Procedures

12.	~~11.~~ Number of Meetings; Attendance of Directors at Board Meetings

The Board will hold a minimum of 6 meetings per year and will hold such additional meetings as it deems appropriate to effectively fulfill its responsibilities. Directors are expected regularly to attend meetings of the Board and the committees of which they are members, and to spend the time needed to properly discharge their responsibilities.

13.	~~12.~~ Selection of Agenda Items for Board Meeting

The Chairman will establish the agenda for each Board meeting in consultation with the Chief Executive Officer. Individual Board members may suggest agenda items. The Board will conduct an in-depth review of the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

14.	~~13.~~ Board Materials Distributed in Advance

The Corporate Secretary will, to the extent practicable, distribute materials pertaining to Board and committee meetings a sufficient time in advance of those meetings to provide Board members with a reasonable opportunity to prepare for meetings. A director is expected to review all distributed materials prior to any Board or committee meeting that such director attends.

15.	~~14.~~ Executive Sessions of Non-Management Directors

The non-management directors will meet in executive session without management in connection with each regularly scheduled meeting of the Board. The independent directors (if a different subset of the Board than the non-management directors) will meet at least once a year in an executive session without management. At least once a year, the directors will meet with the Chief Executive Officer without the other executive officers who are

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not directors being present. The Chairman of the Board (or, in his or her absence, a presiding director determined by a majority vote of the independent directors attending such meeting) will preside at each such executive session or meeting.

Committee Matters

16.	~~15.~~ Committees of the Board

There are currently 4 Board committees: Audit, Nominating and Corporate Governance, Human Resources and Environmental ~~and~~, Health and Safety. The Board may from time to time establish an Executive Committee or other committees, including standing or special committees, subject to the Company’s by-laws and Delaware General Corporation Law. The Board may, by resolution, at any time deemed desirable, discontinue any standing or special committee, subject to the requirements of the by-laws, applicable law and stock exchange requirements.

17.	~~16.~~ Assignment of Committee Members

Committee assignments will be made by the Board based upon recommendations of the Nominating and Corporate Governance Committee, subject to the by-laws.

18.	~~17.~~ Frequency of Committee Meetings

Each committee will establish its own rules or procedures, which will be consistent with the provisions of the Delaware General Corporation Law, the by-laws and any resolutions of the Board governing such committee.

19.	~~18.~~ Committee Agenda

The chairperson of each committee will determine the committee’s agenda prior to a meeting, giving consideration to management recommendations and the suggestions of Committee members.

20.	~~19.~~ Audit Committee

The Committee’s duties and responsibilities will be set forth in the Audit Committee Charter and include all of the responsibilities of an audit committee under the New York Stock Exchange and Securities and Exchange Commission rules and such other matters as may from time to time be delegated to the Committee by the Board. Each member of the Audit Committee will satisfy the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission relating to directors and audit committee members.

21.	~~20.~~ Human Resources Committee

The Committee’s duties and responsibilities will be set forth in the Human Resources Charter and include all of the responsibilities of a compensation committee under the New York Stock Exchange rules and such other matters as may from time to time be delegated to the Committee by the Board. No director may serve on the Committee unless he or she is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. At least two members of the Committee shall satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

22.	~~21.~~ Nominating and Corporate Governance Committee

The Committee’s duties and responsibilities will be set forth in the Nominating and Corporate Governance Committee Charter and include all of the responsibilities of a nominating and corporate governance committee under the New York Stock Exchange rules and such other matters as may from time to time be delegated to the Committee by the Board. Each member of the Nominating and Corporate Governance Committee will satisfy the independence requirements of the New York Stock Exchange relating to directors.

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23.	~~22.~~ Environmental ~~and~~, Health and Safety Committee

The Committee’s duties and responsibilities will be set forth in the Environmental ~~and~~, Health and Safety Committee Charter and will include such other matters as may from time to time be delegated to the Committee by the Board.

Other Board Matters

24.	~~23.~~ Board Access to Management and Employees

Directors will have complete access to management and employees of the Company; however, independent directors are expected to keep the Chief Executive Officer informed of such contacts. The Board encourages the attendance of officers in addition to executive officers at Board meetings when matters within their areas of responsibility are discussed.

25.	~~24.~~ Board Access to Independent Advisors

Directors will have complete access to the Company’s outside advisors as they deem necessary and appropriate. The Board and each Committee may, whenever in their sole judgment it is appropriate, retain independent legal, financial or other advisors at the Company’s expense.

26.	~~25.~~ Director Compensation

All directors of the Company who are not simultaneously employed as officers by the Company will be properly compensated and reimbursed for their services as a director. Any employee of the Company who is elected a director of the Company will not receive any compensation other than expense reimbursement for his or her services as a director of the Company.

The Board will be responsible for setting director compensation. The Nominating and Corporate Governance Committee will periodically review the compensation of the Company’s directors and make recommendations to the Board with respect thereto. Directors’ fees and emoluments should (a) fairly compensate directors for the work and responsibilities entailed in serving as a director for a company of the size and stature of the Company, and (b) align directors’ interests with the long-term interests of stockholders.

27.	~~26.~~ Stock Ownership Guidelines

The Board believes that personal ownership by directors of the Company’s equity securities is in the interests of the Company and consistent with good governance practices. Prior to the fifth anniversary of the date on which he or she was first elected a director of the Company, each non-employee director (including the Chairman) is required to own equity securities in the Company in an aggregate amount equal in value to at least US$350,000, valued at the greater of cost or market value. Shares of restricted stock and restricted stock units (whether vested or unvested) will be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

28.	~~27.~~ Director Orientation and Continuing Education

All new directors will participate in an orientation program shortly after they are elected to the Board. Orientation will include presentations by senior management to familiarize the directors with the Company’s business and operations, its financial condition, its policies and procedures, its principal officers, internal and independent auditors, and the duties and responsibilities of its directors.

Management will make presentations from time to time as necessary to ensure that the Board is aware of all business, legal and other developments relating to such matters. Directors will also visit facilities of the Company to gain a better understanding of the Company’s operations.

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In addition, newly elected and existing directors are strongly encouraged to attend continuing education programs sponsored by third parties to better understand their responsibilities and duties.

29.	~~28.~~ Succession Planning

The Board’s work in respect of succession planning is an important part of its responsibilities. To ensure this work is effectively performed, the Chief Executive Officer will provide a detailed report to the Board on succession planning annually and will also work closely with both the Human Resources Committee and the Nominating and Corporate Governance Committee on that subject. The Board and the Human Resources Committee will establish policies and principles for chief executive officer selection and performance review, as well as policies regarding succession in the case of an emergency or the retirement of the Chief Executive Officer.

30.	~~29.~~ Assessing the Board’s Performance

The Board will conduct an annual self-evaluation in order to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will oversee the Board’s annual self-evaluation.

31.	~~30.~~ Board Interaction with Shareholders, the Press, Customers, Etc.

The Chief Executive Officer and, as appropriate, designated members of senior management speak for the Company. Individual directors may, on occasion and with the knowledge of senior management, meet or otherwise communicate with interested parties. Absent unusual circumstances or as contemplated by the Committee charters, such communications will be made only at the request of the Chief Executive Officer or the Board and all such communications will be made only in accordance with Company disclosure and communication policies and United States and Canadian securities laws.

The Board has established communications policies pursuant to which securityholders or other interested parties may communicate with the Chairman of the Board, the audit committee and non-management directors as a group. In addition, the Company has a comprehensive whistleblower policy for confidential and anonymous employee communications.

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ANNEX C

DOMTAR CORPORATION

ANNUAL INCENTIVE PLAN

(Effective as of March 7, 2007)

SECTION 1. PURPOSE

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

SECTION 2. DEFINITIONS

Unless the context requires otherwise; the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a)    “Act” means the Securities and Exchange Act of 1934, as amended.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of Section 162(m).

(d)    “Company” means Domtar Corporation.

(e)    “Covered Employee” shall have the meaning set forth in Section 162(m).

(f)    “Omnibus Plan” means the Domtar Corporation 2007 Omnibus Incentive Plan.

(g)    “Participant” means (i) each executive officer of the Company and (ii) each other employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

(h)    “Performance Period” means each fiscal year or another period as designated by the Committee, so long as such period does not exceed one year.

(i)    “Plan” means this Domtar Corporation Annual Incentive Plan, as set forth herein and as may hereafter be amended from time to time.

(j)    “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(k)    “Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

SECTION 3. ADMINISTRATION

The Committee shall administer and interpret the Plan, provided that, in no event, shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any fiscal year or other Performance Period determined by the Committee in accordance with Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

SECTION 4. BONUSES

(a)    Performance Criteria.    Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)) but not later than the date on which 25% of the performance period has lapsed, the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus award for such Performance Period. Unless the Committee determines at the time of grant not to qualify the award as performance-based compensation under Section 162(m), any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies, as determined by the Committee for the Performance Period: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, total shareholder return, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

When establishing Performance Goals for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(b)    Maximum Amount Payable.    If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under Section 4(a) has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus in an amount not to exceed $5,000,000. If a Participant’s employment terminates for any reason other than for Cause (including, without limitation, his death, disability or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary) prior to the last day of the Performance Period for which the bonus is payable, the maximum bonus payable to such Participant under the preceding sentence shall be multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant’s termination of employment and the denominator of which is the total number of days in the Performance Period.

(c)    Termination of Employment.    Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period in accordance with Section 4(a), if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, such Participants shall forfeit all rights to any and all awards which have not yet been paid under the Plan; provided that if a Participant’s employment terminates as a result of death, disability or retirement (as defined under any retirement plan of the Company or a Subsidiary) the Committee shall give consideration at its sole discretion to the payment of a partial bonus with regard to the portion of the Performance Period worked. Notwithstanding the foregoing, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, the Committee, in its discretion, may waive any forfeiture pursuant to Section 4 in whole or in part.

(d)    Negative Discretion.    Notwithstanding anything else contained in Section 4(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(b).

(e)    Affirmative Discretion.    Notwithstanding any other provision in the Plan to the contrary (including, without limitation, the maximum amounts payable under Section 4(b)), but subject in the case of bonuses paid in shares of the Company’s Common Stock to the maximum number of shares available for issuance under the Omnibus Plan, (i) the Committee shall have the right, in its discretion, to grant any annual bonus in cash, in shares of the Company’s Common Stock or in any combination thereof, to any Participant who is not a Covered Employee for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable under Section 4(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

SECTION 5. PAYMENT

Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, in the case of any bonus payable under the provisions of

Section 4(d), after the Committee determines the amount of any such bonus) and in any event within two and a half months of the end of the fiscal year in which the Performance Period ends.

SECTION 6. FORM OF PAYMENT

The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock or in any combination thereof. Awards of shares under this Plan may be issued under the Omnibus Plan in forms including, without limitation, Restricted Stock and Restricted Stock Units. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

SECTION 7. GENERAL PROVISIONS

(a)    Effectiveness of the Plan.    The Plan shall be effective with respect to Performance Periods beginning on or after March 7, 2007 and ending on or before December 31, 2011, unless the term hereof is extended by action of the Board, subject in the case of years after 2007 to approval by the Company’s shareholders at its 2008 annual meeting of shareholders.

(b)    Amendment and Termination.    Notwithstanding Section 6(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided; however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

(c)    Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d)    No Right of Continued Employment.    Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

(e)    No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)    Non-alienation of Benefits.    Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries; heirs, executors, administrators or successors in interest.

(g)    Withholding.    Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

(h)    Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i)    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j)    Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

ANNEX D

THE DOMTAR CORPORATION 2007

OMNIBUS INCENTIVE PLAN(1)

SECTION 1. PURPOSE

The purposes of The Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Domtar Corporation and its shareholders by (i) attracting and retaining executive personnel and other key employees and directors of outstanding ability; (ii) motivating executive personnel and other key employees and directors by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of Domtar Corporation.

SECTION 2. DEFINITIONS

(a)    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Event” has the meaning given in Section 4(d).

“Affiliate” means, (i) for purposes of Incentive Stock Options, any corporation that is a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(e) of the Code) of the Company, and (ii) for all other purposes, with respect to any person, any other person that (directly or indirectly) is controlled by, controlling or under common control with such person.

“Award” means any grant or award made pursuant to Sections 5 through 10 inclusive.

“Award Agreement” means an agreement between the Company and a Participant, setting out the terms and conditions relating to an Award granted under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Canadian Taxpayer” means a Participant liable to pay income taxes in Canada pursuant to the receipt of an Award under the Plan.

“Cause” means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company or any Subsidiary (other than due to physical or mental illness), (ii) the Participant’s engaging in willful or serious misconduct that has caused or could reasonably be expected to be injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s breach of fiduciary duty or fraud with respect to the Company or any Affiliate of the Company, (iv) the Participant’s having been indicted for or convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or (v) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the company or any Subsidiary; (vi) violation of any written policy, program or code of the

(1)	Changes to the Omnibus Plan will require the prior consent of Weyerhauser.

Company or any Subsidiary or (vii) the commission by the Participant of an act of fraud or embezzlement against the Company or any of its Subsidiaries; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Cause” then, with respect to any Award made to such Participant, “Cause” shall have the meaning set forth in such employment or severance agreement. In addition, a Participant’s service shall be deemed to have terminated for Cause if, after a Participant’s service has terminated (for a reason other than Cause), facts and circumstances are discovered that would have justified a termination for Cause.

“Change in Control” shall be deemed to have occurred if:

(i) any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined Voting Power (as defined below) of the Company’s securities;

(ii) within any 12-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which has been approved by the shareholders of the Company (a “Corporate Event”), and immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than one-half of the gross fair market value of the consolidated assets of the Company immediately prior to such Corporate Event;

provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Change in Control” then, with respect to any Award made to such Participant, “Change in Control” shall have the meaning set forth in such employment or severance agreement.

“Change in Control Price” means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time, consisting of two or more members, each of whom is an “independent” director under New York Stock Exchange Listing requirements, a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act, and an “outside director” within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

“Company” means Domtar Corporation, a Delaware corporation, and any successor thereto.

“Covered Employee” means any “covered employee” as defined in Section 162(m)(3) of the Code.

“Deferred Share Unit” means a unit credited to a participant’s account in the books of the Company under Section 9 that represents the right to receive cash or Stock equal to the Fair Market Value of one share of Stock on settlement of the account.

“Designated Beneficiary” means the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s estate.

“Disability” means, unless another definition is incorporated into the applicable Award Agreement, Disability as specified under the Company’s long-term disability insurance policy and any other termination of a Participant’s employment or service under such circumstances that the Committee determines to qualify as a Disability for purposes of this Plan; provided, that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Disability” then, with respect to any Award made to such Participant, “Disability” shall have the meaning set forth in such agreement; provided, further, that in the case of any award subject to Section 409A of the Code, Disability shall have the meaning set forth in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Dividend Equivalent” means the right, granted under Section 11 of the Plan, to receive payments in cash or in shares of Stock, based on dividends with respect to shares of Stock.

“Elective Deferred Share Unit” shall have the meaning set forth in Section 9(a).

“Eligible Director” means a member of the Board who is not an Employee.

“Effective Date” means the date, following adoption of this Plan by the Board of Directors, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

“Employee” means any officer or employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

“Employer” means the Company and any Subsidiary, and, in the discretion of the Committee, may also mean any business organization that is an Affiliate (i.e., an Affiliate corporation at least 20% of whose outstanding voting securities are owned by the Company and its Subsidiaries).

“Executive Officer” means any “officer” within the meaning of Rule 16(a)-1(f) promulgated under the Act or any Covered Employee.

“Fair Market Value” means, on any date, the closing price of the Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

“Freestanding SAR” means a stock appreciation right granted independently of any Options.

“Incentive Stock Option” means a stock option granted under Section 7 of the Plan that is designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

“New Employer” means, after a Change in Control, a Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

“Non-statutory Stock Option” means a stock option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

“Non-U.S. Award” has the meaning given in Section 3(f).

“Option” means an Incentive Stock Option or a Non-statutory Stock Option.

“Participant” means an Employee or Eligible Director who is selected by the Committee to receive an Award under the Plan.

“Performance Award” means Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.

“Performance Cycle” means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Goals” means the objectives established by the Committee for a Performance Cycle pursuant to Section 5(c) for the purpose of determining the extent to which a Performance Award has been earned or vested.

“Performance Share” means an Award granted pursuant to Section 5 of the Plan of a contractual right to receive a share of Stock (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Section 5 of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.

“Restriction Period” means the period of time selected by the Committee during which a grant of Restricted Stock, Restricted Stock Units and Deferred Share Units, as the case may be, is subject to forfeiture and/or restrictions on transfer pursuant to the terms of the Plan.

“Restricted Stock” means shares of Stock contingently granted to a Participant under Section 6 of the Plan.

“Restricted Stock Unit” means a stock denominated unit contingently awarded under Section 6 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Agreement, a termination of the Participant’s employment or service at or after the Participant reaches age 65 or the Participant reaches age 55 with at least 10 years of service; provided that if a Participant is a party to an employment or individual severance agreement with an Employer that defines the term “Retirement” then, with respect to any Award made to such Participant, “Retirement” shall have the meaning set forth in such employment or severance agreement.

“Service” means, with respect to Employees, continued employment with the Company and its Subsidiaries or, with respect to Eligible Directors, service on the Board of Directors.

“Service Award” means an Award that vests solely based on the passage of time or continued Service over a fixed period of time.

“Specified Award” means an Award of non-qualified deferred compensation within the meaning of and that is subject to Section 409A of the Code.

“Specified Change in Control” means (x) a Corporate Event in which (A) the shareholders of the Company receive solely cash, non-voting securities or any combination of cash and non-voting securities in exchange for their Stock or (B) the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, at least 25% of the Voting Power of the surviving, resulting or acquiring corporation or (y) the direct or indirect acquisition by any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 75% or more of the combined Voting Power of the Company’s securities.

“Specified Employee” means (i) if the Company has not adopted a specified employee policy, any Participant qualifying, on the date of such Participant’s Termination of Service, as a “specified employee” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder and (ii) if the Company has in place a specified employee policy, any Participant qualifying as a “specified employee” under such policy as in effect on the date of such Participant’s Termination of Service.

“Stock” means the common stock of the Company, par value $0.01 per share.

“Stock Appreciation Right” or “SAR” means the right to receive a payment from the Company in cash and/or shares of Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over a specified price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Stock.

“Subplan” has the meaning given in Section 3(f).

“Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Termination for Business Reasons” means (i) termination of a Participant’s employment or service by the Participant’s Employer or New Employer due to the fact that (x) the Employer or New Employer has ceased or intends to cease (A) to carry on the business or function for the purpose of which the Participant was employed or otherwise provided services, or (B) to carry on that business or function in the place the Participant was employed or otherwise provided services or (y) the requirements of that business (A) for employees to carry out work of a particular kind, or (B) to carry out the work in the place where the Participant was employed or otherwise provided services, have ceased or diminished or are expected to cease or diminish, and, in each case, which is beyond the Participant’s control (other than a termination for Cause or by reason of death, Retirement or Disability); (ii) termination of employment or service by the Participant as a result of (x) the Employer or New Employer requiring the Participant to work in an office which is more than 75 miles from the location of the Employer’s current principal executive office or the location where the Participant is employed or otherwise provides services immediately prior to such termination (subject to such reasonable travel as the performance of Participant’s duties and the business of the Employer may require), or (y) a material diminution in Participant’s compensation or duties; or (iii) in the case of a Participant who is a non-employee director, a termination of such Participant’s service as a director of the Company or any successor entity thereto by the Company or any successor entity thereto (other than a termination by reason of death, Retirement or Disability) in connection with a Change in Control.

“Termination of Service” means with respect to an Eligible Director, the date upon which such Eligible Director ceases to be a member of the Board and, with respect to an Employee, the date the Participant ceases to be an Employee, including, with respect to the provisions of Section 9 applicable to a Canadian Taxpayer, due to a Termination for Business Reasons; provided, that, with respect to any Specified Award, Termination of Service shall mean “separation from service”, as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

“Voting Power” when used in the definition of Change in Control shall mean such specified number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors and “Voting Securities” shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors.

(b)    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. POWERS OF THE COMMITTEE

(a)    Eligibility.    Each Employee (including any officer of the Company) and Eligible Director who, in the opinion of the Committee, has the capacity to contribute to the successful performance of the Company, is eligible to be a Participant in the Plan.

(b)    Power to Grant and Establish Terms of Awards.    The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees and Eligible Directors, if any, to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all Awards including, without limitation, the number of shares of Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

(c)    Administration.    The Plan shall be administered by the Committee. The Committee shall have sole and complete authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions (including any failure to make decisions) shall be binding upon all persons, including the Company, shareholders, Employers and each Employee, Director, Participant or Designated Beneficiary, and shall be given deference in any proceeding with respect thereto.

(d)    Delegation by the Committee.    The Committee may delegate to the Chief Executive Officer of the Company the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Act, pursuant to such conditions and limitations as the Committee may establish. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements, including Award Agreements, or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

(e)    Restrictive Covenants and Other Conditions.    Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Affiliates thereof

(including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may have effect following the Termination of Service and after the Stock subject to the Award has been transferred to the Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f)    Participants Based Outside the United States.    To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a)    Number.    Subject in all cases to the provisions of this Section 4, the maximum number of shares of Stock that are available for Awards shall be 20,000,000 shares of Stock. Notwithstanding the provisions of Section 4(b), the maximum number of shares of Stock that may be issued in respect of Incentive Stock Options shall not exceed 20,000,000 shares and the maximum number of shares of Stock that may be issued in respect of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Share Units shall not exceed 10,000,000 shares. Shares of Stock may be made available from Stock held in treasury or authorized but unissued shares of the Company not reserved for any other purpose.

(b)    Canceled, Terminated, or Forfeited Awards, etc.    Any shares of Stock subject to an Award which for any reason expires without having been exercised, is canceled or terminated or otherwise is settled without the issuance of any Stock shall again be available for grant under the Plan. In applying the immediately preceding sentence, if (i) shares of Stock otherwise issuable or issued in respect of, or as part of, any Award are withheld to exercise outstanding Options or other Awards or to cover applicable taxes or (ii) shares of Stock (other than shares tendered more than ten years after the Effective Date) are tendered to exercise outstanding Options or other Awards or to cover applicable taxes, such shares shall not be treated as having been issued under the Plan. If a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered in such exercise in accordance with Section 8(b), the number of shares subject to the tandem Option and Stock Appreciation Right shall only be taken into account once (and not as to both awards).

Shares of Stock subject to Awards that are assumed, converted or substituted pursuant to an Adjustment Event will not further reduce the maximum limitation set forth in Section 4(a).

(c)    Individual Award Limitations.    Subject to Sections 4(b) and 4(d), the following individual Award limits shall apply:

(i)    No Participant may receive the right to more than 1,000,000 Performance Shares, shares of performance-based Restricted Stock and Restricted Stock Units and performance-based Deferred Share Units under the Plan in any one year.

(ii)    No Participant may receive the right to Performance Units under the Plan in any one year with a value of more than $10 million (or the equivalent of such amount denominated in the Participant’s local currency).

(iii)    No Participant may receive Options, SARs or any other Award based solely on the increase in value of Stock on more than 2,000,000 shares of Stock under the Plan in any one year.

(iv)    The aggregate Fair Market Value of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

(d)    Adjustment in Capitalization.    The number and kind of shares of Stock available for issuance under the Plan and the number, class, exercise price, Performance Goals or other terms of any outstanding Award shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock (any such transaction or event, an “Adjustment Event”) in such manner as it determines in its sole discretion.

(e)    Prohibition Against Repricing.    Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

SECTION 5. PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)    Generally.    The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Committee. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Committee, the Performance Cycle for Performance Shares and Performance Units shall be three years. Performance Shares and Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b)    Earned Performance Shares and Performance Units.    Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.

(c)    Performance Goals.    At the discretion of the Committee, Performance Goals may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: operating earnings, net earnings, income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, cash flow, improvement in or attainment of expense levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workplace safety goals, workforce satisfaction and diversity goals, employee retention, completion of key projects, strategic plan development and implementation and achievement of synergy targets, and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing Performance Goals for a Performance Cycle, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company or any Employer, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to Executive Officers intended to be “other performance-based compensation” under Section 162(m)(4) of the Code, the Committee may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).

(d)    Special Rule for Performance Goals.    If, at the time of grant, the Committee intends a Performance Share Award, Performance Unit or other Performance Award to qualify as “other performance based compensation” within the meaning of Section 162(m)(4) of the Code, the Committee must establish Performance Goals for the applicable Performance Cycle no later than the 90th day after the Performance Cycle begins (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the performance period has lapsed.

(e)    Negative Discretion.    Notwithstanding anything in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(h) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.

(f)    Affirmative Discretion.    Notwithstanding any other provision in the Plan to the contrary, (including, without limitation, the maximum amounts payable under Section 4(c)), but subject to the maximum number of shares available for issuance under Section 4(a) of the Plan, (i) the Committee shall have the right, in its discretion, to grant a bonus in cash, in shares of Stock or in any combination thereof, to any Participant who is not a Covered Employee for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

(g)    Certification of Attainment of Performance Goals.    As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(h)    Payment of Awards.    Payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under paragraph 5(g) above, provided that payment or delivery of Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Stock on the date of the Committee’s certification under paragraph 5(g) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Stock, including conditioning the vesting of such shares on the performance of additional service.

(i)    Newly Eligible Participants.    Notwithstanding anything in this Section 5 to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)    Grant.    Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or on such other date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the Restriction Period(s) and (iii) such other terms and conditions, including rights to dividends or Dividend Equivalents, not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Grants of Restricted Stock shall be evidenced by a bookkeeping entry in the Company’s records (or by such other reasonable method as the Company shall determine from time to time). No shares of Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Awards.

(b)    Vesting.    Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restriction Period. Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, the Restriction Period with respect to Restricted Stock and Restricted Stock Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the

Restriction Period with respect to performance-based Restricted Stock and Restricted Stock Units shall lapse, to the extent performance goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s restricted stock agreement. The Restriction Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Restricted Stock and Restricted Stock Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Restricted Stock or Restricted Stock Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. In no case shall the vesting periods applicable to a Participant who is a Canadian Taxpayer exceed the restricted period under the Income Tax Act (Canada).

(c)    Settlement of Restricted Stock and Restricted Stock Units.    At the expiration of the Restriction Period for any Restricted Stock Awards, the Company shall remove the restrictions applicable to the bookkeeping entry evidencing the Restricted Stock Awards, and shall, upon request, deliver the stock certificates evidencing such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restriction Period for any Restricted Stock Units, for each such Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock.

SECTION 7. STOCK OPTIONS

(a)    Grant.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)    Exercise Price.    The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, if an Incentive Stock Option is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate thereof, the exercise price shall be at least 110% of the Fair Market Value of the Stock on the grant date.

(c)    Vesting and Exercisability.    Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Option awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s option agreement, but in no event later than ten years from the date of grant. Options awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Options, each Option shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Options may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Option. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Option. No Option shall be exercisable on or after the tenth anniversary of its grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)    Payment.    No Stock shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made (i) in cash or its equivalent, (ii) by exchanging shares of Stock owned by the optionee for at least six months (or for such greater or lesser period as the Committee may determine from time to time) and which are not the subject of any pledge or other security interest, (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price, (iv) to the extent permitted by the Committee, through an arrangement with a broker approved by the Company (or through an arrangement directly with the Company) whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock or (v) to the extent permitted by the Committee, through net settlement in Stock. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

(e)    Incentive Stock Option Status.    Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

SECTION 8. STOCK APPRECIATION RIGHTS

(a)    Grant.    Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced by an Award Agreement, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)    Vesting and Exercisability.    Except as otherwise determined by the Committee at or after grant, and subject to the Participant’s continued employment or service with his or her Employer on such date, each Stock Appreciation Right awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the Participant’s Award Agreement, but in no event later than ten years from the date of grant. Stock Appreciation Rights awarded under the Plan may vest either on a cliff-vesting or a pro rata basis. Unless otherwise determined by the Committee and specified in the Award Agreement evidencing the grant of Freestanding SARs, each Freestanding SAR shall become vested and exercisable in four approximately equal installments on the first four anniversaries of the date of grant. Stock Appreciation Rights granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated vest and become exercisable. Stock Appreciation Rights may also become exercisable, in whole or in part, upon the occurrence of any event or events, including a Change in Control, as specified in the Plan, or specified by the Committee, in its discretion, either at or after the grant date of the applicable Stock Appreciation Right. In its discretion, the Committee may also establish performance conditions (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Stock Appreciation Rights. No Stock Appreciation Rights shall be exercisable on or after the tenth anniversary of their grant date. The Committee may impose such conditions with respect to the exercise of Stock Appreciation Rights, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Stock, and may be exercised only with respect to the shares of Stock for which the related Option is then exercisable.

(c)    Settlement.    Subject to Section 13(a), upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Stock on the grant date of such Stock Appreciation Right, by

(ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised;

provided, however, that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

SECTION 9. DEFERRED SHARE UNITS

(a)    Grant.    Freestanding Deferred Share Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Committee or on such other future date as the Committee shall determine in its sole discretion. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Stock on the date of payment of such compensation and/or annual bonus. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of shares of Stock to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No shares of Stock will be issued to the Participant at the time an award of Deferred Share Units is granted. Deferred Share Units may become payable on a Change in Control, Termination of Service or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or, in the event of such Participant’s death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(b)    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred

Share Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Share Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Stock on such date, and such additional Deferred Share Unit shall be subject to the same terms and conditions as are applicable in respect of the Deferred Share Unit with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Stock or other securities, such shares and other securities shall be subject to the same vesting, performance and other restrictions as apply to the Deferred Share Unit with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Stock attributable to such Deferred Share Units have been issued to such Participant or his beneficiary. A Participant who is a Canadian Taxpayer shall not be considered the owner of the Common Stock underlying Deferred Share Units granted to such Participant.

(c)    Vesting.    Unless the Committee provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, will be subject to a Restriction Period. Except as otherwise determined by the Committee at the time of grant, and subject to the Participant’s continued Service with his or her Employer on such date, the Restriction Period with respect to Deferred Share Units that vest solely based on the passage of time shall lapse in four approximately equal installments on the first through fourth anniversaries of the grant date and the Restriction Period with respect to performance-based Deferred Share Units shall lapse, to the extent Performance Goals have been achieved, three years after the grant date, in each case in accordance with the schedule provided in Participant’s Award Agreement. The Restriction Period may lapse with respect to portions of Deferred Share Units on a pro rata basis, or it may lapse at one time with respect to all Deferred Share Units in an Award. The Restriction Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan, or specified by the Committee, in its discretion, on the grant date of the applicable Award. In its discretion, the Committee may also establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 5(c); provided that any Award of Deferred Share Units made to any Executive Officer that is intended to qualify as “other performance based compensation” under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Sections 5(d) and 5(g), during a Performance Cycle selected by the Committee. The portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any Dividend Equivalents credited with respect thereto, shall not be subject to any Restriction Period and shall be non-forfeitable at all times. Notwithstanding anything in this Plan to the contrary, Deferred Share Units granted to a Participant who is a Canadian Taxpayer shall only be redeemable and the value thereof payable to such Participant (or in the event of death, such Participant’s beneficiary) upon a Termination of Service of such Participant (including due to death).

(d)    Further Deferral Elections.    A Participant may elect to further defer receipt of shares of Stock issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) whether pursuant to this Section 9 or Section 13 and must defer settlement for at least five years. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants. This Section 9(d) shall not apply to Deferred Share Units granted to a Participant who is a Canadian Taxpayer.

(e)    Settlement.    Subject to this Section 9 and Section 13, upon the date specified in the Award Agreement evidencing the Deferred Share Units (or, in the case of a Participant who is a Canadian Taxpayer, in accordance with the procedures set out in the Award Agreement evidencing the Deferred Share Units) for each such Deferred Share Unit the Participant shall receive, in the Committee’s discretion, (i) a cash payment equal to the Fair Market Value of one share of Stock as of such payment date, (ii) one share of Stock or (iii) any combination of cash and shares of Stock. In no event shall any payment or settlement of Deferred Share Units granted to a Participant who is a Canadian Taxpayer take place later than December 31 of the first calendar year commencing after the year in which the Termination of Service of such Participant takes place.

SECTION 10. OTHER STOCK-BASED AWARDS

(a)    Generally.    The Committee may grant other stock-based Awards, including, but not limited to, the outright grant of Stock in satisfaction of obligations of the Company or any Affiliate thereof under another compensatory plan, program or arrangement, modified Awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Stock, in such amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Goals. Each other-stock based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions applicable thereto. Any other stock-based Award may entail the transfer of actual shares of Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Stock, or any combination of the foregoing, as determined by the Committee. The terms of any other stock-based Award need not be uniform in application to all (or any class of) Participants, and each other stock-based award granted to any Participant (whether or not at the same time) may have different terms.

(b)    Termination of Service.    In addition to any other terms and conditions that may be specified by the Committee, each other stock-based award shall specify the impact of a Termination of Service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant.

SECTION 11. DIVIDEND EQUIVALENTS

(a)    Generally.    Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Committee. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Committee, or such other date as the Committee shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE.

(a)    Termination Due to Death.    Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s death:

(i) With respect to Performance Awards, the Participant’s Designated Beneficiary shall be entitled to a distribution of, and such Performance Awards shall be deemed immediately vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the

Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle as if target performance levels had been achieved. Any Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the earlier of (x) the date the Performance Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s death.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of death or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(b)    Termination Due to Disability.    Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates due to the Participant’s Disability:

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards (without pro-ration) that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) All Service Awards shall immediately vest.

(iii) All Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Award would have been paid had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s date of termination due to Disability.

(iv) All Options and SARs shall remain outstanding until the first anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(c)    Retirement.    Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s Service terminates due to the Participant’s Retirement,

(i) With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the number or value of Performance Awards that would have been payable for the Performance Cycle had his or her Service continued until the end of the applicable Performance Cycle, subject to satisfaction of the applicable Performance Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Cycle through the date of his or her Retirement and the denominator of which is the number of days in the Performance Cycle, and the remainder of each such Performance Award shall be forfeited and canceled as of the date of such Retirement. Any Stock issuable in respect of Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid at the same time as the Performance Awards are paid to other Participants (or at such earlier time as the Committee may permit).

(ii) With respect to Service Awards, such Service Awards shall be deemed vested to the extent of, or the Restricted Period shall lapse with respect to, as applicable, the number of shares of Stock subject to such Service Award multiplied by a fraction, the numerator of which is the number of days elapsed from the date of grant of the Service Award through the date of his or her Retirement and the denominator of which is the number of days from the grant date of the Service Award to the date such Service Award would have vested had the Participant’s Service continued through the original service period, and the remainder of each such Award shall be forfeited and canceled as of the date of such Retirement.

(iii) Vested Service Awards (other than Options and SARs) shall be paid on the earlier of (x) the date the Service Award would have been paid (or the Restricted Period would have lapsed) had the Participant remained in Service through the original payment date and (y) January 31 of the year following the Participant’s Termination of Service.

Notwithstanding anything to the contrary contained in this Plan, if the Award is a Specified Award and the Participant is a Specified Employee, and a Vested Award would otherwise be paid to the Participant pursuant to and on the date specified in clause (iii)(y) above, any such payment required to be made to such Participant under this Plan upon or following the Participant’s Termination of Service shall be delayed until six months after the Participant’s Termination of Service (or, if earlier, upon the Participant’s death) to the extent necessary to comply with, and avoid imposition on the Participant of any tax penalty imposed under, Section 409A. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum as soon as administratively practicable following the six month anniversary of the Participant’s Termination of Service, and not later than 90 days after such six month anniversary.

(iv)    All vested Options and SARs shall remain outstanding until the fifth anniversary of the date of termination or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(v)    The Committee may condition the vesting, distribution, exercise or continuation of such Awards following Retirement on the Participant’s refraining from engaging in conduct that is detrimental to the Company (such as competing with the Company or soliciting employees or customers of the Company) following Retirement.

(d)    Termination for Cause.    Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Agreement covering such Award, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(e)    Involuntary Termination for any Other Reason.    Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Award, if a Participant’s employment or service is terminated by the Company for any reason other than death, Disability, Retirement or Cause,

(i)    all Performance Awards for which the Performance Cycle has been completed and which are earned but unpaid as of the date of Termination of Service shall be paid at the same times as the Performance Award is paid to other Participants, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled as of the date of Termination of Service.

(ii)    All vested Options and SARs shall remain outstanding until the 90th day after of the date of Termination of Service or the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

(f)    Voluntary Termination by the Participant.    Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Agreement covering such Performance Shares or Performance Units, if a Participant terminates his or her Service with the Company (other than by reason of death, Disability or Retirement), all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and canceled, effective as of the date of the Participant’s Termination of Service.

(g)    Termination in Connection with a Change in Control.    Notwithstanding anything to the contrary in this Section 12, Section 13 shall determine the treatment of Awards upon a Change in Control.

SECTION 13. CHANGE IN CONTROL

(a)    Change in Control.    Unless otherwise determined by the Committee, as otherwise provided in an Award Agreement, or as provided in Section 13(b) or 13(d), in the event of a Change in Control,

(i)    no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any such outstanding Awards, provided that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award, an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(A)    be based on shares of Stock that are traded on an established U.S. securities market;

(B)    provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(C)    have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(D)    have terms and conditions which provide that in the event that the Participant suffers a Termination for Business Reasons within 24 months after the occurrence of a Change in Control:

(I)    all outstanding Service Awards held by a terminated Participant shall become vested and exercisable and the Restriction Period on all such outstanding Service Awards shall lapse; and

(II)    each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the Termination for Business Reasons, shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.

(III)    Payments.    To the extent permitted under Section 15(l), all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following termination.

(ii)    with respect to Awards other than Specified Awards, if no Alternative Awards are available, then immediately prior to the consummation of the transaction constituting the Change in Control, (A) all unvested Service Awards shall vest and the Restriction Period on all such outstanding Service Awards shall lapse; (B) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall lapse and be canceled and forfeited upon consummation of the Change in Control; and (C) shares of Stock underlying all Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Share Units and other stock-based Awards that are vested or for which the Restricted Period has lapsed (as provided in this Section 13(a) or otherwise) shall be issued or released to the Participant holding such Award.

(iii)    with respect to Specified Awards, in the event of a Change in Control that is not a Specified Change in Control, if no Alternative Awards are available, or Alternative Awards may not be issued in a manner that complies with Section 409A of the Code or without the imposition of any additional taxes or interest under Section 409A of the Code, the Committee, as constituted immediately prior to the Change in Control, may determine that Awards may be settled through a cash payment equal to the Change in Control Price multiplied by the number of vested Awards (reduced by any required exercise price) plus interest from the later of the date of the Change in Control and the vesting date of such Award to the payment date at a rate equal to the average prime rate charged during such period by JP Morgan Chase Bank, N.A. or such other U.S. nationally recognized bank as may be designated by the Company to the extent to that such settlement shall not subject the Participant holding such Award to any additional taxes or interest under Section 409A of the Code or in such other manner that shall comply with Section 409A of the Code.

(b)    Specified Change in Control.    Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement, notwithstanding anything in this Plan with respect to any Specified Awards, in the event of a Specified Change in Control then all of the Specified Awards shall be subject to the treatment provided in Section 13(a)(ii) as if they were Awards other than Specified Awards (it being understood for this purpose that Alternative Awards shall be deemed unavailable for such Specified Awards). Unless otherwise determined by the Committee at or prior to the time of grant or as otherwise provided in an Award Agreement, in each case in compliance with Section 409A of the Code, no other Change in Control shall trigger any payment, issuance, release or settlement of Specified Awards.

(c)    Termination for Business Reasons Prior to a Change in Control.    Unless otherwise determined by the Committee at or after the time of grant, any Participant whose employment or service is terminated due to a Termination for Business Reasons within 3 months prior to the occurrence of a Change in Control shall be treated, solely for the purposes of this Plan (including, without limitation, this Section 13) as continuing in the Company’s employment or service until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

(d)    Committee Discretion.    Notwithstanding anything in this Section 13 to the contrary, except as otherwise provided in an Award Agreement, if the Committee as constituted immediately prior to the Change in Control determines in its sole discretion, then all Awards shall be canceled in exchange for a cash payment equal to (x)(A) in the case of Option and SAR Awards that are vested (as provided in Section 13(a) or otherwise), the excess, if any, of the Change in Control Price over the exercise price for such Option or SAR and (B) in the case of all other Awards that are vested or for which the Restricted Period has lapsed (as provided in Section 13(a) or otherwise), the Change in Control Price, multiplied by (y) the aggregate number of shares of Common Stock covered by such Award, provided, however, that no Specified Award shall be cancelled in exchange for a cash payment unless such payment may be made without the imposition of any additional taxes or interest under Section 409A of the Code. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award immediately prior to the consummation of the transaction constituting the Change in Control, provided, however, that no such acceleration or vesting or lapse may be exercised to the extent that such exercise would result in the imposition of any additional taxes or interest under Section 409A of the Code.

SECTION 14. EFFECTIVE DATE, AMENDMENT, MODIFICATION,

AND TERMINATION OF THE PLAN

The Plan shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 14, until the tenth anniversary of the Effective Date. The Board of Directors or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of the New York Stock Exchange and the Toronto Stock Exchange, if applicable, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) except as otherwise expressly provided in Section 4(d), increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 4(c), (iii) modify the class of persons eligible for participation in the Plan (iv) allow Options to be issued with an exercise price below Fair Market Value on the date of grant (v) extend the term of any Award granted under the Plan beyond its original expiry date or (vi) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange and the Toronto Stock Exchange. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 15. GENERAL PROVISIONS

(a)    Withholding.    The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any amount of taxes required by law to be withheld in respect of Awards under this Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. In the case of payments of Awards in the form of Stock, at the Committee’s discretion, the Participant shall be required to either pay to the Employer the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

(b)    Nontransferability of Awards.    Except as provided herein or in an Award Agreement, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”). No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(c)    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(d)    No Right to Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. The grant of an Award hereunder, and any future grant of Awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of an Award nor any future grant of Awards by the Company shall be deemed to create any obligation to grant any further Awards, whether or not such a reservation is explicitly stated at the time of such a grant. The Plan shall not be deemed to constitute, and shall not be construed by the Participant to constitute, part of the terms and conditions of employment and participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company. The Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein and in any agreement entered into with respect to an Award. The Company expressly reserves the right to require, as a condition of participation in the Plan, that Award recipients agree and acknowledge the above in writing. Further, the Company expressly reserves the right to require Award recipients, as a condition of participation, to consent in writing to the collection, transfer from the Employer to the Company and third parties, storage and use of personal data for purposes of administering the Plan.

(e)    No Rights as Shareholder.    Subject to the provisions of the applicable Award contained in the Plan and in the Award Agreement, no Participant, Permitted Transferee or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she has become the holder thereof.

(f)    Forfeiture for Financial Reporting Misconduct.    If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if a Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested and all gains earned or accrued due to the exercise of Options or SARS or sale of any Stock during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any other Awards that vested based on the materially non- complying financial reporting.

(g)    Construction of the Plan.    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware (without reference to the principles of conflicts of law).

(h)    Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal, state, and foreign country laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of

Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Stock or other required action under any federal, state or foreign country law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

(i)    Deferrals.    Subject to the requirements of Section 409A of the Code, the Committee may postpone the exercising of Awards, the issuance or delivery of Stock under, or the payment of cash in respect of, any Award or any action permitted under the Plan, upon such terms and conditions as the Committee may establish from time to time. Subject to the requirements of Section 409A of the Code, a Participant may electively defer receipt of the shares of Stock or cash otherwise payable in respect of any Award (including, without limitation, any shares of Stock issuable upon the exercise of an Option other than an Incentive Stock Option) upon such terms and conditions as the Committee may establish from time to time.

(j)    Indemnification.    Each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

(k)    Amendment of Award.    In the event that the Committee shall determine that such action would, taking into account such factors as it deems relevant, be beneficial to the Company, the Committee may affirmatively act to amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, change the date or dates as of which (A) an Option or SAR becomes exercisable, (B) a Performance Share or Performance Unit is deemed earned, or (C) Restricted Stock, Restricted Stock Units, Deferred Share Units and other Stock-based Awards becomes nonforfeitable, except that no outstanding Option may be amended or otherwise modified or exchanged (other than in connection with a transaction described in Section 4(d)) in a manner that would have the effect of reducing its original exercise price or otherwise constitute repricing. Any such action by the Committee shall be subject to the Participant’s consent if the Committee determines that such action would adversely affect the Participant’s rights under such Award, whether in whole or in part. The Committee may, in its sole discretion, accelerate the exercisability or vesting or lapse of any Restriction Period with respect to all or any portion of any outstanding Award at any time.

(l)    409A Compliance.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Board of the Directors or the Committee may amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of Award, if the Board or Committee determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable as a result of changes in law or regulation or to avoid the imposition of a penalty tax under Section 409A of the Code.

(m)    No Impact on Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(n)    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (b) to limit the right or power of the Company, or any Subsidiary, to take any action which such entity deems to be necessary or appropriate.

(o)    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Please direct all inquiries to:

Questions and Further Assistance

If you have any questions about the information contained in this document or require assistance in completing your proxy form, please contact the proxy solicitation agent at:

199 Water Street

26th Floor

New York, New York

10038

100 University Avenue

11th Floor, South Tower

Toronto, Ontario

M5J 2Y1

North American Toll Free Number: 1-866-413-8828

Banks, Brokers and Collect Calls: 1-212-440-9800

Domtar 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Admission Ticket C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 6, 2008. Vote by Internet • Log on to the Internet and go to www.investorvote.com/UFS

• Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United

States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 123456 C0123456789 12345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the Class 1 nominees and FOR Proposals 2 – 8. For Against Abstain 1. Approval of amendments to our certificate of incorporation to provide for the annual election of our Board of Directors. 2. Approval of amendments to our certificate of incorporation to provide for the removal of directors by majority vote. 3. Approval of amendments to our certificate of incorporation to eliminate the supermajority vote required for amendments to the provisions regarding the board of directors. 4. Approval of amendments to our certificate of incorporation to delete the requirement that directors be elected by pluraity vote in uncontested elections. 5. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2008 fiscal year. For Against Abstain 6. Approval of certain performance goals under our Annual Incentive Plan. 7. Approval of certain performance goals under our Omnibus Stock Incentive Plan. + 8. Election of Class I Directors:)For Withhold 01 - Jack C. Bingleman 02 - Marvin D. Cooper For Withhold 03 - W. Henson Moore 04 - Richard Tan

The transaction of any other business that may properly be brought before the annual meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 0 1 6 9 6 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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. Domtar Corporation 2008 Annual Meeting of Stockholders Centre Mont-Royal 2200 Mansfield Street Montreal, Quebec Tuesday, May 6, 2008 1:00 pm. EST If you plan to attend the annual meeting please note that registration and seating will begin at 12:00 p.m. Each stockholder will be asked to sign an admittance card and may be asked to present a valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the March 18, 2008 record date. Cameras and recording devices will not be permitted at the meeting. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Domtar Proxy — Domtar Corporation This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 6, 2008. The undersigned hereby appoints Harold H.MacKay, Raymond Royer and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Tuesday, May 6, 2008, beginning at 1:00 p.m. (EST) at Centre Mont-Royal, 2200 Mansfield Street, Montreal, Quebec and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. The Board of Directors recommends a vote for each of the Directors and proposals listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting. Please Sign and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

Domtar Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the Class 1 nominees and FOR Proposals 2 – 8. For Against Abstain 1. Approval of amendments to our certificate of incorporation to provide for the annual election of our Board of Directors. 2. Approval of amendments to our certificate of incorporation to provide for the removal of directors by majority vote. 3. Approval of amendments to our certificate of incorporation to eliminate the supermajority vote required for amendments to the provisions regarding the board of directors. 4. Approval of amendments to our certificate of incorporation to delete the requirement that directors be elected by pluraity vote in uncontested elections. 5. The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2008 fiscal year. For Against Abstain 6. Approval of certain performance goals under our Annual Incentive Plan. 7. Approval of certain performance goals under our Omnibus Stock Incentive Plan. + 8. Election of Class I Directors:)For Withhold 01 -Jack C. Bingleman 02 - Marvin D. Cooper For Withhold 03 - W. Henson Moore 04 - Richard Tan The transaction of any other business that may properly be brought before the annual meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Domtar Proxy — Domtar Corporation This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 6, 2008. The undersigned hereby appoints Harold H.MacKay, Raymond Royer and Razvan L. Theodoru and each of them, proxies, with full power of substitution, to vote all shares of common stock of the undersigned in Domtar Corporation at the annual meeting of stockholders to be held on Tuesday, May 6, 2008, beginning at 1:00 p.m. (EST) at Centre Mont-Royal, 2200 Mansfield Street, Montreal, Quebec and any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting. The Board of Directors recommends a vote for each of the Directors and proposals listed on the reverse side of this card. The Board of Directors knows of no other matters that are to be presented at the meeting. Please Sign and return promptly in the enclosed envelope.